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INDEX TO FINANCIAL STATEMENT

As filed with the Securities and Exchange Commission on May 22, 2009

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

PENNYMAC MORTGAGE INVESTMENT TRUST
(Exact Name of Registrant as Specified in its Governing Instruments)

27001 Agoura Road, Third Floor
Calabasas, California 91301
(818) 224-7442
(Address, including Zip Code, and Telephone Number, including
Area Code, of Registrant's Principal Executive Offices)

Jeff Grogin
Chief Legal Officer and Secretary
PNMAC Capital Management, LLC
27001 Agoura Road, Third Floor
Calabasas, California 91301
(818) 224-7442
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copies to:

Edward J. Fine Edward F. Petrosky J. Gerard Cummins Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300	Alison S. Ressler Patrick S. Brown Sullivan & Cromwell LLP 1888 Century Park East Los Angeles, California 90067 (310) 712-6600

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                  If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act, check the following box. ☐

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

                  Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer" "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Common Shares of Beneficial Interest, $0.01 par value per share	$750,000,000	$41,850

(1)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(2)
Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

                  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated May 22, 2009

PROSPECTUS

                          Shares

PennyMac Mortgage Investment Trust

Common Shares

                  We are a newly-formed specialty finance company that will invest primarily in residential mortgage loans and mortgage-related assets. Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by investing in mortgage loans, a substantial portion of which may be distressed and acquired at discounts to their unpaid principal balances. We will then seek to maximize the value of the mortgage loans that we acquire through proprietary loan modification programs, special servicing and other initiatives focused on keeping borrowers in their homes. We will be externally managed by PNMAC Capital Management, LLC, or PCM, an investment adviser that specializes in, and focuses on, residential mortgage loans.

                  This is our initial public offering. We are offering                of our common shares of beneficial interest, $0.01 par value per share, or common shares. We expect the initial public offering price of our common shares to be $        per share. Prior to this offering, there has been no public market for our common shares. We intend to apply to have our common shares listed on the New York Stock Exchange, or NYSE, under the symbol "PMT."

                  Concurrently with this offering, we will sell to certain of our executive officers, an affiliate of BlackRock, Inc., or BlackRock, Highfields Capital Investments LLC, or Highfields Capital, and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital), in a separate private placement, 5% of our outstanding common shares after giving effect to the common shares issued in this offering, excluding common shares that may be sold pursuant to the underwriters' overallotment option, and subject, in all cases, to a maximum purchase of $40 million of our common shares at a price per share equal to the initial public offering price per share in this offering.

                  We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. To assist us in qualifying as a REIT, among other reasons, ownership of our outstanding common shares by any person is limited to 9.8%, subject to certain exceptions. In addition, our declaration of trust contains various other restrictions on the ownership and transfer of our common shares. See "Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer."

                  Investing in our common shares involves risks. You should read the section entitled "Risk Factors" beginning on page 22 of this prospectus for a discussion of the following and other risks that you should consider before investing in our common shares:

    •
    We are dependent upon PCM, its affiliates and their key personnel and may not find suitable replacements if our agreements with PCM and its affiliates are terminated or such key personnel are no longer available to us.

    •
    There are potential conflicts of interest in our relationship with PCM and its affiliates, which could result in decisions that are not in the best interests of our shareholders, such as conflicts in allocating investments that may also be suitable for entities or accounts managed by PCM or in allocating time of officers and other employees between us and other operations or funds managed by PCM.

    •
    We are a new company with no operating history, and PCM's senior management team has limited experience operating a REIT. Accordingly, we may not operate successfully or generate sufficient operating cash flows to make or sustain distributions to our shareholders.

    •
    There is no assurance that we will be able to make investments from time to time on favorable terms, or at all, that satisfy our investment strategy or otherwise generate attractive risk-adjusted returns.

    •
    Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our shareholders and may have significant adverse consequences on the market price of our common shares.

    •
    Continuing to qualify for an exclusion under the Investment Company Act of 1940, as amended, imposes limits on our business.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, to us, before expenses	$	$

                  The underwriters may also purchase up to an additional                common shares from us at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus to cover overallotments, if any.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The common shares will be ready for delivery on or about                        , 2009.

Merrill Lynch & Co.	Credit Suisse	Deutsche Bank Securities

The date of this prospectus is                        , 2009.

              You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

              This summary highlights some of the information in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common shares. You should read carefully the more detailed information set forth under "Risk Factors" and the other information included in this prospectus. References to "company," "we," "us" and "our" refer to PennyMac Mortgage Investment Trust, a Maryland real estate investment trust, and PennyMac Operating Partnership, L.P., the subsidiary through which we will conduct our business and which we refer to as "our operating partnership," except where it is clear from the context that the term means only the issuer of the common shares, PennyMac Mortgage Investment Trust; references to "PCM" refer to PNMAC Capital Management, LLC, our manager; references to "PennyMac" refer to Private National Mortgage Acceptance Company, LLC, or PNMAC, and/or its wholly-owned subsidiaries, PCM and PennyMac Loan Services, LLC, or PLS; and references to "common shares" refer to common shares of beneficial interest, $0.01 par value per share, in PennyMac Mortgage Investment Trust. Concurrently with this offering, we will sell to certain of our executive officers, an affiliate of BlackRock, Inc., or BlackRock, Highfields Capital Investments LLC, or Highfields Capital, and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital), in a separate private placement, 5% of our outstanding common shares after giving effect to the common shares issued in this offering, excluding common shares that may be sold pursuant to the underwriters' overallotment option, and subject, in all cases, to a maximum purchase of $40 million of our common shares at a price per share equal to the initial public offering price per share in this offering, which we refer to in this prospectus as "our concurrent offering." In addition, investors in two private fund vehicles managed by PCM, or the PennyMac funds, may purchase our common shares directly from us, which we refer to as the "direct offering." Unless otherwise indicated, the information contained in this prospectus assumes (i) that the common shares to be sold in this offering are to be sold at $                per share, (ii) that the underwriters' overallotment option to purchase an additional                common shares is not exercised, (iii) that our concurrent offering has been completed and (iv) that no purchases of our common shares are made in the direct offering.

Our Company

              We are a newly-formed specialty finance company that will invest primarily in residential mortgage loans and mortgage-related assets. Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by investing in mortgage loans, a substantial portion of which may be distressed and acquired at discounts to their unpaid principal balances. We will then seek to maximize the value of the mortgage loans that we acquire through proprietary loan modification programs, special servicing and other initiatives focused on keeping borrowers in their homes. We believe that by utilizing these methods, we can provide borrowers with long-term solutions that address their willingness and ability to pay their mortgage loans, which we expect to increase our portfolio of performing loans, reduce default rates and enhance the value of the loans in our portfolio. Once we have improved the credit quality of a portfolio, we intend to monetize the enhanced value through various disposition strategies.

              We will be externally managed by PNMAC Capital Management, LLC, or PCM, an investment adviser registered with the Securities and Exchange Commission, or the SEC, that specializes in, and focuses on, residential mortgage loans. We will also enter into a loan servicing agreement with PennyMac Loan Services, LLC, or PLS, pursuant to which PLS will provide us with primary and special servicing. PCM and PLS are part of the PennyMac organization, which was designed specifically to address the opportunities created by the current dislocations in the markets for residential mortgage assets. PennyMac was developed from the ground up by its experienced senior management team, with the support of its strategic investors, BlackRock, Inc., or BlackRock, and Highfields Capital Investments LLC, or Highfields Capital. Concurrently with this offering, we will sell to certain of our executive officers, an affiliate of BlackRock, Highfields Capital and Private National Mortgage Acceptance Company, LLC, or PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital), in a separate private placement, 5% of our outstanding common shares after giving effect to the common shares issued in this offering, excluding common shares that may be sold pursuant to the underwriters' overallotment option, and subject, in all cases, to a maximum purchase of $40 million of our common shares at a price per share equal to the initial public offering price per share in this offering. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes and to maintain our exclusion from regulation under the Investment Company Act of 1940, as amended, or the Investment Company Act. We have not yet made any investments.

Our Manager and Its Operating Platform

              We will be externally managed and advised by PCM pursuant to a management agreement. PCM was established in March 2008 and is an SEC-registered investment adviser that specializes in, and focuses on, residential mortgage loans. PCM also serves as the investment manager to two private fund vehicles, which we refer to as the PennyMac funds, with investment objectives and policies that are substantially similar to ours and an aggregate of approximately $584 million in capital commitments as of March 31, 2009. Investors in the PennyMac funds may purchase our common shares directly from us, which we refer to as the direct offering, at a price per share equal to the initial public offering price per share. Such investors may be permitted to reduce their undrawn capital commitments to the PennyMac funds by the amount of their purchases in the direct offering. PCM and PLS are both wholly-owned subsidiaries of PNMAC, a private company owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital.

              PCM will be responsible for administering our business activities and day-to-day operations. Pursuant to the terms of the management agreement, PCM will provide us with our senior management team, including our officers, along with appropriate support personnel. PCM is subject to the supervision and oversight of our board of trustees and has only the functions and authority as are specified in the management agreement.

              We will also enter into a loan servicing agreement with PLS, pursuant to which PLS will provide primary servicing and special servicing for our portfolio of residential mortgage loans. The "high touch" workout-oriented servicing platform of PLS is designed to enable us to effectively implement programs that address borrower needs and maximize the value of our portfolio. PLS was established in February 2008 and also provides primary servicing and special servicing to the PennyMac funds and entities in which they have invested.

              Mr. Stanford L. Kurland, our chairman and chief executive officer, leads PennyMac's experienced senior management team of 14 members, which collectively brings over 250 years of experience in the residential mortgage industry. This senior management team has expertise across each of the critical capabilities that PennyMac believes is required to successfully acquire and manage residential mortgage loans, including sourcing, valuation and acquisitions, due diligence, portfolio strategy, servicing (including modification and refinance fulfillment) and secondary marketing. PennyMac's senior management team is currently supported by a dedicated team of approximately 75 other employees.

Current Market Opportunities

              We believe that there are unique, current market opportunities to acquire distressed mortgage loans and mortgage-related assets at significant discounts to their unpaid principal balances. Market prices of mortgage loans have declined significantly during the current economic downturn due, in large part, to increasing rates of borrower defaults and falling values of real estate collateral. Many depository institutions and other holders of portfolios of distressed mortgage loans in the U.S. are under financial duress and may be motivated to sell these loans directly or through recently announced government programs. In addition, government-related agencies acting as receivers, such as the Federal Deposit Insurance Corporation, or FDIC, have acquired and are expected to continue to acquire significant portfolios of troubled loans from failed depository institutions.

              We believe that the size of the non-performing and sub-performing residential mortgage loan market has grown considerably and will likely continue to grow. According to the Federal Reserve's Flow of Funds report as of December 31, 2008, there were more than $4 trillion in residential mortgage whole loans outstanding, mostly held by depository institutions. We believe that more than $1 trillion of these loans are troubled or at significant risk of default in their present state.

              We expect to benefit from PCM's analytical and portfolio management expertise and technology in evaluating these investment opportunities. Furthermore, we will seek to maximize the value of the mortgage loans we acquire using PCM's proprietary portfolio strategy techniques to identify the appropriate approach for each loan and, through the workout-oriented servicing platform of PLS, offer borrowers alternatives, including, where appropriate, the modification of the terms and conditions of loans in a manner that reflects the borrowers' financial condition and residential property values. Mortgage loans may become re-performing through proper modification, restructuring and other techniques, and the mortgage loans subsequently can be monetized through a variety of disposition strategies.

              PCM will target initially three primary sources of investment opportunities:

  •
  liquidations by the FDIC of portfolios of mortgage loans of failed depository institutions;

  •
  the Legacy Loans Program of the U.S. Treasury's Public-Private Investment Program, or Legacy Loans Program; and

  •
  direct acquisitions of pools of mortgage loans, particularly from institutions not eligible for participation in the Legacy Loans Program, such as mortgage companies, insurance companies and foreign banks.

              FDIC Liquidations of Failed Depository Institution Assets.    We believe that the FDIC will continue to provide attractive investment opportunities in mortgage loans through its liquidation of the assets of failed depository institutions for which it is appointed receiver. Thirty-three depository institutions have failed in 2009 through May 18, 2009, with more than $19.6 billion in combined assets. As of May 18, 2009, we estimate that the FDIC held more than $3 billion in residential mortgage loans from failed depository institutions. In addition, there were 252 depository institutions with a combined $159 billion of assets on the FDIC's Problem List as of December 31, 2008. "Problem" institutions are those institutions with financial, operational or managerial weaknesses that threaten their continued financial viability.

              The Legacy Loans Program.    In March 2009, the U.S. Treasury announced certain details, which are subject to change, concerning its Public-Private Investment Program, including the Legacy Loans Program. The Legacy Loans Program will provide financing for loan purchases from U.S. depository institutions and may stimulate depository institutions to strengthen their balance sheets by selling their troubled loans. As a result, we believe the Legacy Loans Program has the potential to be a significant source of investment opportunities for us. Additionally, we anticipate that after the recently completed bank "stress tests" conducted by the U.S. Treasury, banks that were determined by such tests to be undercapitalized, as well as smaller regional banks likely to be similarly undercapitalized, may be pressured to dispose of some or all of their troubled loan portfolios through the Legacy Loans Program, which could make significant quantities of these assets available to us at attractive prices.

              The Legacy Loans Program will allow private investors to bid on discrete pools of loans from U.S. depository institutions to be held by individual Public-Private Investment Funds, or PPIFs, that will be funded through a combination of debt and equity. The FDIC will provide guarantees on debt financing for each PPIF in a debt-to-equity ratio to be determined by the FDIC based on the credit profile of each pool. The U.S. Treasury may also contribute funds from its Troubled Asset Relief Program, or TARP, to make an equity investment, and may receive warrants, in each PPIF. The private investor will retain control over asset management of the PPIF, subject to FDIC oversight. The FDIC will receive annual guarantee fees, reimbursement for its expenses incurred in the auction process and an ongoing administrative fee from the PPIF. A number of the terms of the Legacy Loans Program and related programs have not yet been determined and the attractiveness of the PPIF structure to private investors cannot be determined until those terms are specified. However, we believe the government intends to structure the PPIFs to be sufficiently attractive so as to generate interest from private sector investors such as us in order to ensure the success of the Legacy Loans Program.

              Direct Acquisitions.    Many holders of residential mortgage loans, in particular those that are not eligible for participation in the Legacy Loans Program, such as mortgage companies, insurance companies and foreign banks, may be motivated to reduce their loan holdings, creating opportunities to acquire pools of loans at significant discounts. We believe that we are well positioned to leverage the relationships of PennyMac and its strategic investors with a diverse group of financial intermediaries, ranging from primary dealers, major investment banks and brokerage firms to leading mortgage originators, specialty investment dealers and financial sponsors, to capitalize on these potential investment opportunities.

Our Competitive Advantages

              We believe that our competitive advantages include the following:

              Investment and operational team with extensive experience in the residential mortgage business.

              PennyMac's senior management team includes 14 individuals with over 250 years of collective experience in the residential mortgage business, and this team has been executing the investment and portfolio management strategy on behalf of the PennyMac funds since August 2008. Mr. Stanford L. Kurland, our and PennyMac's chairman and chief executive officer and former president and chief operating officer of Countrywide Financial Corporation, or Countrywide, is well recognized for his leadership in developing Countrywide's strategic direction, financial management, risk management activities and organizational and governance structure. Mr. Kurland helped grow Countrywide's loan origination and servicing capabilities. David A. Spector, Andrew S. Chang, Michael L. Muir and David M. Walker, who collectively have 71 years of experience in the residential mortgage business and related areas, lead the day-to-day operations of PCM. The day-to-day activities of PLS are led by Scott D. Anderson and John M. Lawrence, who together bring over 36 years of experience in building, managing and overseeing residential mortgage servicing and other mortgage operations platforms.

              PennyMac's "high touch" borrower focus aligns our interests with those of the borrowers.

              PennyMac's general strategy is to keep borrowers in their homes by offering alternatives that include modification of the terms and conditions of their loans to reflect both the borrowers' current financial condition and the value of their homes. By focusing on the borrowers and not simply on short-term collections on their mortgage loans, PennyMac works directly with individual borrowers to create long-term solutions designed to result in restructured and re-performing loans that will maximize the performance of our sub-performing and non-performing loans.

    Customized operational platform designed to maximize the value of each loan.

              PennyMac's senior management team, with the support of its strategic investors, BlackRock and Highfields Capital, organized PennyMac and assembled a team with the knowledge and experience to identify dislocations in the market for distressed residential mortgage loans and mortgage-related assets and enhance their value, primarily through customized solutions to assist borrowers in retaining their homes. It has developed a platform that is highly scalable and specifically designed for the current market opportunity. This platform includes the six dedicated functions that we believe are critical to maximizing the value of residential mortgage loans: sourcing, valuation and acquisitions, due diligence, portfolio strategy, servicing (including modification and refinance fulfillment) and secondary marketing. PennyMac believes that many of these functions are proprietary. For example, its portfolio strategy uses proprietary loan level analytics referred to as "LENESM" (Loan Enhanced Normalization Engine) to determine the highest value approach for each borrower and loan. PennyMac's platform has been operating successfully since August 2008 and, given the recent commencement of its activities, is not burdened by the financial and operational constraints faced by companies with existing "legacy" portfolios of distressed mortgage loans.

    Access to investment opportunities.

              PennyMac will use its extensive relationships with senior executives in the financial services and mortgage industries to source loans for acquisition. PCM has acquired four portfolios of residential mortgage loans on behalf of the PennyMac funds since their initial closings in August 2008. For example, in December 2008, the PennyMac funds completed the acquisition of a pool of performing and non-performing residential loans with an unpaid principal balance of approximately $558 million from the FDIC as the receiver for the First National Bank of Nevada.

    Special servicing with an alignment of interests.

              The senior management team of PLS has extensive special servicing expertise and experience in rehabilitating distressed mortgage loans into sustainable performing loans. We believe that PCM's affiliation with PLS provides a competitive advantage over third-party servicers because the interests of the investor, borrower and mortgage servicer are more closely aligned, which we believe allows us to better achieve our objectives. These special servicing skills are expected to help us achieve our investment philosophy of avoiding foreclosures, when possible and prudent, to keep the borrowers in their homes and restore their mortgage loans to performing status. A third-party mortgage servicer may be contractually compelled or have economic incentives to foreclose on a distressed mortgage loan rather than modify its terms. By contrast, PennyMac will seek to avoid foreclosures where appropriate by modifying mortgage loans to better reflect the borrowers' financial status and the underlying property values. We believe that this strategy will increase the quality and value of our acquired mortgage loans.

    BlackRock and Highfields Capital are strategic investors in PNMAC.

              PennyMac was founded with investment and organizational assistance from BlackRock and Highfields Capital in support of PennyMac's senior management team as they formulated PennyMac's strategy and developed its operational platform. BlackRock is an asset manager with approximately $1.28 trillion of assets under management and a demonstrated expertise in valuing and managing mortgage-related assets. Highfields Capital is a private investment firm with significant relationships and expertise in the financial services sector. An affiliate of BlackRock and Highfields Capital each holds an approximate 37% ownership interest in PNMAC, the company that owns 100% of PCM and PLS.

    Alignment of interests among PCM, our management and our investors.

              Concurrently with this offering, we will sell to certain of our executive officers, an affiliate of BlackRock, Highfields Capital and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital), in a separate private placement, 5% of our outstanding common shares after giving effect to the common shares issued in this offering, excluding common shares that may be sold pursuant to the underwriters' overallotment option, and subject, in all cases, to a maximum purchase of $40 million of our common shares at a price per share equal to the initial public offering price per share in this offering. Moreover, a portion of the fees that may be earned by

PCM consists of incentive compensation that is based on the amount by which our earnings exceed a specified threshold. We believe that PCM's parent company's equity stake in our company, coupled with PCM's ability to earn incentive compensation, will align PCM's interests with our interests.

Our Investment Strategy

              Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by investing in mortgage loans, a substantial portion of which may be distressed and acquired at discounts to their unpaid principal balances. We will then seek to maximize the value of the mortgage loans that we acquire through proprietary loan modification programs, special servicing and other initiatives focused on keeping borrowers in their homes. We also may invest in mortgage-related securities and other real estate and financial assets. It is anticipated that these securities and assets will not be rated by any rating agency.

              The pools of loans that we acquire pursuant to the opportunities described above under "—Current Market Opportunities" will consist primarily of U.S. residential mortgage loans. We expect that these loans will be performing, sub-performing and non-performing, of varying credit quality, including subprime, Alt-A and prime. PCM, in its sole discretion, will determine the size, loan type, credit quality and the composition of our portfolio of loans. We believe that the number and size of available residential mortgage loans will significantly exceed our capacity, allowing PCM to be selective in acquiring available mortgage loans.

              We will rely on PennyMac's expertise in identifying pools of distressed mortgage loans and other assets for acquisition. We expect that PCM will make investment decisions based on various factors, including expected cash yield, relative value, risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, market risk, portfolio diversification, liquidity and availability and terms of financing, as well as maintaining our REIT qualification and our exclusion from registration under the Investment Company Act.

              Our assets will not be subject to any geographic, diversification or concentration limitations except that we will be concentrated in residential mortgage-related investments. The maturity, duration or credit rating of our assets will not be limited.

              In addition to the opportunities described above under "—Current Market Opportunities," we believe that the collapse of the independent mortgage company business model (i.e., the origination by independent mortgage companies of mortgages not backed by a government sponsored entity, or GSE, followed by the funding of these mortgages through securitizations sponsored by Wall Street investment banks) and the weakened condition of other traditional mortgage lenders, has created additional opportunities. Such other opportunities include the purchase of newly originated mortgage loans from smaller mortgage lenders and the packaging of these new loans for resale to participating GSEs such as Federal Home Loan Mortgage Corporation, or Freddie Mac, and Federal National Mortgage Association, or Fannie Mae. We believe that there is currently a need, particularly among smaller lenders, to gain access to these GSEs and that we can utilize our expertise and capital to address this need. We believe that this strategy will also supplement PCM's continuing efforts to increase the number of relationships with other depository institutions originating or holding residential mortgage loans, which will benefit us.

              Over time, we will reevaluate our investment strategy as market conditions change with a view toward maximizing the returns from our investment portfolio and identifying dislocations in the mortgage market, including continuing opportunities resulting from the collapse of the independent mortgage company business model, as described above. We believe this strategy, combined with the experience of PennyMac's senior management team and PCM's proprietary operational platform and tools, will benefit us during various interest rate and credit cycles and capital market conditions and provide attractive long-term returns to our investors.

Targeted Asset Classes

              We will invest primarily in residential mortgage loans and mortgage-related assets. Our targeted asset classes and the principal investments we expect to make in each class are as follows:

Asset Class	Principal Investments
Residential Mortgage Loans	•	Performing, sub-performing and non-performing residential mortgage loans.
Residential Mortgage-Backed Securities, or RMBS	•	Non-U.S. government agency RMBS, including investment-grade and non-investment grade classes, including the BB-rated, B-rated and non-rated classes.
	•	U.S. government agency RMBS.
Other Mortgage-Backed Securities, or MBS, and other assets	•	Commercial mortgage-backed securities, or CMBS.
	•	Mortgage-related derivatives, including, but not limited to, credit default swaps, options, futures and derivatives on MBS.
	•	Policies, instruments and agreements related to mortgage insurance or reinsurance risk.
	•	Hedging instruments that include U.S. Treasury securities, options and futures.

              Prior to the full investment of the offering proceeds into our targeted asset classes, we may make investments in high grade, short-term securities, such as securities guaranteed by the Government National Mortgage Association, or Ginnie Mae, securities issued and guaranteed by Freddie Mac or Fannie Mae, short-term funds, including BlackRock-sponsored funds, as well as cash equivalents for temporary cash management. For purposes of maintaining our exclusion from registration under the Investment Company Act, we may also acquire from time to time RMBS that represent the entire beneficial interest in the underlying pool of mortgage loans. We may incur leverage in connection with the acquisition of any of these assets through repurchase agreements or otherwise.

Our Financing and Hedging Strategy

              We plan to finance our investments with a prudent amount of leverage, the level of which may vary based upon the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we anticipate initially utilizing limited leverage on our portfolio as part of our financing strategy, other than, to the extent we acquire loans through the Legacy Loans Program, leverage provided through the contemplated structure of the Legacy Loans Program. Our financing sources will include the net proceeds of this offering, our concurrent offering and the direct offering (if any) and, if and to the extent available at the relevant time, may include borrowings in the form of bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities, structured financing arrangements, public and private equity and debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. We intend to use leverage for the primary purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates. We are not required to maintain any specific debt-to-equity ratio, and we believe the appropriate leverage for the particular assets we may finance depends on, among other things, the credit quality and risk of such assets.

              We expect to attempt to reduce interest rate risks on any outstanding debt and to minimize exposure to interest rate fluctuations thereon through the use of match funded financing structures, when appropriate, whereby we seek (i) to match the maturities of our debt with the maturities of the assets that we finance and (ii) to match the interest rates on our leveraged investments with like-kind debt (i.e., floating rate assets are financed with floating rate debt and fixed-rate assets are financed with fixed-rate debt), directly or through the use of interest rate swaps, caps or other financial instruments, or through a combination of these strategies. We expect this approach will allow us to minimize the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

              Subject to maintaining our qualification as a REIT and exclusion from the Investment Company Act, we intend to utilize derivative financial instruments, or hedging instruments, including interest rate swap agreements and interest rate cap agreements, in an effort to hedge the interest rate risk associated with the financing of our portfolio. Specifically, we will seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a spread between the yield on our assets and the cost of our financing.

Summary Risk Factors

              An investment in our common shares involves various risks. You should consider carefully the risks discussed below and under "Risk Factors" before purchasing our common shares.

  •
  We are dependent upon PCM and its key personnel and may not find a suitable replacement if the management agreement with PCM is terminated or such key personnel are no longer available to us.

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  PCM has a limited operating history and its investment track record may not be indicative of its or our future performance. PennyMac is undergoing significant growth and its integration of new operations may not be effective.

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  There are potential conflicts of interest in our relationship with PCM and its affiliates, which could result in decisions that are not in the best interests of our shareholders, such as conflicts in allocating investments that may also be suitable for entities or accounts managed by PCM or in allocating time of officers and other employees between us and other operations or funds managed by PCM.

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  The manner of determining the base management fee may not provide sufficient incentive to PCM to maximize risk-adjusted returns on our investment portfolio because it is based on our Shareholders' Equity (as defined herein) and not on our performance.

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  The manner of determining the incentive fee may cause PCM to invest in more risky investments to increase our short-term net income and thereby increase the incentive fee it earns.

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  Termination of our management agreement would be costly and, in certain cases, not permitted.

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  We depend upon PLS to provide primary servicing and special servicing for our portfolio of residential mortgage loans; if the loan servicing agreement with PLS is terminated, we may not be able to timely replace those services on favorable terms, or at all, and there is no restriction on the ability of PLS to provide servicing to other entities or accounts.

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  BlackRock and Highfields Capital, PennyMac's strategic investors, could compete with us and/or transfer their ownership interests in PNMAC to a third party.

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  Our board of trustees has approved very broad investment policies for PCM and will not approve each investment decision made by PCM.

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  As a result of difficult conditions in the financial markets and the economy in general, the risks to our business strategy are high and there are no assurances that we will be successful in implementing our business strategy.

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  Current or future legislation or regulatory action designed to address the current economic crisis or for other purposes may adversely affect our business.

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  Our initial strategies include investment in the Legacy Loans Program, which could change and may not provide us with attractive investment opportunities. The extent to which depository institutions will participate under the program is uncertain.

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  There is no assurance that we will be able to make investments from time to time on favorable terms, or at all, that satisfy our investment strategy or otherwise generate attractive risk-adjusted returns.

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  Changing market conditions and competition may limit the availability of attractive investments and result in reduced risk-adjusted returns; the supply of distressed residential mortgage loans will likely recede as the economy improves.

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  We may change our investment strategies and policies and targeted asset classes without shareholder consent, which could result in investments that are different, and possibly riskier, than those we describe in this prospectus.

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  We are a new company with no operating history, and PCM's senior management team has limited experience operating a REIT. Accordingly, we may not operate successfully or generate sufficient operating cash flows to make or sustain distributions to our shareholders.

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  Our current investment strategy focuses, in part, on distressed opportunities, thereby involving an increased risk of loss, and certain investments such as our sub-performing or non-performing assets may have a particularly high risk of loss, and we cannot assure you that we will be able to generate attractive risk-adjusted returns.

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  Our targeted asset classes involve residential mortgage loans and mortgage-related assets that are subject to various risks that can affect their value and performance.

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  Changes in prepayment rates could negatively affect the value of our investment portfolio.

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  The mortgage loans in which we invest and the mortgage loans underlying the mortgage securities in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

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  Our investment portfolio may be concentrated by geography, asset, property type and/or borrower, increasing our risk of loss if there are adverse developments or greater risks affecting the particular concentration.

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  Access to financing sources may not be available on favorable terms, or at all, especially in light of current market conditions, which could adversely affect our ability to maximize our returns.

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  We may incur significant debt in the future, which will subject us to restrictive covenants and increased risk of loss and may reduce the cash available for distributions to our shareholders.

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  Interest rate fluctuations could significantly decrease our results of operations and cash flows and the market value of our assets, and our ability to use derivative and hedging instruments may be limited by our qualification as a REIT.

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  Future issuances of equity securities by us or sales of common shares eligible for resale in the public market or otherwise after the completion of this offering, or the perception that such issuances or sales may occur, could depress the market price of our common shares.

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  Share ownership limits that are imposed by our declaration of trust may reduce the liquidity of our common shares and restrict business combination opportunities.

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  A significant portion of our business is expected to be conducted through, and a significant portion of our income may be earned in, one or more taxable REIT subsidiaries, or TRSs, that are subject to corporate income taxation.

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  The REIT distribution requirements will limit our ability to retain earnings and will therefore affect our liquidity and ability to finance growth from earnings.

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  Complying with the REIT requirements can be difficult and may cause us to forego otherwise attractive business opportunities.

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  Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our shareholders and may have significant adverse consequences on the market price of our common shares.

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  Continuing to qualify for an exclusion under the Investment Company Act imposes limits on our business.

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  Certain provisions of our organizational documents and Maryland law may delay or prevent a change in our control, which could have significant consequences on the market price of our common shares.

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  There may not be an active market for our common shares, which may cause our common shares to trade at a discount and make it difficult for purchasers in this offering to sell their shares.

Our Organizational Structure

              We were formed as a Maryland real estate investment trust on May 18, 2009. A wholly-owned subsidiary of ours is the sole general partner of our operating partnership, and we intend to conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership. Upon the completion of this offering, our concurrent offering and the direct offering (if any), we will contribute to our operating partnership the net proceeds of these offerings as our initial capital contribution in exchange for all of the limited partnership interests and, indirectly, the general partner interest in our operating partnership.

              The following chart shows our structure after giving effect to this offering and our concurrent offering:

Private National Mortgage Acceptance Company, LLC (PNMAC)
PNMAC Capital Management, LLC (PCM)
PennyMac Loan Services, LLC (PLS)
Management Agreement
Loan Servicing Agreement
Purchasers in this Offering
%
Our Officers, our Trustees and PNMAC (owned by certain of our Executive Officers, BlackRock and Highfields Capital)
%(1)
PennyMac Mortgage Investment Trust (the issuer)
LP Interest
100%
Taxable REIT Subsidiary ("TRS")
GP Interest
PennyMac Operating Partnership, L.P. (our operating partnership)
100%
Taxable REIT Subsidiary ("Subsidiary TRS")(2)
Loans Held for Investment

(1)
Includes (i)                 common shares purchased in our concurrent offering, (ii)                  restricted common shares to be granted to our executive officers and other employees of PCM and/or PLS under our equity incentive plan upon the completion of this offering and (iii) 9,000 restricted common shares to be granted to our independent trustees under our equity incentive plan upon the completion of this offering. Assumes that no purchases are made in the direct offering. Does not include                of our common shares available for future grant under our equity incentive plan. See "Management—Equity Incentive Plan."

(2)
It is anticipated that loan modifications and certain other activities may occur in the Subsidiary TRS. See "U.S. Federal Income Tax Considerations—Taxation of Our Company—Effect of Subsidiary Entities—Taxable REIT Subsidiaries."

Our Relationship with Our Manager and Servicer

              We will be externally managed and advised by PCM. We expect to benefit from the personnel, infrastructure, relationships and experience of PCM to enhance the growth of our business. All of our officers are employees of PCM or one of its affiliates. We will have no employees upon completion of this offering other than our officers.

              The management agreement with PCM requires PCM to oversee our business affairs in conformity with the investment polices that are approved and monitored by our board of trustees. PCM is responsible for our day-to-day management and will perform such services and activities related to our assets and operations as may be appropriate.

              The initial term of the management agreement expires on                    , 2012 and will be automatically renewed for a one year term each anniversary date thereafter unless previously terminated as described below. Our independent trustees will review PCM's performance and the management fees annually and, following the initial term, the management agreement may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent trustees or by a vote of the holders of at least two-thirds of our outstanding common shares, in each case based upon (i) unsatisfactory performance by PCM that is materially detrimental to us or (ii) our determination that the management fees payable to PCM are not fair, subject to PCM's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent trustees. We must provide 180 days' prior notice of any such termination. Upon termination without cause, PCM will be paid a termination fee. We may also terminate the management agreement without payment of any termination fee to PCM, upon at least 30 days' prior written notice from our board of trustees, at any time for "cause" as defined in the management agreement. PCM may terminate the management agreement if we become required to register as an investment company under the Investment Company Act with termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee to PCM. Furthermore, PCM may decline to renew the management agreement by providing us with 180 days' written notice, in which case we would not be required to pay a termination fee to PCM. PCM may also terminate the management agreement upon at least 60 days' prior written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay to PCM the termination fee.

              We will also enter into a loan servicing agreement with PLS, pursuant to which PLS will provide primary servicing and special servicing for our portfolio of residential mortgage loans. The loan servicing to be provided by PLS will include collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications and refinancings, foreclosures and financings to facilitate sales of real estate owned properties, or REOs. The term of the loan servicing agreement is identical to the term of the management agreement, and is subject to early termination, without the payment of any termination fee, in the event the management agreement is terminated for any reason. PLS may retain sub-servicers in any jurisdictions where licensing is required and PLS has not obtained the necessary license or where PLS otherwise deems it advisable, and the fees of such sub-servicers will be paid by PLS out of its servicing fee.

              PCM is entitled to receive a base management fee, an incentive fee based on certain performance criteria, a termination fee in certain cases and reimbursement of certain expenses as described in the management agreement. PLS is entitled to receive a servicing fee and reimbursement of certain expenses as described in the loan servicing agreement. The following summarizes the calculation of the fees payable to PCM and PLS pursuant to the management agreement and the loan servicing agreement, respectively, as well as the expenses to be reimbursed to PCM and PLS, respectively:

Fee	Description and Method of Computation
Base Management Fee to PCM	PCM will be entitled to a base management fee equal to 1.50% per annum, calculated quarterly, of our Shareholders' Equity. For purposes of calculating the base management fee, our "Shareholders' Equity" means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common shares, excluding any unrealized gains, losses or other non-cash items that have impacted shareholders' equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding one-time events pursuant to changes in GAAP, and certain other non-cash charges after discussions between PCM and our independent trustees and after approval by a majority of our independent trustees.
Incentive Fee to PCM

PCM will be entitled to an incentive fee that is payable quarterly in arrears in an amount equal to 20% of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the incentive fee for the current quarter, exceeds the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of common shares outstanding in such quarter and (2) 8.0%. For the initial four quarters following this offering, Core Earnings will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between PCM and our independent trustees and after approval by a majority of our independent trustees.

Fee	Description and Method of Computation

Any net loss incurred by us in a given quarter or quarters will be offset against any net income earned by us in future quarters for purposes of calculating the incentive fee in such future quarters. For example, if we experience a net loss of $25.0 million in the fourth quarter of a fiscal year and a net loss of $15.0 million in the first quarter of the next fiscal year (for a cumulative net loss of $40.0 million in those two quarters), but then earn net income of $30.0 million in the second quarter and $40.0 million in the third quarter, then our $30.0 million of net income in the second quarter would be reduced to zero, and no incentive fee would be payable for the second quarter, and our $40.0 million of net income in the third quarter would be reduced by the remaining $10.0 million of net loss to $30.0 million for purposes of calculating the incentive fee for the third quarter.

Termination Fee to PCM

The termination fee, payable for (1) our termination of the management agreement without cause or (2) PCM's termination of the management agreement upon a default in the performance of any material term of the management agreement, will be equal to three times (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) incentive fee earned by PCM during the prior 24-month period before termination.

Loan Servicing Fee to PLS

PLS will be entitled to customary market-based servicing fees. PLS also will be entitled to retain certain customary market-based fees and charges arising from the servicing of mortgage loans held in our portfolio, such as assumption, modification and origination fees and late charges, as well as interest on funds on deposit in custodial or escrow accounts. In addition, to the extent we participate in the U.S. Treasury's Home Affordable Modification Program, or the HAMP, which established standard loan modification guidelines for "at risk" homeowners and provides incentive payments to certain participants, including loan servicers, for achieving modifications and successfully remaining in the program, PLS will retain any incentive payments made to it in connection with our participation therein.

Expense Reimbursement to PCM and PLS

PCM and PLS will be entitled to reimbursement of certain organizational and operating expenses, including third party expenses, incurred on our behalf, as described in the management agreement and the loan servicing agreement, respectively.

Historical Performance

              PCM commenced operations in March 2008 and is the manager of the two PennyMac funds. The PennyMac funds commenced operations in August 2008. The PennyMac funds have investment periods that expire on December 31, 2011 (subject to earlier termination under certain circumstances), and they had aggregate capital commitments of approximately $584 million as of March 31, 2009, of which approximately $226 million was invested as of March 31, 2009. The PennyMac funds have substantially similar investment objectives and strategies as we do.

              The tables under "Business—Historical Performance" in this prospectus set forth certain historical investment performance about PCM and the PennyMac funds. This information is a reflection of the past performance of PCM and the PennyMac funds and is not a guarantee or prediction of the returns that we, PCM or the PennyMac funds may achieve in the future.

Concurrent Offering; Direct Offering

              Concurrently with this offering, we will sell to certain of our executive officers, an affiliate of BlackRock, Highfields Capital and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital), in a separate private placement, 5% of our outstanding common shares after giving effect to the common shares issued in this offering, excluding common shares that may be sold pursuant to the underwriters' overallotment option, and subject, in all cases, to a maximum purchase of $40 million of our common shares at a price per share equal to the initial public offering price per share in this offering. We will enter into lockup agreements with the purchasers of our common shares in our concurrent offering pursuant to which such purchasers will agree, subject to the terms and conditions of the lockup agreements, not to sell the shares purchased in our concurrent offering for three years. We will enter into a registration rights agreement with the purchasers of our common shares in our concurrent offering. See "Shares Eligible for Future Sale—Registration Rights."

              In addition, investors in the PennyMac funds may purchase our common shares directly from us, at a price per share equal to the initial public offering price.

Conflicts of Interest

              We are dependent on PCM for our day-to-day management and do not have any independent officers or other employees. Our officers and our non-independent trustees also serve as employees of PCM or its affiliates. As a result, our management agreement with PCM was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if our management agreement had been negotiated at arm's length with an unaffiliated third party. Our loan servicing agreement with PLS also was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if our loan servicing agreement had been negotiated at arm's length with an unaffiliated third party.

              PCM has discretionary investment authority over the PennyMac funds, which have investment objectives and strategies substantially similar to ours, and it is possible in the future that PCM may manage other entities and accounts which may compete with us for investment opportunities.

              Investment opportunities in pools of mortgage loans that are consistent with our investment objective, on the one hand, and the investment objectives of the PennyMac funds and other future entities or accounts managed by PCM, on the other hand, will be allocated among us and the PennyMac funds and the other entities or accounts generally pro rata based upon relative amounts of investment capital (including undrawn capital commitments) available for new investments by us, the PennyMac funds and any other relevant entities or accounts or by assigning opportunities among the relevant entities such that investments assigned among us, such funds, entities or accounts are fair and equitable over time; provided that PCM, in its sole discretion, may allocate investment opportunities in any other manner that it deems to be fair and equitable.

              In the case of the assignment of investment opportunities, PCM will consider a number of factors. These factors include:

  •
  investment objective or strategies for particular entities or accounts,

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  tax considerations of an entity or account,

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  risk or investment concentration parameters for an entity or account,

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  supply or demand for an investment at a given price level,

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  size of available investment,

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  cash availability and liquidity requirements for an entity or account,

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  regulatory restrictions,

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  minimum investment size of an entity or account,

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  relative size or "buying power" of an entity or account,

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  regulatory considerations, including the impact on an entity's status under the Investment Company Act and, in our case, our REIT status, and

  •
  such other factors as may be relevant to a particular transaction.

              In the case of pro rata purchases of pools of loans where the pool is allocated among us and other entities or accounts, PCM will, at the time of purchase, seek to allocate the hundreds, or potentially thousands, of individual mortgage loans in the pools among us and the other entities or accounts such that the overall allocation of acquired mortgage loans in the pools will target reasonable symmetry with reference to, among other factors, the following:

  •
  unpaid principal balances,

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  default status,

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  discounts from purchase price,

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  lien position,

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  expected cash flows,

  •
  geography, and

  •
  such other factors as may be relevant to a particular transaction.

              The ability of PennyMac and its officers and employees to engage in other business activities may reduce the time PCM spends managing us.

              We have agreed to pay PCM a base management fee that is tied to our Shareholders' Equity and incentive compensation that is based on our Core Earnings. The base management fee component may not sufficiently incentivize PCM to generate attractive, risk-adjusted returns for us. The incentive compensation component may cause PCM to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive compensation. This could result in increased risk to the value and long-term performance of our investment portfolio.

              For its services under the loan servicing agreement, PLS will be entitled to a servicing fee that is calculated, in part, as a percentage of the unpaid principal balance of the mortgage loans held in our portfolio. Accordingly, the possibility of earning higher servicing fees may lead PLS to avoid making modifications on our mortgage loans that would reduce their unpaid principal balances.

              PLS's refinancing of sub-performing and non-performing loans on our behalf can result in a new loan that is readily saleable in the secondary market with a value significantly in excess of the loan that was refinanced. In addition, PLS originates loans on our behalf as a form of seller financing to facilitate the disposition of real estate that we acquire through foreclosure. In order to provide PLS with an incentive to work with borrowers to refinance sub-performing and non-performing loans and to dispose of real estate that we acquire through foreclosure, we have agreed to pay PLS customary market-based origination fees in cases where PLS originates such loans on our behalf. The amount of any origination fees will be subject to review by our board of trustees from time to time. This may provide PLS with an incentive to refinance a greater proportion of our loans than it otherwise would and/or to refinance loans on our behalf instead of arranging the refinancings with a third party lender. It may also provide PLS with an incentive to provide financing to facilitate sales to third parties with regard to the disposition of real estate that we acquire through foreclosure.

Operating and Regulatory Structure

    REIT Qualification

              In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

              As a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT could have a material adverse impact on our results of operations and amounts available for distribution to our shareholders. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. In addition, subject to maintaining our qualification as a REIT, a significant portion of our business is expected to be conducted through, and a significant portion of our income may be earned in, one or more TRSs that are subject to corporate income taxation.

    Investment Company Act Exclusion

              We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term "investment securities," among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Because we are organized as a holding company that conducts our businesses primarily through our operating partnership and its wholly-owned subsidiaries, our status under the Investment Company Act is dependent upon the status of our operating partnership which, as a holding company, in turn, will have its status determined by the status of its subsidiaries. The securities issued to our operating partnership by these subsidiaries that are excepted from the definition of "investment company" in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities it may own, may not have a value in excess of 40% of the value of our operating partnership's total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe our company will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned subsidiaries, we are primarily engaged in the business of our subsidiaries. Further, we believe that we may also rely upon Section 3(c)(6) of the Investment Company Act, which excludes from the definition of "investment company" any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act (from which not less than 25% of such company's gross income during its last fiscal year was derived) together with an additional business or additional businesses other than investing, reinvesting, owning, holding or trading in securities.

              If the value of our operating partnership's investments in its subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities it owns, exceeds 40% of its total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain their exceptions or exclusions from the Investment Company Act, we may have to register under the Investment Company Act and we could become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

              In addition, certain of our operating partnership's subsidiaries intend to qualify for an exclusion from the definition of "investment company" under Section 3(c)(5)(C) (or Section 3(c)(6)) of the Investment Company Act which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exclusion generally means that at least 55% of such subsidiaries' portfolios must be comprised of qualifying assets and 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the Investment Company Act.

Distribution Policy

              We generally need to distribute at least 90% of our taxable income each year (subject to certain adjustments) to our shareholders in order to qualify as a REIT under the Internal Revenue Code. We may, under certain circumstances, particularly when we are required to report income in advance of the receipt of related cash, make a distribution only partly in cash and partly as a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, or in a form other than cash. Although we anticipate initially making quarterly distributions to our shareholders, the timing, form and amount of any distributions to our shareholders, if any, will be at the sole discretion of our board of trustees and will depend upon a number of factors, as to which no assurance can be given. Our ability to make distributions to our shareholders depends, in part, upon the performance of our investment portfolio. For additional details, see "Distribution Policy." Distributions to our shareholders will be generally taxable to our shareholders as ordinary income, although a portion of our distributions may be designated by us as capital gain or qualified dividend income or may constitute a return of capital. See "U.S. Federal Income Tax Considerations—Taxation of Shareholders."

Restrictions on Ownership and Transfer of Shares

              Our declaration of trust, subject to certain exceptions, prohibits any person from directly or indirectly owning more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or more than 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest, referred to in this prospectus collectively as the share ownership limits. Our declaration of trust also prohibits any person from directly or indirectly owning our shares of beneficial interest of any class if such ownership would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT.

              Our declaration of trust generally provides that any shares of beneficial interest owned or transferred in violation of the foregoing restrictions will be deemed to be transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee will acquire no rights in such shares. If the foregoing is ineffective for any reason to prevent a violation of these restrictions, then the transfer of such shares will be void ab initio.

              No person may transfer our shares of beneficial interest or any interest in our shares if the transfer would result in our shares of beneficial interest being owned by fewer than 100 persons. Any attempt to transfer our shares of beneficial interest in violation of this minimum will be void ab initio.

THE OFFERING

Common shares offered by us	common shares (plus up to an additional common shares that we may issue and sell upon the exercise of the underwriters' overallotment option).
Common shares to be outstanding after this offering	shares.(1)(2)(3)
Use of proceeds

We intend to use the net proceeds of this offering, our concurrent offering and the direct offering (if any) in accordance with our investment objective and strategies described in this prospectus. Prior to the full investment of the offering proceeds into our targeted asset classes, we may make investments in high grade, short-term securities, such as securities guaranteed by Ginnie Mae, securities issued and guaranteed by Freddie Mac or Fannie Mae, short-term funds, including BlackRock-sponsored funds, as well as cash equivalents for temporary cash management, consistent with our intention to qualify as a REIT. See "Use of Proceeds."

Proposed NYSE symbol	"PMT"
Ownership and transfer restrictions

Our declaration of trust, subject to certain exceptions, prohibits any person from directly or indirectly owning more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or more than 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest. See "Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer."

Risk factors

Investing in our common shares involves a high degree of risk. You should carefully read and consider the information set forth under "Risk Factors" and all other information in this prospectus before investing in our common shares.

(1)
Assumes the underwriters' overallotment option to purchase up to an additional                of our common shares is not exercised.

(2)
Concurrently with this offering, we will sell to certain of our executive officers, an affiliate of BlackRock, Highfields Capital and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital), in a separate private placement, 5% of our outstanding common shares after giving effect to the common shares issued in this offering, excluding common shares that may be sold pursuant to the underwriters' overallotment option, and subject, in all cases, to a maximum purchase of $40 million of our common shares at a price per share equal to the initial public offering price per share in this offering.

(3)
Does not include (i) any of our common shares that may be sold in the direct offering to investors in the PennyMac funds, (ii)                  restricted common shares to be granted to our executive officers and other employees of PCM and/or PLS under our equity incentive plan upon the completion of this offering, (iii) 9,000 restricted common shares to be granted to our independent trustees under our equity incentive plan upon the completion of this offering or (iv)                 of our common shares available for future grant under our equity incentive plan. See "Management—Equity Incentive Plan."

Our Information

              Our principal executive offices are located at 27001 Agoura Road, Third Floor, Calabasas, California 91301. Our telephone number is 1-818-224-7442. Our website is http://www.PennyMacMortgageInvestmentTrust.com. The contents of our website are not a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

              An investment in our common shares involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, before making a decision to purchase our common shares in this offering. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, cash flows, liquidity, results of operations, funds from operations, share price, ability to service our indebtedness and ability to make cash distributions to our shareholders and could cause you to lose all or a significant part of your investment in our common shares. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

 Risks Associated with Our Management and Relationship with Our Manager and Its Affiliates

We are dependent upon PCM, and its key personnel and may not find a suitable replacement if the management agreement with PCM is terminated or such key personnel are no longer available to us, which would materially and adversely affect us.

              In accordance with our management agreement, we are externally advised by PCM, and all of our officers are employees of PCM or its affiliates. We have no separate facilities and will have no employees upon completion of this offering other than our officers. Pursuant to our management agreement, PCM will be obligated to supply us with our senior management team, and the members of that team will be required to devote such time to us as is necessary and appropriate, commensurate with the level of our activity, and may have conflicts in allocating their time and services between us and other entities or accounts managed by PCM now or in the future, including the PennyMac funds. We expect that all or substantially all of our investment, financing and risk management decisions will be made by PCM and not by us, and PCM also will have significant discretion as to the implementation of our operating policies and strategies. Furthermore, PCM has the sole discretion to hire and fire its employees, and our board of trustees and shareholders will not have any authority over the individual employees of PCM, although our board of trustees will have authority over our officers who are supplied by PCM. Accordingly, we are completely reliant upon, and our success depends exclusively on, PCM's personnel, services, resources, facilities, relationships and contacts. No assurance can be given that PCM will act in our best interests with respect to the allocation of personnel, services and resources to our business. In addition, the management agreement does not require PCM to dedicate specific personnel to us or to require personnel servicing our business to allocate a specific amount of time to us. The failure of any of PCM's key personnel to service our business with the requisite time and dedication, or the departure of such personnel from PCM, or the failure of PCM to attract and retain key personnel, would materially and adversely affect our ability to execute our business plan. Our management agreement only extends until                    , 2012, and may be terminated earlier under certain circumstances. Accordingly, we are also subject to the risk that no suitable replacement is found to manage us on a timely basis or at all. If the management agreement is terminated and a suitable replacement is not secured in a timely manner or at all, we would likely be unable to execute our business plan, which would materially and adversely affect us.

We are a newly formed company with no separate operating history, PCM's investment track record may not be indicative of its or our future performance and PCM has a limited operating history. PennyMac is undergoing significant growth and its integration of new operations may not be effective.

              We have not yet commenced operations and do not have any historical financial statements with which you may evaluate us, the performance of the investments that we intend to make or the effectiveness of our investment and other strategies as a whole. We have presented in this prospectus certain information with respect to the PennyMac funds, which are managed by PCM. Such information is included, among other places, under "Business—Historical Performance." When considering this information, you should bear in mind that the historical results of the PennyMac funds are not indicative of the future results that you should expect from an investment in our common shares.

              PNMAC was organized in January 2008 and has only a limited operating history. PennyMac's success, which will be largely determinative of our own success, will depend on many factors, including the availability of attractive risk-adjusted investment opportunities that satisfy its targeted investment strategies and then identifying and consummating them on favorable terms, the level and volatility of interest rates, its ability to access on our behalf short-term and long-term financing on favorable terms and conditions in the financial markets, real estate market and the economy, as to which no assurance can be given. In addition, PennyMac will face substantial competition for attractive investment opportunities. We cannot assure you that PennyMac will be able to cause us to make investments with attractive risk-adjusted returns or will not seek on our behalf investments with greater risk to obtain the same level of returns or that the value of our investments in the future will not decline substantially.

              In addition, since commencing operations in 2008, PennyMac has formed the PennyMac funds, which have aggregate capital commitments of approximately $584 million as of March 31, 2009, and its number of employees has grown to approximately 90 over that same period. PennyMac's significant growth has caused, and if it continues will continue to cause, significant demands on its operational, accounting and legal infrastructure, and increased expenses. In addition, PennyMac is required to continuously develop its systems and infrastructure in response to the increasing sophistication of the residential mortgage loan market and legal, accounting and regulatory developments.

              Our success depends on the personnel, services, resources, relationships and contacts of PCM and PLS. The ability of PCM and PLS to provide us with the services we require to be successful depends, among other things, on the ability of PennyMac, including PCM and PLS, to maintain an operating platform and management system sufficient to address its growth and will require PennyMac to incur significant additional expenses and to commit additional senior management and operational resources. As a result, PennyMac faces significant challenges in (i) maintaining adequate financial and business controls, (ii) implementing new or updated information and financial systems and procedures and (iii) training, managing and appropriately sizing its work force and other components of its business on a timely and cost-effective basis. There can be no assurance that PennyMac will be able to effectively integrate its expanding operations or that PennyMac will be able to continue to grow. PennyMac's failure to do so could adversely affect the ability of PCM and PLS to manage us and service our mortgage loan portfolio, respectively, which would materially and adversely affect us.

The management agreement and the loan servicing agreement were not negotiated on an arm's length basis and the terms, including the fees payable to PCM and PLS, as the case may be, may not be as favorable to us than if those agreements were negotiated with unaffiliated third parties.

              All of our officers are employees of PCM or its affiliates. The management agreement and the loan servicing agreement were each negotiated between related parties, and we did not have the benefit of arm's length negotiations of the type normally conducted with an unaffiliated third party and the terms, including the fees payable to PCM and PLS, as the case may be, may not be as favorable to us. We may choose not to enforce, or to enforce less vigorously, our rights under the management agreement or the loan servicing agreement because of our desire to maintain our ongoing relationship with PCM or PLS, as the case may be.

We expect that PCM will source all of our investments, and existing or future entities or accounts managed by PCM may compete with us for, or may participate in, some of those investments, which could result in conflicts of interest.

              Although we and PCM have adopted an allocation policy to specifically address some of the conflicts relating to our investment opportunities, which are described under "Business—Conflicts of Interest," there is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. We will be limited in our ability to acquire assets that are not "qualifying real estate assets" and/or real estate-related assets, as described under "Business—Operating and Regulatory Structure—Investment Company Act Exclusion," whereas the PennyMac funds and other entities or accounts that PCM may manage in the future will not be so limited. There is no limitation on the ability of PCM to manage additional entities or accounts. In addition, PCM and/or the PennyMac funds and the other entities or accounts managed by PCM now or in the future may participate in some of our investments. Our interests in such investments may also conflict with the interests of PCM in the event of a default or restructuring of the investment. Participating investments will not be the result of arm's length negotiations and will involve potential conflicts between our interests and those of PCM or such other entities or accounts in obtaining favorable terms. To the extent permitted under the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act, the same personnel may determine the price and terms for the investments for both us and PCM or such other entities or accounts and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair market value, will prevent the consideration we pay for these investments from exceeding their fair market value or ensure that we receive terms for a particular investment opportunity that are as favorable as those available from an independent third party.

              PCM, in connection with activities other than on our behalf, may acquire material non-public information about an entity that may restrict PCM from trading securities of such entity for us at an opportune time or otherwise using such information for our benefit.

The manner of determining the base management fee may not provide sufficient incentive to PCM to maximize risk-adjusted returns on our investment portfolio because it is based on our Shareholders' Equity and not on our performance.

              PCM is entitled to receive a base management fee that is based on our Shareholders' Equity at the end of each quarter. Accordingly, the possibility exists that significant base management fees could be payable to PCM for a given quarter despite the fact that we could experience a net loss during that quarter. PCM's entitlement to such significant non-performance-based compensation may not provide sufficient incentive to PCM to devote its time and effort to source and maximize risk-adjusted returns on our investment portfolio, which could, in turn, adversely affect our ability to make distributions to our shareholders and the market price of our common shares.

The manner of determining the incentive fee may cause PCM to invest in more risky investments to increase our short-term net income and thereby increase the incentive fee it earns.

              PCM is entitled to receive incentive compensation based on our performance in each quarter. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on our Core Earnings may lead PCM to place undue emphasis on the maximization of short-term net income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity and/or management of market risk, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier and more speculative. In addition, PCM may have a conflict of interest in deciding upon whether to sell any investment at a gain, thereby recognizing additional incentive compensation, or to hold such investment based on its long-term value. This could result in increased risk to the value and long-term performance of our portfolio.

Termination of our management agreement would be costly and, in certain cases, not permitted.

              It is difficult and costly to terminate the management agreement we have entered into with PCM without cause. Our independent trustees will review PCM's performance and the management fees annually, and following the initial term ending                       , 2012, the management agreement

provides that it may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent trustees or by a vote of the holders of at least two-thirds of our outstanding common shares, in each case based upon (i) PCM's unsatisfactory performance that is materially detrimental to us or (ii) our determination that the management fees payable to PCM are not fair, subject to PCM's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent trustees. PCM must be provided 180-days' prior notice of any such termination. Upon any such termination without cause, we will pay PCM a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) incentive compensation earned by PCM during the prior 24-month period before termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our interest or ability to terminate PCM without cause.

              PCM may terminate the management agreement if we become required to register as an investment company under the Investment Company Act with termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee to PCM. Furthermore, PCM may decline to renew the management agreement by providing us with 180 days' written notice, in which case we would not be required to pay a termination fee to PCM. PCM may also terminate the management agreement upon at least 60 days' prior written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay to PCM the termination fee described above.

We depend upon PLS to provide primary servicing and special servicing for our portfolio of residential mortgage loans; if the loan servicing agreement with PLS is terminated, we may not be able to timely replace those services on favorable terms, or at all, and there is no restriction on the ability of PLS to provide servicing to other entities or accounts.

              Under the loan servicing agreement with PLS, PLS will agree to provide primary servicing and special servicing for our portfolio of residential mortgage loans, as described under "Certain Relationships and Related Transactions—Loan Servicing Agreement," for an initial term through                       , 2012. For its services under the loan servicing agreement, PLS will be entitled to a customary market-based servicing fee, which will be calculated, in part, as a percentage of the unpaid principal balance of the mortgage loans in our portfolio. Because the servicing fee will be calculated on this basis, the possibility of earning higher servicing fees may lead PLS to avoid making modifications on our mortgage loans that would reduce their unpaid principal balances. PLS also will be entitled to retain certain customary market-based fees and charges arising from the servicing of mortgage loans held in our portfolio, such as assumption, modification and origination fees and late charges, as well as interest on funds on deposit in custodial or escrow accounts. In addition, to the extent we participate in the HAMP, PLS will be entitled to retain any incentive payments made to it in connection with our participation therein. The term of the loan servicing agreement is identical to the term of the management agreement, and is subject to early termination, without the payment of any termination fee, in the event the management agreement is terminated for any reason. PLS may retain sub-servicers in any jurisdiction where licensing is required and PLS has not obtained the necessary license or where PLS otherwise deems it advisable, and the fees of such sub-servicers will be paid by PLS out of the servicing fee.

              We will rely on PLS to provide these services for our portfolio and will have no in-house capability to handle these services independently of PLS. The costs of these services will increase our operating costs and may adversely affect our net income. If the loan servicing agreement is terminated, we will have to obtain the loan servicing from another servicer. We may not be able to replace these services in a timely manner or on favorable terms, including, without limitation, cost, or at all. In addition, PLS also provides primary and special servicing to the PennyMac funds and there is no limitation on the ability of PLS to provide primary and special servicing to other entities or accounts in the future.

              PLS's refinancing of sub-performing and non-performing loans on our behalf can result in a new loan that is readily saleable in the secondary market with a value significantly in excess of the loan that was refinanced. In addition, PLS originates loans on our behalf as a form of seller financing to facilitate the disposition of real estate that we acquire through foreclosure. In order to provide PLS with an incentive to work with borrowers to refinance sub-performing and non-performing loans and to dispose of real estate that we acquire through foreclosure, we have agreed to pay PLS customary market-based origination fees in cases where PLS originates such loans on our behalf. In the event PLS effects a refinancing of a loan on our behalf and not through a third party lender and the resulting loan is readily saleable, PLS will be entitled to receive from us an origination fee of $                        . Similarly, when PLS originates a loan to facilitate the disposition of real estate that we acquire through foreclosure, PLS will be entitled to a fee in the same amount. The amount of the origination fee is intended to reflect market rates and will be subject to review by our board of trustees from time to time. This may provide PLS with an incentive to refinance a greater proportion of our loans than it otherwise would and/or to refinance loans on our behalf instead of arranging the refinancings with a third party lender. It may also provide PLS with an incentive to provide financing to facilitate sales to third parties with regard to the disposition of real estate that we acquire through foreclosure.

              PLS has no obligation to provide assistance to us other than as specified in the loan servicing agreement.

PCM's and PLS's respective liability is limited under the management agreement and the loan servicing agreement, and we have agreed to indemnify PCM and PLS against certain liabilities.

              The management agreement and the loan servicing agreement provide that PCM (in the case of the management agreement) and PLS (in the case of the loan servicing agreement) will not assume any responsibility other than to provide the services specified in such agreements. The agreements further provide that neither PCM (in the case of the management agreement) nor PLS (in the case of the loan servicing agreement) will be responsible for any action of our board of trustees in following or declining to follow its advice or recommendations. In addition, each of PCM (in the case of the management agreement) and PLS (in the case of the loan servicing agreement) and their respective affiliates, managers, officers, trustees, directors, employees and members will be held harmless from, and indemnified by us against, certain liabilities on customary terms.

Publicity and media attention concerning litigation and investigations involving Countrywide and certain of its former officers could have an adverse impact on PennyMac and us.

              There are several lawsuits pending against Countrywide and certain of its former officers. It has been reported that the SEC may be considering bringing a proceeding against Countrywide's former chief executive officer. Certain of the officers of PennyMac who are former employees of Countrywide, including Stanford L. Kurland, our chairman and chief executive officer, who was chief operating officer of Countrywide until September 2006 have been named as defendants in lawsuits in which Countrywide and other employees and former employees of Countrywide are defendants. Neither we nor PennyMac nor any of our officers in their capacity as officers of PennyMac or us are party to, nor do any such parties expect to become party in such capacities to, any current or future litigation relating to Countrywide. However, we cannot assure you that existing or future, if any, investigations or litigation will not generate publicity or media attention or adversely impact PCM's and PLS's ability to conduct their respective businesses and us.

BlackRock and Highfields Capital, PennyMac's strategic investors, could compete with us.

              BlackRock and Highfields Capital each holds an approximate 37% ownership interest in PNMAC and have representation on the board of PNMAC, the company that owns 100% of PCM and PLS. However, the officers and employees of PCM and PLS are responsible for the investment management operations of PCM and the loan servicing of PLS and no employees of BlackRock or Highfields Capital are employees of PCM or PLS. Affiliates of each of BlackRock and Highfields Capital currently manage investment vehicles and separate accounts in a variety of strategies, including strategies targeting investments in mortgage loans and mortgage-related securities, that may compete directly or indirectly with us. We may enter into transactions with market participants with which BlackRock or Highfields Capital has business relationships, and such relationships could influence the decisions made by PCM with respect to the purchase or sale of assets. In addition, such third parties could have interests that may be contrary to our investment objective or which may conflict with our interests. Furthermore, BlackRock- or Highfields Capital-managed investment vehicles or separate accounts may, to the extent permitted by applicable law, purchase or sell assets from or to us. In addition, we may secure services from companies in which BlackRock- or Highfields Capital-managed investment vehicles or accounts may invest or, to the extent permitted by applicable laws, from BlackRock or Highfields Capital. Neither BlackRock nor Highfields Capital is prohibited from purchasing or selling the assets of, or otherwise investing in or financing, either for its own account or for client accounts, issuers in which we may have an interest. Such activities could have an adverse effect on the value of the positions held by us, or may result in BlackRock and/or Highfields Capital having interests adverse to ours.

              Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters in this offering, own approximately 47% of the outstanding capital stock of BlackRock. See "Underwriting."

              It is possible that the foregoing relationships and circumstances could require PCM to refrain from making all or a portion of any investment or a disposition in order for PCM to comply with its fiduciary duties, the Investment Company Act, the Investment Advisers Act or other applicable laws.

If ownership interests held by PennyMac's strategic investors were transferred to a third party, this could result in a change in our objectives and cause us material harm.

              PCM, our manager, and PLS, our loan servicer, are each wholly-owned subsidiaries of PNMAC. PNMAC's strategic investors, BlackRock and Highfields Capital, each hold an approximate 37% ownership interest in PNMAC. If either or both of BlackRock and Highfields Capital were to sell their ownership interests in PNMAC to a third party, that party might, subject to certain limitations, attempt to cause us to amend our investment policies to include objectives and governing terms that differ completely from those currently contemplated by us. A new controlling shareholder in PNMAC could attempt to cause a sale or disposition of PCM and/or PLS to a third party without the approval of our shareholders. A new owner could also employ professionals who are less experienced or who have a track record that is not as successful as that possessed by the professionals made available by PCM. In addition, any such change or exercise of control could mean a change in the composition of PCM's professionals, either through the appointment of new professionals or through the departure of dissatisfied professionals. Further, if the strategic investors transfer their interest in PNMAC, it could, under the provisions of the Investment Advisers Act, result in a termination of our management agreement with PCM unless the agreement is re-approved by our independent trustees. If any of the foregoing were to occur, we could experience difficulty in making new investments and the value of our existing investments, our business, our results of operations and our financial condition could suffer materially.

              Additionally, we cannot predict with any certainty the effect that any transfer in the ownership of PNMAC would have on the trading price of our common shares or our ability to raise capital or make investments in the future because such matters would depend to a large extent on the identity of the new owner and the new owner's intentions with regard to our business and affairs. As a result, the future of our company would be uncertain and the value of our investments, our results of operations and our financial condition could suffer.

Risks Related to Our Business

We have no operating history and may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our shareholders.

              We were organized in May 2009 and have no operating history. We have no assets and will only commence operations upon completion of this offering. Our ability to make or sustain distributions to our shareholders will depend on many factors, including the availability of attractive risk-adjusted investment opportunities that satisfy our investment strategies and our success in identifying and consummating them on favorable terms, the level and volatility of interest rates, readily accessible short-term and long-term financing on favorable terms and conditions in the financial markets, real estate market and the economy, as to which no assurance can be given. In addition, we will face substantial competition in acquiring attractive investments. We cannot assure you that we will be able to make investments with attractive risk-adjusted returns or will not seek investments with greater risk to obtain the same level of returns or that the value of our investments in the future will not decline substantially. We also may not be able to operate successfully as a separate business or implement our operating policies and strategies successfully. Furthermore, there can be no assurance that we will be able to generate sufficient returns to pay our operating expenses and make distributions to our shareholders.

As a result of difficult conditions in the financial markets and the economy generally, the risks to our business strategies are high and there are no assurances that we will be successful in implementing our business strategies.

              The implementation of our business strategies may be materially affected by current conditions in the mortgage market, the financial markets and the economy generally. Continuing concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets going forward. The residential mortgage market has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. The severity of the liquidity limitation was largely unanticipated by the markets, and access to mortgages has been substantially limited. While the limitation on financing was initially in the subprime mortgage market, the liquidity issues have now also affected prime and Alt-A lending, with mortgage rates on certain types of loans remaining higher than previously available in recent periods and many product types being severely curtailed. This has an impact on new demand for homes, which will compress the home ownership rates and weigh heavily on future home price performance. There is a strong correlation between home price growth rates and mortgage loan delinquencies.

              In addition to the foregoing, the residential mortgage market in the United States has experienced defaults, credit losses and significant liquidity concerns. Certain commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the residential mortgage market. These losses have reduced financial industry capital, leading to reduced liquidity for many institutions. These factors have impacted investor perception of the risk associated with residential mortgage loans, RMBS, real estate-related securities and various other asset classes in which we intend to invest. As a result, values for residential mortgage loans, RMBS, real estate-related securities and various other asset classes in which we intend to invest have experienced substantial volatility. A continuation or increase in the volatility and deterioration in the broader residential mortgage and RMBS markets may adversely affect the performance and market value of our investments. Although we intend to purchase distressed mortgage loans at discounts to their unpaid principal balances, further deterioration in home prices or the value of our investments could require us to take charges which may be material.

              Dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, have resulted in, and may result in further, significant asset write-downs by depository institutions, which, combined with other factors, have caused many depository institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. Institutions from which we may seek to obtain financing may have owned or financed residential mortgage loans, real estate-related securities and real estate loans which have declined in value and caused them to suffer losses as a result of the recent downturn in the residential mortgage market. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other depository institutions. If these conditions persist, these institutions may become insolvent or tighten their lending standards, which could make it more difficult for us to obtain financing on favorable terms or at all. As a result, our ability to acquire assets and implement our business strategy may be hindered, and our results of operations may be negatively affected.

The actions of the U.S. government, the Federal Reserve and the U.S. Treasury, including the establishment of the TALF and the Public-Private Investment Program, may adversely affect our business.

              The Term Asset-Backed Securities Loan Facility, or TALF, was first announced by the Federal Reserve in November 2008 and has since been expanded in size and scope. Under the TALF, the Federal Reserve Bank of New York makes loans (which, with certain exceptions, are non-recourse) to borrowers to fund their purchase of eligible assets, currently certain asset-backed securities. The nature of the eligible assets has been expanded several times. The Federal Reserve recently announced that the TALF will be expanded again in June 2009 to include certain CMBS as eligible assets. Currently, TALF loans have three year terms, have interest due monthly, are exempt from mark to market rules and margin calls related to a decrease in the underlying collateral value, are pre-payable in whole or in part, and prohibit the substitution of any underlying collateral. Beginning in June 2009, borrowers will have the option to select five-year loans for certain eligible assets, including CMBS. Payments of principal on the collateral underlying a TALF loan are required to be applied to reduce the loan's principal amount pro rata based upon the original loan-to-value ratio. The U.S. Treasury announced in March 2009 that through the expansion of the TALF, loans will be made available to investors to fund purchases of certain legacy securitization assets, including legacy RMBS. The eligibility criteria and terms of loans to purchase legacy securities have not yet been determined. Additionally, terms of the general TALF program may be modified by the Federal Reserve Bank of New York at any time. Accordingly, we may not be able to acquire assets through the TALF on favorable terms or at all.

              In March 2009, the U.S. Treasury announced certain details, which are subject to change, concerning its Public-Private Investment Program, including the Legacy Loans Program. The Legacy Loans Program will provide financing for loan purchases from financial institutions and may stimulate financial institutions to strengthen their balance sheets by selling their troubled loans. In addition to the foregoing, the U.S. Congress and/or various states and local legislatures may enact additional legislation or regulatory action designed to address the current economic crisis or for other purposes that could have a material adverse effect on our ability to execute our business strategies.

              Although we believe the Legacy Loans Program has the potential to be a significant source of investment opportunities for us, this program is still in the early stages of development. Consequently, it is not possible to predict how the TALF, the Public-Private Investment Program or other recent U.S. government actions will impact the financial markets, including current significant levels of volatility, or our future investments. To the extent the market does not respond favorably to these initiatives or they do not function as intended, they may not provide our business the positive impact we anticipate. The Legacy Loans Program as currently proposed is subject to change and there can be no assurance as to its final terms or that we will be successful in winning a bid on any assets in the future. The extent to which depository institutions will participate under the program and its ultimate impact on the market for residential mortgage loans is uncertain. It is anticipated that the FDIC will conduct the first auction under the Legacy Loans Program in June 2009, although the actual timing remains uncertain. We can provide no assurance that we will be eligible to use these programs or, if eligible, will be able to utilize them successfully. Further, the incentives provided by these programs may increase competition for, and the pricing of, our targeted assets.

              In addition, the U.S. government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. There can be no assurances that such actions will have a beneficial impact on the financial markets, including current extreme levels of volatility. Additionally, we cannot predict whether or when such actions may occur, and such actions could have a material adverse impact on our business, results of operations and financial condition.

Mortgage loan modification and refinance programs, future legislative action, changes in the requirements necessary to qualify for refinancing mortgage loans with Fannie Mae, Freddie Mac or Ginnie Mae and other actions and changes may adversely affect the value of, and the returns on, the assets in which we intend to invest.

              During the second half of 2008 and in early 2009, the U.S. government, through the Federal Housing Administration, or FHA, the FDIC and the U.S. Treasury, commenced or proposed implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. One of these programs, Hope for Homeowners, allows certain distressed borrowers to refinance their mortgages into FHA insured loans. In addition, certain mortgage lenders and servicers have voluntarily, or as part of settlements with law enforcement authorities, established loan modification programs relating to the mortgages they hold or service. Other government programs, including the HAMP and the Second Lien Program, involve, among other things, the modification of first-lien and/or second-lien mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. These loan modification and refinance programs, future U.S. federal, state and/or local legislative or regulatory actions that result in the modification of outstanding mortgage loans, as well as changes in the requirements necessary to qualify for refinancing mortgage loans with Fannie Mae, Freddie Mac or Ginnie Mae, may adversely affect the value of, and the returns on, residential mortgage loans, RMBS, real estate-related securities and various other asset classes in which we intend to invest. In addition to the foregoing, the U.S. Congress and/or various states and local legislators may enact additional legislation or regulatory action designed to address the current economic crisis or for other purposes that could have a material adverse effect on our ability to execute our business strategies.

The conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. federal government, may adversely affect our business.

              Due to increased market concerns about Fannie Mae and Freddie Mac's ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the U.S. federal government, on July 30, 2008, the government passed the Housing and Economic Recovery Act of 2008, or the HERA. On September 7, 2008, the Federal Housing Finance Agency, or the FHFA, placed Fannie Mae and Freddie Mac into conservatorship and, together with the U.S. Treasury, established a program designed to boost investor confidence in Fannie Mae's and Freddie Mac's debt and mortgage-backed securities. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs the operations of Fannie Mae and Freddie Mac and may (i) take over the assets of and operate Fannie Mae and Freddie Mac with all the powers of the shareholders, the directors and the officers of Fannie Mae and Freddie Mac and conduct all business of Fannie Mae and Freddie Mac; (ii) collect all obligations and money due to Fannie Mae and Freddie Mac; (iii) perform all functions of Fannie Mae and Freddie Mac which are consistent with the conservator's appointment; (iv) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (v) contract for assistance in fulfilling any function, activity, action or duty of the conservator. A primary focus of this new legislation is to increase the availability of mortgage financing by allowing Fannie Mae and Freddie Mac to continue to grow their guarantee business without limit, while limiting net purchases of RMBS to a modest amount through the end of 2009. It is currently planned for Fannie Mae and Freddie Mac to reduce gradually their RMBS portfolios beginning in 2010.

              In addition to the FHFA becoming the conservator of Fannie Mae and Freddie Mac, the U.S. Treasury has taken three additional actions: (i) the U.S. Treasury and the FHFA have entered into preferred stock purchase agreements between the U.S. Treasury and Fannie Mae and Freddie Mac pursuant to which the U.S. Treasury will ensure that each of Fannie Mae and Freddie Mac maintains a positive net worth; (ii) the U.S. Treasury has established a new secured lending credit facility which will be available to Fannie Mae, Freddie Mac and the Federal Home Loan Banks, which is intended to serve as a liquidity backstop, which will be available until December 2009; and (iii) the U.S. Treasury has initiated a temporary program to purchase U.S. government agency RMBS issued by Fannie Mae and Freddie Mac.

              Although the U.S. Treasury has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, Fannie Mae and Freddie Mac could continue to suffer losses and could fail to honor their guarantees and other obligations. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be considerably limited relative to historical measurements. Any changes to the nature of the guarantees provided by Fannie Mae and Freddie Mac could redefine what constitutes a U.S. government agency RMBS and could have broad adverse market implications. Such market implications could negatively affect the performance and market value of our investments.

We are dependent on PCM and its senior management team, the members of which have limited experience operating a REIT.

              Although PCM's experienced senior management team has been active in real estate operations and the management of residential mortgage loans for many years, they have limited experience operating a REIT and operating a business in compliance with the numerous technical restrictions and limitations set forth in the Internal Revenue Code or the Investment Company Act applicable to REITs. Managing a portfolio of assets under Internal Revenue Code and Investment Company Act constraints may limit the types of investments we are able to make and thus hinder PCM's ability to achieve our investment objective.

Our access to financing sources, which may not be available on favorable terms, or at all, especially in light of current market conditions, may be limited and thus our ability to maximize our returns may be adversely affected.

              We are generally required to distribute to our shareholders at least 90% of our taxable income each year for us to qualify as a REIT, which we currently intend to satisfy. As a result, our retained earnings available to execute our business strategies will be nominal. We plan to finance our investments with a prudent amount of leverage, the level of which may vary based upon the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we anticipate initially utilizing limited leverage on our portfolio as part of our financing strategy, other than leverage provided through the contemplated structure of the Legacy Loans Program. Our financing sources will include the net proceeds of this offering, our concurrent offering and the direct offering (if any) and, if and to the extent available at the relevant time, may include borrowings in the form of bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities, structured financing arrangements, public and private equity and debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. As of the date of this prospectus, we have no contractual commitments for any financing arrangements, and we cannot assure you that we will secure any such arrangements in a timely manner in the future on favorable terms, or at all. Accordingly, our ability to execute our business strategies, and therefore our long-term growth, will depend in large part, on our ability to secure financing arrangements on favorable terms.

              The capital and credit markets have been experiencing extreme volatility and disruption for more than a year. The volatility and disruption have reached unprecedented levels. The markets have exerted downward pressure on stock prices and credit capacity for lenders. The current dislocation and weakness in the capital and credit markets could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, if regulatory capital requirements imposed on our lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. Under current market conditions, structured financing arrangements are generally unavailable, which has also limited borrowings under warehouse and repurchase agreements that are intended to be refinanced by such financings. Consequently, depending on market conditions at the relevant time, we may have to rely more heavily on additional equity issuances, which may be dilutive to our shareholders, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our shareholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause us to curtail our asset acquisition activities and/or dispose of assets, which could negatively affect our results of operations.

We may incur significant debt in the future, which will subject us to increased risk of loss and may reduce cash available for distributions to our shareholders.

              Subject to market conditions and availability, we may incur significant debt in the future through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. The percentage of leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders and the lenders' and rating agencies' estimate of the stability of our investment portfolio's cash flow. Our governing documents contain no limitation on the amount of debt we may incur. In light of current market conditions, we anticipate initially utilizing limited leverage. However, our board of trustees may establish and change our leverage policy at any time without shareholder approval. In addition, we may leverage individual assets at substantially higher levels. Incurring debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

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  our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (i) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (ii) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements and/or (iii) the loss of some or all of our assets to foreclosure or sale;

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  our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

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  we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, shareholder distributions or other purposes; and

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  we are not able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all.

In the event non-recourse long-term financing structures become available to us in the future, such structures may expose us to risks which could result in losses to us.

              Although under current market conditions we do not anticipate that non-recourse long-term financing for our investments will be available, we may utilize these financing structures if and when they become available. In such structures, our lenders typically would not have a general claim against us as an entity, as opposed to the assets themselves. We also may finance our investments on a long-term basis through issuances of equity and non-collateralized debt in the capital markets or otherwise, to the extent such financing is available. Prior to any such financing, we may seek to finance our investments with relatively short-term facilities until a sufficient portfolio is accumulated. As a result, we would be subject to the risk that we would not be able to acquire, during the period that any short-term facilities are available, sufficient eligible assets or securities to maximize the efficiency of a securitization. We also would bear the risk that we would not be able to obtain new short-term facilities or would not be able to renew any short-term facilities after they expire should we need more time to seek and acquire sufficient eligible assets or securities for a securitization. In addition, conditions in the capital markets, including the current unprecedented volatility and disruption in the capital and credit markets, may not permit a non-recourse securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets or securities. While we would intend to retain the unrated equity component of securitizations and, therefore, still have exposure to any investments included in such securitizations, our inability to enter into such securitizations would increase our overall exposure to risks associated with direct ownership of such investments, including the risk of default. Our inability to refinance any short-term facilities would also increase our risk because borrowings thereunder would likely be recourse to us as an entity. If we are unable to obtain and renew short-term facilities or to consummate securitizations to finance our investments on a long-term basis, we may be required to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or price.

Interest rate fluctuations could significantly decrease our results of operations and cash flows and the market value of our investments.

              Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks to our operations. Our primary interest rate exposures will relate to the yield on our investments and the financing cost of our debt, as well as any interest rate swaps that we utilize for hedging purposes. Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Interest rate fluctuations resulting in our interest expense exceeding interest income may result in operating losses for us. Changes in the level of interest rates also may affect our ability to invest in investments, the value of our investments and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates and may impact the ability to refinance or modify loans and/or to sell REOs.

              We expect that most of our financing costs will be determined by reference to floating rates, such as LIBOR or a Treasury index, plus a margin, the amount of which will depend on a number of factors, including, without limitation, (i) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, our credit, (ii) the level and movement of interest rates and (iii) general market conditions and liquidity. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any additional interest income we earn on our floating rate investments may not compensate for such increase in interest expense, the interest income we earn on our fixed rate investments would not change, the duration and weighted average life of our fixed rate investments would increase and the market value of our fixed rate investments would decrease. Similarly, in a period of declining interest rates, our interest income on floating rate investments would decrease, while any decrease in the interest we are charged on our floating rate debt may not compensate for such decrease in interest income and interest we are charged on our fixed rate debt would not change. Any such scenario could materially and adversely affect us.

              Our operating results may depend, in large part, on differences between the income earned on our investments, net of credit losses, and our financing costs. We anticipate that, in most cases, for any period during which our investments are not match-funded, the income earned on such investments will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments.

Any warehouse facilities that we may obtain in the future may limit our ability to acquire assets, and we may incur losses if the collateral is liquidated.

              Although under current market conditions we do not anticipate that securitization financings will be available, in the event they become available, we may utilize, if available, warehouse facilities pursuant to which we would accumulate assets in anticipation of a securitization financing, which assets would be pledged as collateral for such facilities until the securitization transaction is consummated. In order to borrow funds to acquire assets under any future warehouse facilities, we expect that our lenders thereunder would have the right to review the potential assets for which we are seeking financing. We may be unable to obtain the consent of a lender to acquire assets that we believe would be beneficial to us and we may be unable to obtain alternate financing for such assets. In addition, no assurance can be given that a securitization structure would be consummated with respect to the assets being warehoused. If the securitization is not consummated, the lender could liquidate the warehoused collateral and we would then have to pay any amount by which the original purchase price of the collateral assets exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the securitization is consummated, if any of the warehoused collateral is sold before the consummation, we would have to bear any resulting loss on the sale. Currently, we have no warehouse facilities in place, and no assurance can be given that we will be able to obtain one or more warehouse facilities on favorable terms, or at all.

Any repurchase agreements and bank credit facilities that we may use in the future to finance our assets may require us to provide additional collateral or pay down debt.

              Although under current market conditions we do not anticipate that we will utilize repurchase agreements and bank credit facilities (including term loans and revolving facilities) to finance our assets (other than potentially as financing for certain RMBS acquired for purposes of maintaining our exclusion from registration under the Investment Company Act), we may utilize such arrangements to finance our assets if they become available on acceptable terms. In the event we utilize such financing arrangements, they would involve the risk that the market value of the loans pledged or sold by us to the funding source may decline in value, in which case the lending institution may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, a lending institution could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from them, which could materially and adversely affect our financial condition and ability to implement our business plan. In addition, in the event that the funding source files for bankruptcy or becomes insolvent, our loans may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict or eliminate our access to, and increase our cost of capital.

              The providers of repurchase agreements and bank credit facilities may also require us to maintain a certain amount of cash invested or set aside unlevered assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

              Currently, we have no repurchase agreements or bank credit facilities in place, and there can be no assurance that we will be able to obtain one or more such facilities on favorable terms, or at all.

Lenders may require us to enter into restrictive covenants relating to our operations.

              If or when we obtain debt financing, lenders (especially in the case of bank credit facilities (including term loans and revolving facilities)) may impose restrictions on us that would affect our ability to incur additional debt, make certain investments or acquisitions, reduce liquidity below certain levels, make distributions to our shareholders, redeem debt or equity securities and impact our flexibility to determine our operating policies and investment strategies. For example, our loan documents may contain negative covenants that limit, among other things, our ability to repurchase our common shares, distribute more than a certain amount of our net income or funds from operations to our shareholders, employ leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens, and enter into transactions with affiliates. If we fail to meet or satisfy any of these covenants, we would be in default under these agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We may also be subject to cross-default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral and foreclosure rights upon default. Further, this could also make it difficult for us to satisfy the qualification requirements necessary to maintain our status as a REIT for U.S. federal income tax purposes.

If PCM ceases to be our manager pursuant to the management agreement or one or more of PCM's key personnel are no longer servicing our business, depository institutions providing any financing arrangements that we may have may not provide future financing to us, which could materially and adversely affect us.

              Depository institutions that we seek to finance our investments may require that PCM remain as our manager under the management agreement and that certain key personnel of PCM continue to service our business. If PCM ceases to be our manager or one or more of PCM's key personnel are no longer servicing our business, it may constitute an event of default and the depository institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to our ability to finance our future investments with that institution. If we are unable to obtain financing for our accelerated borrowings and for our future investments under such circumstances, we may be required to curtail our asset acquisitions and/or dispose of assets at an inopportune time.

Hedging against interest rate exposure may materially and adversely affect our results of operations and cash flows.

              Subject to maintaining our qualification as a REIT and our exclusion under the Investment Company Act, we may enter into interest rate swap agreements or pursue hedging strategies to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary in scope based on the level of interest rates, the type of investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

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  interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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  available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

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  the duration of the hedge may not match the duration of the related liability or asset;

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  the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

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  the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

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  the hedging counterparty owing the money in the hedging transaction may default on its obligation to pay.

              In addition, we may fail to recalculate, re-adjust and execute hedges in an efficient manner.

              Any hedging activity, which is intended to limit losses, may materially and adversely affect our results of operations and cash flows. Therefore, while we may enter into such transactions seeking to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in hedging strategies and price movements in the portfolio positions or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio positions or liabilities being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could result in material losses.

              The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. No assurance can be given that a liquid secondary market will exist for derivative instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in significant losses.

Competition may limit the availability of desirable investments and result in reduced risk-adjusted returns.

              Our profitability depends, in part, on our ability to acquire our targeted investments at favorable prices. We will compete with other mortgage REITs, specialty finance companies, private funds, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, depository institutions, governmental bodies and other entities. A number of these competitors may be focused on acquiring distressed mortgage loans. These other entities will increase competition for the available supply of mortgage assets suitable for purchase. Many of our anticipated competitors are significantly larger than we are and have stronger balance sheets and access to greater capital and other resources than we have and may have other advantages over us. In addition, some of our competitors may have higher risk tolerances or different risk assessments and may not be subject to the operating restraints associated with REIT tax compliance or maintenance of an exclusion from the Investment Company Act, which could allow them to consider a wider variety of investments and establish more relationships than we can. Current market conditions and the high-profile nature of the Legacy Loans Program will likely attract more competitors, which would increase the competition for assets and sources of financing. Competition may result in fewer investments, higher prices, acceptance of greater risk, lower yields and a narrower spread of yields over our financing costs. In addition, competition for desirable investments could delay the investment of our capital, which could materially and adversely affect our results of operations and cash flows. As a result, there can be no assurance that we will be able to identify and finance investments that are consistent with our investment objective or to achieve positive investment results or investment results that allow any or a specified level of distributions to our shareholders, and our failure to accomplish any of the foregoing would materially and adversely affect us.

We may change our investment and operational policies without shareholder consent, which may adversely affect the market value of our common shares and our ability to make distributions to our shareholders.

              Our board of trustees determines our operational policies and may amend or revise such policies, including our policies with respect to our REIT qualification, acquisitions, dispositions, growth, operations, indebtedness and distributions, or approve transactions that deviate from these policies, without a vote of, or notice to, our shareholders. Operational policy changes could adversely affect the market value of our common shares and our ability to make distributions to our shareholders.

              We may also change our investment strategies and policies and targeted asset classes at any time without the consent of our shareholders, which could result in our making investments that are different in type from, and possibly riskier than, the investments contemplated in this prospectus. A change in our investment strategies and policies and targeted asset classes may increase our exposure to interest rate risk, default risk and real estate market fluctuations, which could adversely affect the market value of our common shares and our ability to make distributions to our shareholders.

PCM's failure to make investments on favorable terms that satisfy our investment strategies and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future would materially and adversely affect us.

              Our ability to achieve our investment objective depends on our ability to grow, which depends, in turn, on PCM's personnel and their ability to make investments on favorable terms that satisfy our investment strategies and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future. Accomplishing this result is also a function of PCM's ability to execute our financing strategies on favorable terms. Our ability to grow is also dependent upon PCM's business contacts and its ability to successfully hire, train, supervise and manage its personnel. We may not be able to achieve any growth at all or to manage any future growth effectively, which would materially and adversely affect us.

Our board of trustees has approved very broad investment policies for PCM and will not review or approve each investment decision made by PCM.

              PCM is authorized to follow very broad investment policies and, therefore, has great latitude in determining the types of assets that are proper investments for us, as well as the individual investment decisions. In the future, PCM may make investments with lower rates of return than those anticipated under current market conditions and/or may make investments with greater risks to achieve those anticipated returns. Our board of trustees will periodically review our investment policies and our investment portfolio but will not review or approve each proposed investment by PCM unless it falls outside our investment policies or constitutes a related party transaction. In addition, in conducting periodic reviews, our board of trustees will rely primarily on information provided to it by PCM. Furthermore, PCM may use complex strategies, and transactions entered into by PCM may be costly, difficult or impossible to unwind by the time they are reviewed by our board of trustees.

Accounting rules for certain of our transactions are highly complex and involve significant judgment and assumptions. Changes in accounting interpretations or assumptions could impact our financial statements.

              Accounting rules for mortgage loan sales and securitizations, valuations of financial instruments, investment consolidations and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our shareholders. Changes in accounting interpretations or assumptions could impact our financial statements and our ability to timely prepare our financial statements. Our inability to timely prepare our financial statements in the future would likely adversely affect our share price significantly.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which could have a material adverse effect on our results of operations and cash flows.

              Our business is highly dependent on the communications and information systems of PCM. Any failure or interruption of these systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our results of operations and cash flows and negatively affect the market price of our common shares and ability to make distributions to our shareholders.

Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.

              The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the U.S. and its allies, and other armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and worldwide financial markets and economy. The economic impact of these events could also adversely affect the credit quality of some of our loans and investments and the properties underlying our interests.

              We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance and may cause the market value of our common shares to decline or be more volatile. A prolonged economic slowdown, recession or declining real estate values could impair the performance of our investments and harm our financial condition and results of operations, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. We cannot predict the severity of the effect that potential future armed conflicts and terrorist attacks would have on us. Losses resulting from these types of events may not be fully insurable.

If we fail to implement and maintain an effective system of internal controls, we may not be able to accurately determine our financial results or prevent fraud. As a result, our shareholders could lose confidence in our financial results, which could harm our business and the market value of our common shares.

              Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to evaluate and report on our internal controls over financial reporting and have our independent auditors annually attest to our evaluation, as well as issue their own opinion on our internal control over financial reporting. While we intend to undertake substantial work to prepare for compliance with Section 404, we cannot be certain that we will be successful in implementing or maintaining adequate control over our financial reporting and financial processes. Furthermore, as we rapidly grow our business, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. If we or our independent auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market value of our common shares. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any material weaknesses or significant deficiency that may be discovered and may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

We and/or PennyMac are required to have various state licenses in order to conduct our business and there is no assurance we and/or PennyMac will be able to obtain or maintain those licenses.

              We and PLS are required to be licensed to conduct business in certain jurisdictions. We and PLS are currently evaluating the need for various licenses in order to conduct our most important business activities directly and the timing of the pursuit of these licenses. PLS is licensed, or is taking steps to become licensed, in those jurisdictions, and for those activities, where it believes it is cost effective and appropriate to become licensed. In jurisdictions in which licensing is required and PLS has not obtained the necessary license or where PLS otherwise deems it advisable, it will retain sub-servicers and other vendors. For example, PLS has entered into sub-servicing arrangements with regard to less than 11% of the unpaid principal balance of the loans that it services for the PennyMac funds. Our failure or the failure by PLS to obtain any necessary licenses promptly or our failure to satisfy the various requirements or to maintain them over time will restrict our direct business activities.

We may be subject to liability for potential violations of predatory lending laws, which could adversely impact our results of operations, financial condition and business.

              Various U.S. federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The U.S. federal Home Ownership and Equity Protection Act of 1994, or HOEPA, prohibits inclusion of certain provisions in residential mortgage loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in the HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential mortgage loans, including loans that are not classified as "high cost" loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential mortgage loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied.

              Failure of residential mortgage loan originators or servicers to comply with these laws, to the extent any of their residential mortgage loans become part of our assets, could subject us, as an assignee or purchaser to the related residential mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If any of our loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could adversely impact our results of operations, financial condition and business.

The increasing number of proposed U.S. federal, state and local laws may affect certain mortgage-related assets in which we intend to invest and could increase our cost of doing business.

              Legislation has been proposed which, among other provisions, could allow judges to modify the terms of residential mortgages in bankruptcy proceedings, could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans or would permit limited assignee liability for certain violations in the mortgage loan origination process, which could result in us being held responsible for violations in the mortgage loan origination process. We cannot predict whether or in what form the U.S. Congress or the various state and local legislatures may enact legislation affecting our business. We will evaluate the potential impact of any initiatives which, if enacted, could affect our practices and results of operations. We are unable to predict whether U.S. federal, state or local authorities will enact laws, rules or regulations that will require changes in our practices in the future, and any such changes could adversely affect our cost of doing business and profitability.

 Risks Related to Our Investments

You will not be able to evaluate the economic merits of our investments before you make a decision to invest in our common shares. We may be unable to use the net proceeds of this offering, our concurrent offering and the direct offering (if any) to make attractive risk-adjusted investments that meet our investment strategies, or at all.

              The net proceeds of this offering, our concurrent offering and the direct offering (if any) have not yet been targeted for use. As a result, investors will not be able to evaluate the economic merits of our investments prior to purchasing common shares in this offering. In addition, our investments will be selected by PCM, and our shareholders will not have input on our investment decisions. Both of these factors will increase the uncertainty and the risk of investing in our common shares.

              Until we identify and consummate one or more transactions that are consistent with our investment objective, we intend to hold the net proceeds of this offering, our concurrent offering and the direct offering (if any) as cash or acquire high grade, short term securities, such as securities guaranteed by Ginnie Mae, securities issued and guaranteed by Freddie Mac or Fannie Mae, short-term funds, including BlackRock sponsored funds, as well as cash equivalents for temporary cash management. For purposes of maintaining our exclusion from registration under the Investment Company Act, we may also acquire from time to time RMBS that represent the entire beneficial interest in the underlying pool of mortgage loans. We may incur leverage in connection with the acquisition of any of these assets through repurchase agreements or otherwise.

              These securities are expected to provide a lower net return than we hope to achieve from our targeted assets. We cannot assure you that we will be able to identify assets that meet our investment objective, that we will be successful in consummating any investment opportunities we identify or that one or more investments we may make using the net proceeds of this offering, our concurrent offering and the direct offering (if any) will yield attractive risk-adjusted returns. Our inability to do any of the foregoing likely would materially and adversely affect our results of operations and cash flows and our ability to make distributions to our shareholders.

We anticipate that a significant portion of the residential mortgage loans that we acquire will be or may become sub-performing or non-performing loans, which increases our risk of loss of our investment. The supply of distressed residential mortgage loans will likely recede as the economy improves.

              We anticipate that we will acquire distressed residential mortgage loans and mortgage-related assets where the borrower has failed to make timely payments of principal and/or interest. We may also acquire performing loans that subsequently become sub-performing or non-performing. Under current market conditions, it is likely that many of these loans will have current loan-to-value ratios in excess of 100%, meaning the amount owed on the loan exceeds the value of the underlying real estate. Further, the borrowers on such loans may be in economic distress and/or may have become unemployed, bankrupt or otherwise unable to make payments when due. If PLS as our primary and special servicer is not able to address the issues concerning these loans, we may incur significant losses. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the market value of our common shares. There are no limits on the percentage of sub-performing and non-performing assets we may hold.

              We believe that there are unique, current market opportunities to acquire distressed residential mortgage loans and mortgage-related assets at significant discounts to their unpaid principal balances. However, when the current conditions in the mortgage market, the financial markets and the economy stabilize and/or improve, the availability of distressed residential mortgage loans that meet our investment objective and strategies will likely recede, which could prevent us from implementing our business strategies. At such time, we will reevaluate our investment strategies with a view of maximizing the returns from our investment portfolio and identifying dislocations in the mortgage market, but there can be no assurance that any of our strategies will be successful.

Declines in the market values of our investments may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

              A substantial portion of our assets may be reported for accounting purposes at fair value. Changes in the market values of those assets will be directly charged or credited to earnings for the period. As a result, a decline in values may reduce the book value of our company.

              A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

We may not realize gains or income from our investments.

              We will seek to generate both current income and capital appreciation from our investments. It is anticipated that our investments will not be rated by any rating agency. Therefore, PCM's assessment of the value, and therefore pricing, of our investments will be very difficult and their accuracy is inherently uncertain. Furthermore, our investments may not appreciate in value and, in fact, may decline in value. In addition, the obligors on our investments may default on, or be delayed in making, interest and/or principal payments, especially given that our current investment strategies focus, in part, on distressed opportunities, and that we may also acquire sub-performing and non-performing residential mortgage loans. Accordingly, we are subject to an increased risk of loss and may not be able to realize gains or income from our investments. Any gains that we do realize may not be sufficient to offset our losses and expenses.

We anticipate that a significant portion of our investments will be in the form of whole loan mortgages, including subprime residential mortgage loans and non-performing and sub-performing residential mortgage loans, which are subject to increased risks.

              We anticipate that a significant portion of our investments will be in the form of whole loan mortgages, including subprime residential mortgage loans and non-performing and sub-performing residential mortgage loans which are subject to increased risks of loss. Unlike "credit enhanced" MBS, whole loan mortgages generally are not government guaranteed or privately insured, though in some cases they may benefit from private mortgage insurance. A whole loan mortgage is directly exposed to losses resulting from default and foreclosure. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower and the priority and enforceability of the lien will significantly impact the value of such mortgages. Whether or not PCM has participated in the negotiation of the terms of any such mortgages, there can be no assurance as to the adequacy of the protection of the terms of the loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted that might interfere with enforcement of our rights. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

              Whole loan mortgages are also subject to "special hazard" risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies), and to bankruptcy risk (reduction in a borrower's mortgage debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as mortgage holder or property owner, including responsibility for tax payments, environmental hazards and other liabilities.

Our investment in residential mortgage loans subjects us to the risks associated with residential real estate and residential real estate-related investments.

              We will invest in performing, sub-performing and non-performing residential mortgage loans. This strategy subjects us to the risks of residential real estate and residential real estate-related investments, including, among others: (i) continued declines in the value of residential real estate; (ii) risks related to general and local economic conditions; (iii) possible lack of availability of mortgage funds for borrowers to refinance or sell their homes; (iv) overbuilding; (v) the general deterioration of the borrower's ability to keep a rehabilitated sub-performing or non-performing mortgage loan current; (vi) increases in property taxes and operating expenses; (vii) changes in zoning laws; (viii) costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems, such as indoor mold; (ix) casualty or condemnation losses; (x) uninsured damages from floods, earthquakes or other natural disasters; (xi) limitations on and variations in rents; (xii) fluctuations in interest rates; (xiii) fraud by borrowers, originators and/or sellers of mortgage loans; and (xiv) failure of the borrower to adequately maintain the property, particularly during times of financial difficulty. To the extent that assets underlying our investments are concentrated geographically, by property type or in certain other respects, we may be subject to certain of the foregoing risks to a greater extent. Additionally, we may be required to foreclose on a mortgage loan and such actions would subject us to greater concentration of the risks of the residential real estate markets and risks related to the ownership and management of real property.

              The mortgage loans and loan portfolios acquired by us will generally have been originated by third parties. While PCM will conduct due diligence on these loans and loan portfolios, there is a risk that the underlying mortgage loan documentation and calculations of outstanding principal, interest, late fees and other amounts will be deficient and/or inaccurate and that PCM will not detect such deficiencies and inaccuracies prior to acquisition. Accordingly, our mortgage loan portfolio may be compromised, reducing the value of our assets.

              The borrowers under sub-performing or non-performing mortgage loans may have a variety of rights to contest the enforceability of the mortgage loans and prevent or significantly delay and increase the cost of any foreclosure action, including, without limitation, allegations regarding fraud in the inducement by the original lender or broker, failure of the lender to produce the original documentation, improper recordation of the mortgage, various theories of lender liability, and relief through the U.S. Bankruptcy Code and similar state laws providing debtor relief.

              A significant concern in the purchase of loans secured by real estate is the possibility of material misrepresentation or omission on the part of the borrower or seller. The actual home owner may not be responsible for such fraudulent residential mortgage loans. Such fraudulent mortgage loans may not be identified as such due to internal control weaknesses of a loan originator and failure of the loan originator or intermediary to be advised of such claims. Such mortgage loans could be acquired by us despite the exercise of prudent due diligence. Any inaccuracy or incompleteness on the part of the borrower or seller may adversely affect the valuation of the real estate underlying the loans or may adversely affect the ability of PCM to perfect or effectuate a lien on the real estate or other collateral securing the loan. Under certain circumstances, payments to us may be reclaimed if such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.

The failure of PLS or any other servicer to effectively service our portfolio of mortgage loans would materially and adversely affect us.

              Most residential mortgage loans and securitizations of residential mortgage loans require a servicer to manage collections on each of the underlying loans. Pursuant to the loan servicing agreement, PLS will provide us with primary and special servicing. PLS's responsibilities will include providing delinquency notices when necessary, loan workouts and modifications, foreclosure proceedings, liquidations of REOs acquired as a result of foreclosures of mortgage loans, and reporting on the performance of the loans to PCM, and, to the extent loans are securitized and sold, then to the trustee of such pooled loans. PLS may retain sub-servicers in any jurisdictions where licensing is required and PLS has not obtained the necessary license or where PLS otherwise deems it advisable, and the fees of such sub-servicers will be paid by PLS out of its servicing fee. Both default frequency and default severity of loans may depend upon the quality of the servicer. If PLS or any sub-servicers are not vigilant in encouraging borrowers to make their monthly payments, the borrowers may be far less likely to make these payments, which could result in a higher frequency of default. If PLS or any sub-servicers take longer to liquidate non-performing assets, loss severities may tend to be higher than originally anticipated. Higher loss severity may also be caused by less competent dispositions of REO properties. The ability of PLS to effectively service our portfolio of mortgage loans is critical to our success, particularly given our strategy of maximizing the value of the mortgage loans that we acquire through proprietary loan modification programs, special servicing and other initiatives focused on keeping borrowers in their homes.

              Servicer quality is of prime importance in the default performance of residential mortgage loans and MBS. Many servicers have gone out of business in recent years, requiring a transfer of servicing to another servicer. This transfer takes time and loans may become delinquent because of confusion or lack of attention. When servicing is transferred, servicing fees may increase which may have an adverse effect on the credit support of MBS held by us. In the case of pools of securitized loans, servicers may be required to advance interest on delinquent loans to the extent the servicer deems those advances recoverable. In the event the servicer does not advance, interest may be interrupted even on more senior securities. Servicers may also advance more than is in fact recoverable once a defaulted loan is disposed, and the loss to the trust may be greater than the outstanding principal balance of that loan (greater than 100% loss severity).

A decline in the value of the real estate underlying our mortgage loans may result in reduced risk-adjusted returns.

              The value of the real estate which underlies mortgage loans is subject to market conditions. Changes in the real estate market may adversely affect the value of the collateral and thereby lower the value to be derived from a liquidation. In addition, adverse changes in the real estate market increase the probability of default, as the incentive of the borrower to retain and protect equity in the property declines. Furthermore, many of the properties which will secure loans underwritten or invested in by us may be suffering varying degrees of financial distress or may be located in economically distressed areas. There has been a substantial decline in the value of housing in most markets in the U.S. over the past two years, which has continued in 2009. It is possible that real estate values will continue to decline for a substantial period. Loans purchased or underwritten by us may become non-performing for a wide variety of reasons, including, without limitation, because the mortgaged property is too highly leveraged (and, therefore, the borrower is unable to meet debt service payments), the borrower falls upon financial distress (such as from job loss or income reduction, or the reset of interest rates on the mortgage itself, which reduces the borrower's ability to pay) or the property is in a market which has suffered a decline in home prices (and therefore, a borrower has a reduced willingness to pay). Such non-performing loans may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate, capitalization of interest payments and a substantial write-down of the principal of the loan. However, even if such restructuring were successfully accomplished, a risk exists that the borrower will not be able or willing to maintain the restructured payments or refinance the restructured mortgage upon maturity.

              It is possible that we may find it necessary or desirable to foreclose on some, if not many, of the loans we acquire. The foreclosure process may be lengthy and expensive. Borrowers may resist mortgage foreclosure actions by asserting numerous claims, counterclaims and defenses against us including, without limitation, numerous lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action and force the lender into a modification of the loan or a favorable buy-out of the borrower's position. In some states, foreclosure actions can sometimes take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process. Foreclosure may create a negative public perception of the related mortgaged property, resulting in a diminution of its value. Additionally, proposed legislation would, if enacted, empower bankruptcy courts to reduce the principal balance of certain residential mortgage loans secured by property of the related debtors. Any such reductions would adversely affect the value of residential mortgage loans, RMBS, real estate-related securities and various other asset classes in which we intend to invest.

We may invest in RMBS and CMBS, each of which is subject to significant risks.

              RMBS.    RMBS are subject to the risk of prepayment on the loans underlying such securities (including voluntary prepayments by the obligors and liquidations due to default and foreclosures). Generally, prepayment rates increase when interest rates fall and decrease when interest rates rise. Prepayment rates are also affected by other factors, including economic, demographic, tax, social and legal factors. To the extent that prepayment rates are different than anticipated, the average yield of investments in RMBS may be adversely affected. The interest rate sensitivity of any particular pool of loans depends upon the allocation of cash flow from the underlying mortgage loans. Certain types of RMBS contain complex interest rate and cash flow provisions and may be highly volatile with respect to market value, yield and total return to maturity.

              The underlying mortgages that collateralize the RMBS in which we may invest will frequently have caps and floors which limit the maximum amount by which the loan rate to the residential borrower may change up or down (1) per reset or adjustment interval and (2) over the life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower's monthly principal and interest payments rather than limiting interest rate changes. These payment caps may result in negative amortization. In addition, because of the pass-through of prepayments of principal on the underlying securities, MBS are often subject to more rapid prepayment of principal than their stated maturity would indicate.

              The market value of mortgage securities will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. However, mortgage securities, while having comparable risk of decline during periods of rising rates, usually have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline. In addition, to the extent such mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments generally will result in some loss of the holders' principal to the extent of the premium paid. MBS are subject to whole loan risk, special residential mortgage loan risks and credit risk that the underlying receivables will not be paid by debtors or by credit insurers or guarantors of such instruments.

              CMBS.    Mortgage loans on properties underlying CMBS often are structured so that a substantial portion of the loan principal is not amortized over the loan term but is payable at maturity and thus repayment of the loan principal often depends upon the future availability of real estate financing from the existing or an alternative lender and/or upon the current value and salability of the real estate. Therefore, the unavailability of real estate financing may lead to default. Most commercial mortgage loans underlying CMBS are effectively nonrecourse obligations of the borrower, meaning that there is no recourse against the borrower's assets other than the collateral. If borrowers are not able or willing to refinance or dispose of encumbered property to pay the principal and interest owed on such mortgage loans, payments on the subordinated classes of the related CMBS are likely to be adversely affected. The ultimate extent of the loss, if any, to the subordinated classes of CMBS may only be determined after a negotiated discounted settlement, restructuring or sale of the mortgage note, or the foreclosure (or deed in lieu of foreclosure) of the mortgage encumbering the property and subsequent liquidation of the property. Foreclosure can be costly and delayed by litigation and/or bankruptcy. Factors such as the property's location, the legal status of title to the property, its physical condition and financial performance, environmental risks, and governmental disclosure requirements with respect to the condition of the property may make a third party unwilling to purchase the property at a foreclosure sale or to pay a price sufficient to satisfy the obligations with respect to the related CMBS. Revenues from the assets underlying CMBS may be retained by the borrower and the return on investment may be used to make payments to others, maintain insurance coverage, pay taxes or pay maintenance costs. Such diverted revenue is generally not recoverable without a court-appointed receiver to control collateral cash flow.

Changes in prepayment rates could negatively affect the value of our investment portfolio, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders.

              The value of our investment portfolio may be affected by prepayment rates on mortgage loans. Many loans do not contain any restrictions on borrowers' abilities to prepay their residential mortgage loans. Prepayment rates on loans are influenced by changes in market interest rates and a variety of economic, geographic and other factors beyond our control. Consequently, we cannot predict with certainty such prepayment rates, and no strategy can completely insulate us from prepayment or other such risks. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our portfolio and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our shareholders.

The mortgage loans in which we will invest and the mortgage loans underlying the mortgage-backed securities in which we will invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

              Residential mortgage loans are typically secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. These risks are greater for sub-performing and non-performing loans. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn (such as the current economic downturn), acts of God, terrorism, social unrest and civil disturbances, may impair borrowers' abilities to repay their loans. In addition, we intend to invest in RMBS that are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government. The ability of a borrower to repay these loans or other financial assets is dependent upon the income or assets of these borrowers.

              Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things, tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

              In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the price we paid for the loan and any accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, proposed legislation would, if enacted, empower bankruptcy courts to modify the terms of certain residential mortgage loans secured by property of the related debtors.

              Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. RMBS evidence interests in or are secured by pools of residential mortgage loans and CMBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the RMBS and CMBS in which we intend to invest are subject to all of the risks of the respective underlying mortgage loans.

Many of our investments may be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

              Our investments in mortgage loans will be illiquid. We expect generally that any securities we purchase will be in connection with privately negotiated transactions that will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. Generally, we will not be able to sell these securities publicly without the expense and time required to register the securities under the Securities Act of 1933, as amended, or the Securities Act, if the obligors agree to do so, or will be able to sell the securities only under Rule 144 or other rules under the Securities Act which permit only limited sales under specified conditions. Moreover, turbulent market conditions, such as those currently in effect, could significantly and negatively impact the liquidity of our assets. It may be difficult or impossible to obtain or validate third party pricing on the investments we purchase. Illiquid investments typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value maintained for it in our records. Furthermore, we may face other restrictions on our ability to liquidate an investment in an entity to the extent that we have or could be attributed with material non-public information regarding such entity.

Investments in subordinated loans and subordinated MBS could subject us to increased risk of losses.

              We may invest in subordinated loans and subordinated MBS. In the event a borrower defaults on a loan and lacks sufficient assets to satisfy such loan, we may lose all or a significant part of our investment. In the event a borrower becomes subject to bankruptcy proceedings, we will not have any recourse to the assets, if any, of the borrower that are not pledged to secure our loan, and the unpledged assets of the borrower may not be sufficient to satisfy our loan. If a borrower defaults on our loan or on its senior debt (i.e., a first-lien loan, in the case of a residential mortgage loan, or a contractually or structurally senior loan, in the case of a commercial mortgage loan), or in the event of a borrower bankruptcy, our loan will be satisfied only after all senior debt is paid in full. In the case of commercial mortgage loans, where senior debt exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loan, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers.

              In general, losses on mortgage loans included in a securitization will be borne first by holders of the "first loss" subordinated security and then, in turn, by the holders of more senior securities, beginning with the most subordinated. In addition, losses on the property securing a commercial mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit provided by the borrower, if any, and then by subordinated security holders, as described in the preceding sentence. In the event of default of a mortgage loan we own (and, if the loan is a commercial mortgage loan, the exhaustion of any equity support, reserve fund or letter of credit) and, in the case of RMBS and CMBS in which we invest, the exhaustion of any credit support provided by any classes of securities junior to such RMBS and CMBS, we may not recover all or even a significant part of our investment, which could result in repayment losses. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related MBS, the securities in which we invest may suffer significant losses.

              The prices of lower credit quality investments are generally more sensitive to adverse actual or perceived economic downturns or individual issuer developments than more highly rated investments. An economic downturn or a projection of an economic downturn, for example, could cause a decline in the price of lower credit quality investments because the ability of obligors to make principal and interest payments or to refinance may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss.

We may invest in subprime residential mortgage loans or RMBS collateralized by subprime mortgage loans, which are subject to increased risks.

              We may invest in subprime residential mortgage loans or RMBS backed by collateral pools of subprime residential mortgage loans. "Subprime" mortgage loans refer to mortgage loans that have been originated using underwriting standards that are less restrictive than the underwriting requirements used as standards for other first and junior lien mortgage loan purchase programs, such as the programs of Fannie Mae and Freddie Mac. These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income may not have been disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with subprime mortgage loans, the performance of subprime mortgage loans or RMBS backed by subprime mortgage loans in which we may invest could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

Our investments in loans to and debt securities of real estate companies will be subject to the specific risks relating to the particular borrower or issuer of the securities and to the general risks of investing in real estate-related loans and securities, which may result in significant losses.

              We may, subject to maintaining our qualification as a REIT and exclusion from the Investment Company Act, invest in loans to and debt securities of real estate companies, including REITs. Our investments in loans to and debt securities of real estate companies will involve special risks relating to the particular borrower or issuer of the securities, including the financial condition, liquidity, results of operations, business and prospects of the borrower or issuer. Real estate companies often invest, and REITs generally are required to invest substantially, in real estate or real estate-related assets and are subject to the risks inherent with the real estate-related investments referred to in this prospectus.

              These loans and debt securities are often non-collateralized and may also be subordinated to other obligations of the borrower or issuer. We are likely to invest primarily in loans to and debt securities of real estate companies that are not rated or are rated non-investment grade by one or more rating agencies. Investments that are not rated or are rated non-investment grade have a higher risk of default than investment grade rated assets and therefore may result in losses to us. We have not adopted any limit on such investments.

              Investments in loans to and debt securities of real estate companies will also subject us to the risks inherent with real estate-related investments referred to in this prospectus, including the risks described with respect to mortgage loans and similar risks, including:

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  risks of delinquency and foreclosure, and risks of loss in the event thereof;

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  the dependence upon the successful operation of, and net income from, real property;

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  risks generally incident to interests in real property; and

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  risks specific to the type and use of a particular property.

              Investments in REIT debt securities are also subject to risks of:

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  transfer restrictions imposed on securities issued in SEC exempt private placements by the relevant securities laws and limited liquidity in the secondary trading market;

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  substantial market price volatility resulting from changes in prevailing interest rates;

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  in the case of subordinated investments, the seniority of claims of banks and other senior lenders to the issuer;

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  the operation of mandatory sinking fund or redemption provisions during periods of declining interest rates that could cause us to reinvest redemption proceeds in comparable assets at lower yields or in riskier assets to maintain the current yield;

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  the possibility that the liquidity and performance of the issuer may be insufficient to meet its debt service and dividend obligations; and

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  the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates, economic downturn and other adverse developments.

              These risks may adversely affect the value of our loans to and debt securities of real estate companies and the ability of the issuers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses.

We may invest in derivative instruments, which would subject us to increased risk of loss.

              The prices of derivative instruments, including futures and options, are highly volatile. Payments made pursuant to swap agreements may also be highly volatile. Price movements of futures and options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. The value of futures, options and swap agreements also depends upon the value of the assets underlying them. In addition, our assets are also subject to the risk of the failure of any of the exchanges on which our positions trade or of our clearinghouses or counterparties.

              We may buy or sell (write) both call options and put options, and when we write options, we may do so on a "covered" or an "uncovered" basis. A call option is "covered" when the writer owns securities of the same class and amount as those to which the call option applies. A put option is covered when the writer has an open short position in securities of the relevant class and amount. Our option transactions may be part of a hedging strategy (i.e., offsetting the risk involved in another securities position) or a form of leverage, in which we will have the right to benefit from price movements in a large number of securities with a small commitment of capital. These activities involve risks that can be substantial, depending on the circumstances.

              In general, without taking into account other positions or transactions we may enter into, the principal risks involved in options trading can be described as follows: when we buy an option, a decrease (or inadequate increase) in the price of the underlying security in the case of a call, or an increase (or inadequate decrease) in the price of the underlying security in the case of a put, could result in a total loss of our investment in the option (including commissions). We could mitigate those losses by selling short, or buying puts on, the securities for which we hold call options, or by taking a long position (e.g., by buying the securities or buying calls on them) in securities underlying put options.

              When we sell (write) an option, the risk can be substantially greater than when we buy an option. The seller of an uncovered call option bears the risk of an increase in the market price of the underlying security above the exercise price. The risk is theoretically unlimited unless the option is "covered," in which case we would forego the opportunity for profit on the underlying security only to the extent the market price of the security rises above the exercise price. If the price of the underlying security were to drop below the exercise price, the premium received on the option (after transaction costs) would provide profit which, in the case of a covered call, would reduce or offset any loss we might suffer as a result of owning the security. The Commodity Futures Trading Commission and certain commodity exchanges have established limits referred to as speculative position limits or position limits on the maximum net long or net short position which any person or group of persons may hold or control in particular futures and options. Limits on trading in options contracts also have been established by the various options exchanges. It is possible that the trading decisions may have to be modified and that positions held may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect our results of operations, financial condition and business.

We may invest in credit default swaps, which may subject us to an increased risk of loss.

              We may invest in credit default swaps, or CDS. A CDS is a contract between two parties which transfers the risk of loss if a borrower fails to pay principal or interest on time or files for bankruptcy. CDS can be used to hedge a portion of the default risk on a single corporate debt or a portfolio of loans. In addition, CDS can be used to implement PCM's view that a particular credit, or group of credits, will experience credit improvement. In the case of expected credit improvement, we may "write" credit default protection in which we receive spread income. We may also "purchase" credit default protection even in the case in which we do not own the referenced instrument if, in the judgment of PCM, there is a high likelihood of credit deterioration. The CDS market in high yield securities is comparatively new and rapidly evolving compared to the CDS market for more seasoned and liquid investment grade securities. Swap transactions dependent upon credit events are priced incorporating many variables, including the pricing and volatility of the common shares and potential loss upon default, among other factors. As such, there are many factors upon which market participants may have divergent views.

Participating interests may not be available and, even if obtained, may not be realized.

              In connection with the origination or acquisition of certain structured finance assets, subject to maintaining our qualification as a REIT, we may obtain participating interests, or equity "kickers," in the owner of the property that entitle us to payments based upon a development's cash flow or profits or any increase in the value of the property that would be realized upon a refinancing or sale thereof. Competition for participating interests is dependent to a large degree upon market conditions. Participating interests are more difficult to obtain when real estate financing is available at relatively low interest rates. Participating interests are not insured or guaranteed by any governmental entity and are therefore subject to the general risks inherent in real estate investments. Therefore, even if we are successful in making investments that provide for participating interests, there can be no assurance that such interests will result in additional payments to us.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

              Some of our investments may be rated by Moody's Investors Service, Fitch Ratings or Standard & Poor's. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Insurance on mortgage loans and real estate securities collateral may not cover all losses.

              There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to the affected real property. Any uninsured loss could result in the loss of cash flow from, and the asset value of, the affected property.

PCM's due diligence of potential investments may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

              Before making an investment, PCM will assess the strengths and weaknesses of the originators, borrowers, and the underlying property values, as well as other factors and characteristics that are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, PCM will rely on resources available to it and, in some cases, an investigation by third parties. There can be no assurance that PCM's due diligence process will uncover all relevant facts or that any investment will be successful.

We may be adversely affected by risks affecting borrowers or the asset or property types in which our investments may be concentrated at any given time, as well as from unfavorable changes in the related geographic regions.

              Our assets will not be subject to any geographic, diversification or concentration limitations except that we will be concentrated in residential mortgage-related investments. Accordingly, our investment portfolio may be concentrated by geography, asset, property type and/or borrower, increasing the risk of loss to us if the particular concentration in our portfolio is subject to greater risks or undergoing adverse developments. In addition, adverse conditions in the areas where the properties securing or otherwise underlying our investments are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply or reduced demand) may have an adverse effect on the value of our investments. A material decline in the demand for real estate in these areas may materially and adversely affect us. Lack of diversification can increase the correlation of non-performance and foreclosure risks among our investments.

A prolonged economic slowdown, recession or declining real estate values could materially and adversely affect us.

              We believe the risks associated with our investments will be more acute during periods of economic slowdown or recession (such as the current period marked by dislocation and weakness in the capital and credit markets), especially if these periods are accompanied by declining real estate values. Declining real estate values will likely reduce our level of new investments since borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Furthermore, a weakening economy and declining real estate values significantly increase the likelihood that borrowers will default on their debt service obligations to us and that we will incur losses on our investments with them in the event of a default on a particular investment because the value of any collateral we foreclose upon may be insufficient to cover the full amount of such investment or may require a significant amount of time to realize. A weakening economy and declining real estate values may increase the likelihood of re-default rates even after we have completed loan modifications aimed at keeping borrowers in their homes. Our exposure will increase to the extent of the subordination, if applicable, of our investment. In addition, under such conditions, our access to capital will generally be more limited, if available at all, and more expensive. Any period of increased payment delinquencies, foreclosures or losses could adversely affect the net interest income generated from our portfolio and our ability to make and finance future investments, which would materially and adversely affect our revenues, results of operations, financial condition, business prospects, and our ability to make distributions to our shareholders.

If we fail to develop, enhance, and implement strategies to adapt to changing conditions in the mortgage industry and capital markets, our financial condition and earnings may be adversely affected.

              The manner in which we compete and the products for which we compete are affected by changing conditions, which can take the form of trends or sudden changes in our industry, regulatory environment, changes in the role of government-sponsored entities, changes in the role of credit rating agencies or their rating criteria or process, or the U.S. economy more generally. If we do not effectively respond to these changes, or if our strategies to respond to these changes are not successful, our financial condition and earnings may be adversely affected.

Our investments will generally be recorded at fair value, and quoted prices or observable inputs may not be available to determine such value, resulting in the use of significant unobservable inputs to determine value.

              We expect that the values of some of our investments may not be readily determinable. We will measure the fair value of these investments quarterly, in accordance with guidance set forth in Financial Accounting Standards Board, or FASB, Statement of Financial Accounting Standards, or SFAS, No. 157, "Fair Value Measurements," or SFAS No. 157. The fair value at which our assets may be recorded may not be an indication of their realizable value. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions that are beyond the control of PCM, our company or our board of trustees. Further, fair value is only an estimate based on good faith judgment of the price at which an investment can be sold since market prices of investments can only be determined by negotiation between a willing buyer and seller. If we were to liquidate a particular asset, the realized value may be more than or less than the amount at which such asset is valued. Accordingly, the value of our common shares could be adversely affected by our determinations regarding the fair value of our investments, whether in the applicable period or in the future. Additionally, such valuations may fluctuate over short periods of time.

              In certain cases, PCM's determination of the fair value of our investments will include inputs provided by third-party dealers and pricing services. Valuations of certain securities in which we may invest are often difficult to obtain or unreliable. In general, dealers and pricing services heavily disclaim their valuations. Dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental, or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of a security, valuations of the same security can vary substantially from one dealer or pricing service to another. Therefore, our results of operations for a given period could be adversely affected if our determinations regarding the fair market value of these investments are materially higher than the values that we ultimately realize upon their disposal. The valuation process has been particularly challenging recently as market events have made valuations of certain assets more difficult, unpredictable and volatile.

PCM will utilize analytical models and data in connection with the valuation of our investments, and any incorrect, misleading or incomplete information used in connection therewith would subject us to potential risks.

              Given the complexity of our investments and strategies, PCM must rely heavily on analytical models (both proprietary models developed by PCM and those supplied by third parties) and information and data supplied by third parties, or Models and Data. Models and Data will be used to value investments or potential investments and also in connection with hedging our investments. When Models and Data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon expose us to potential risks. For example, by relying on Models and Data, especially valuation models, PCM may be induced to buy certain investments at prices that are too high, to sell certain other investments at prices that are too low or to miss favorable opportunities altogether. Similarly, any hedging based on faulty Models and Data may prove to be unsuccessful. Furthermore, any valuations of our investments that are based on valuation models may prove to be incorrect.

              Some of the risks of relying on analytical models and third-party data are particular to analyzing tranches from securitizations, such as MBS. These risks include, but are not limited to, the following: (i) collateral cash flows and/or liability structures may be incorrectly modeled in all or only certain scenarios, or may be modeled based on simplifying assumptions that lead to errors; (ii) information about collateral may be incorrect, incomplete, or misleading; (iii) collateral or bond historical performance (such as historical prepayments, defaults, cash flows, etc.) may be incorrectly reported, or subject to interpretation (e.g., different issuers may report delinquency statistics based on different definitions of what constitutes a delinquent loan); or (iv) collateral or bond information may be outdated, in which case the models may contain incorrect assumptions as to what has occurred since the date information was last updated.

              Some of the analytical models used by PCM, such as mortgage prepayment models or mortgage default models, are predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to potential losses on a cash flow and/or a mark-to-market basis. In addition, the predictive models used by PCM may differ substantially from those models used by other market participants, with the result that valuations based on these predictive models may be substantially higher or lower for certain investments than actual market prices. Furthermore, since predictive models are usually constructed based on historical data supplied by third parties, the success of relying on such models may depend heavily on the accuracy and reliability of the supplied historical data and the ability of these historical models to accurately reflect future periods.

              All valuation models rely on correct market data inputs. If incorrect market data is entered into even a well-founded valuation model, the resulting valuations will be incorrect. However, even if market data is inputted correctly, "model prices" will often differ substantially from market prices, especially for securities with complex characteristics, such as derivative securities.

Liability relating to environmental matters may impact the value of properties that we may acquire or the properties underlying our investments.

              Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

              The presence of hazardous substances may adversely affect an owner's ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make debt payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our shareholders.

              If we take title to a property, the presence of hazardous substances on the property may adversely affect our ability to sell the property, and we may become liable to a governmental entity or to third parties for property damage, personal injury, investigation, remediation costs, or we may be required to investigate or clean up hazardous or toxic substances. Such liabilities would harm our business, financial condition, liquidity, results of operation and our ability to make distributions to our shareholders.

We may be required to repurchase mortgage loans or indemnify investors if we breach representations and warranties, which could harm our earnings.

              If we sell loans, we would be required to make customary representations and warranties about such loans to the loan purchaser. Our residential mortgage loan sale agreements may require us to repurchase or substitute loans in the event we breach a representation or warranty given to the loan purchaser. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of early payment default on a mortgage loan. Likewise, we may be required to repurchase or substitute loans if we breach a representation or warranty in connection with our securitizations. The remedies available to a purchaser of mortgage loans are generally broader than those available to us against the originating broker or correspondent. Further, if a purchaser enforces its remedies against us, we may not be able to enforce the remedies we have against the sellers. The repurchased loans typically can only be financed at a steep discount to their repurchase price, if at all. They are also typically sold at a significant discount to the unpaid principal balance. Significant repurchase activity could harm our cash flow, results of operations, financial condition and business prospects.

Risks Related to Our Organization and Structure

Certain provisions of Maryland law could inhibit a change in our control.

              Certain provisions of the Maryland General Corporation Law, or the MGCL, applicable to a Maryland real estate investment trust may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change in our control under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then prevailing market price of such shares. We are subject to the "business combination" provisions of the MGCL that, subject to limitations, prohibit certain business combinations between us and an "interested shareholder" (defined generally as any person who beneficially owns 10% or more of our then outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the shareholder becomes an interested shareholder and, thereafter, imposes special appraisal rights and special shareholder voting requirements on these combinations. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of a real estate investment trust prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person, provided that the business combination is first approved by our board of trustees. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. See "Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Business Combinations."

              The "control share" provisions of the MGCL provide that "control shares" of a Maryland real estate investment trust (defined as shares which, when aggregated with all other shares controlled by the shareholder, entitle the shareholder to exercise one of three increasing ranges of voting power in the election of trustees) acquired in a "control share acquisition" (defined as the acquisition of "control shares," subject to certain exceptions) have no voting rights except to the extent approved by our shareholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, our officers and our trustees who are also our employees. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future. See "Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Control Share Acquisitions."

              The "unsolicited takeover" provisions of the MGCL permit our board of trustees, without shareholder approval and regardless of what is currently provided in our declaration of trust or bylaws, to implement certain provisions if we have a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which we will have upon the completion of this offering), and at least three independent trustees. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in our control under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then current market price. Our declaration of trust contains a provision whereby we elect to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of trustees as soon as we become eligible to do so. See "Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Subtitle 8."

              Upon the completion of this offering, our board of trustees will be divided into three classes of trustees. The terms of the trustees will expire in 2010, 2011 and 2012, respectively. Trustees of each class will be elected for three-year terms upon the expiration of their current terms, and each year one class of trustees will be elected by our shareholders. The staggered terms of our trustees may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interests of our shareholders.

Our authorized but unissued common and preferred shares may prevent a change in our control.

              Our declaration of trust authorizes us to issue additional authorized but unissued common shares and preferred shares. In addition, our board of trustees may, without shareholder approval, increase the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue and classify or reclassify any unissued common shares or preferred shares and may set the preferences, rights and other terms of the classified or reclassified shares. As a result, among other things, our board may establish a class or series of common shares or preferred shares that could delay or prevent a transaction or a change in our control that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Compliance with our Investment Company Act exclusion imposes limits on our operations.

              We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term "investment securities," among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Because we are organized as a holding company that conducts its businesses primarily through our operating partnership and its wholly-owned subsidiaries, our status under the Investment Company Act is dependent upon the status of our operating partnership which, as a holding company, in turn, will have its status determined by the status of its subsidiaries. The securities issued to our operating partnership by these subsidiaries that are excepted from the definition of "investment company" in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities it may own, may not have a value in excess of 40% of the value of our operating partnership's total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe our company will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned subsidiaries, we are primarily engaged in the business of our subsidiaries. Further, we believe that we may also rely upon Section 3(c)(6) of the Investment Company Act, which excludes from the definition of "investment company" any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act (from which not less than 25% of such company's gross income during its last fiscal year was derived) together with an additional business or additional businesses other than investing, reinvesting, owning, holding or trading in securities.

              If the value of our operating partnership's investments in its subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities it owns, exceeds 40% of its total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain their exceptions or exclusions from the Investment Company Act, we may have to register under the Investment Company Act and we could become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

              In addition, certain of our operating partnership's subsidiaries intend to qualify for an exclusion from the definition of "investment company" under Section 3(c)(5)(C) (or Section 3(c)(6)) of the Investment Company Act which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exclusion generally means that at least 55% of such subsidiaries' portfolios must be comprised of qualifying assets and 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the Investment Company Act.

Failure to maintain our exclusion from registration under the Investment Company Act could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions to shareholders.

              If we fail to qualify for the foregoing exclusion in the future, we could be required to restructure our activities in a manner that, or at a time when, we would not otherwise choose to do so, which could negatively affect the value of our common shares, the sustainability of our business model, and our ability to make distributions. For example, if the market value of our subsidiaries' investments in securities were to increase by an amount that resulted in less than 55% of their assets being invested in mortgage loans or RMBS that represent the entire ownership in a pool of mortgage loans or less than 80% of their assets being invested in real estate-related assets, they may have to sell securities to qualify for exclusion under the Investment Company Act. The sale could occur during adverse market conditions, and they could be forced to accept a price below that which they believe is acceptable. In addition, there can be no assurance that the laws and regulations governing REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations.

              A loss of our Investment Company Act exclusion would allow PCM to terminate the management agreement with us, without the payment of a termination fee. The loan servicing agreement with PLS is subject to early termination, without the payment of any termination fee, in the event the management agreement is terminated for any reason. In addition, because affiliate transactions generally are prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we fail to maintain our exclusion and may be required to terminate any other agreements with affiliates. The termination of any of these agreements would have a material adverse effect on our ability to execute our business strategy. If any of these agreements is terminated, we will have to obtain the services on our own. We may not be able to replace these services in a timely manner or on favorable terms, or at all.

Rapid changes in the values of our residential mortgage loans and other real estate-related assets may make it more difficult for us to maintain our qualification as a REIT or exclusion from the Investment Company Act.

              If the market value or income potential of our residential mortgage loans and other real estate-related assets declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase certain real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exclusion from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of our investments. We may have to make investment decisions that we otherwise would not make absent our REIT and Investment Company Act considerations.

Our rights and the rights of our shareholders to take action against our trustees and officers are limited, which could limit your recourse in the event of actions not in your best interest.

              Our declaration of trust limits the liability of our present and former trustees and officers to us and our shareholders for money damages to the maximum extent permitted under Maryland law. Under current Maryland law, our present and former trustees and officers will not have any liability to us or our shareholders for money damages other than liability resulting from:

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  actual receipt of an improper benefit or profit in money, property or services; or

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  active and deliberate dishonesty by the trustee or officer that was established by a final judgment and is material to the cause of action.

              Our declaration of trust authorizes us to indemnify our present and former trustees and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present and former trustee or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former trustees and officers without requiring a preliminary determination of their ultimate entitlement to indemnification. As a result, we and our shareholders may have more limited rights against our present and former trustees and officers than might otherwise exist absent the current provisions in our declaration of trust and bylaws or that might exist with other companies, which could limit your recourse in the event of actions not in your best interest.

Our declaration of trust contains provisions that make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.

              Our declaration of trust and bylaws provide that, subject to the rights of any series of preferred shares, a trustee may be removed only for "cause" (as defined in our declaration of trust), and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. Vacancies generally may be filled only by a majority of the remaining trustees in office, even if less than a quorum, for the full term of the class of trustees in which the vacancy occurred. These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in our control that is in the best interests of our shareholders.

Our declaration of trust generally does not permit ownership in excess of 9.8% of our common shares or 9.8% of our shares of beneficial interest and attempts to acquire our shares in excess of the share ownership limits will be ineffective unless an exemption is granted by our board of trustees.

              Our declaration of trust generally prohibits beneficial or constructive ownership by any person of more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or more than 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest. Our board of trustees, in its sole discretion, may grant an exemption to these prohibitions, subject to certain conditions and receipt by our board of certain representations and undertakings. Our board of trustees may from time to time increase certain of these limits for one or more persons and may increase or decrease such limits for all other persons. Any decrease in the share ownership limits generally applicable to all shareholders will not be effective for any person whose percentage ownership of our shares is in excess of such decreased limits until such time as such person's percentage ownership of our shares equals or falls below such decreased limits, but any further acquisition of our shares in excess of such person's percentage ownership of our shares will be in violation of the applicable limits. Our board of trustees may not increase these limits (whether for one person or all shareholders) if such increase would allow five or fewer persons to beneficially own more than 49.9% in value of our outstanding shares or otherwise cause us to fail to qualify as a REIT.

              Our declaration of trust's constructive ownership rules are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding shares by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding shares and thus violate the share ownership limits. Any attempt to own or transfer our common shares or preferred shares (if and when issued) in excess of the share ownership limits without the consent of our board of trustees or in a manner that would cause us to be "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the shares are held during the last half of a taxable year) will result in the shares being deemed to be transferred to a trustee for a charitable trust or, if the transfer to the charitable trust is not automatically effective to prevent a violation of the share ownership limits or the restrictions on ownership and transfer of our shares, any such transfer of our shares will be void ab initio. Further, any transfer of our shares that would result in our shares being held by fewer than 100 persons will be void ab initio.

Risks Related to Taxation

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our shareholders.

              We are organized and intend to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT qualification, we have received the opinion of Sidley Austin LLP with respect to our qualification as a REIT. This opinion has been issued in connection with this offering of common shares. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Sidley Austin LLP represents only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. The opinion is expressed as of the date issued. Counsel has no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Sidley Austin LLP and our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Sidley Austin LLP. Our ability to satisfy the asset tests depends upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes and the tax treatment of participation interests that we hold in mortgage loans may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or other issuers will not cause a violation of the REIT requirements. If we were to fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to our shareholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our shareholders, which in turn would have an adverse impact on the value of our common shares. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

The percentage of our assets represented by TRSs and the amount of our income that we can receive in the form of TRS dividends are subject to statutory limitations that could jeopardize our REIT status.

              A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A significant portion of our activities will likely be conducted through one or more TRSs, and we expect that such TRSs may from time to time hold significant assets.

              Overall, no more than 25% of the value of a REIT's assets may consist of stock or securities of one or more TRSs (at the end of each quarter). While we intend to manage our affairs so as to satisfy this requirement, there can be no assurance that we will be able to do so in all market circumstances.

              A TRS will be subject to U.S. federal, state and local income tax on its taxable income, and its after-tax net income will be available for distribution to us. We will receive distributions from TRSs which will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. We may from time to time need to make such distributions in order to keep the value of our TRSs below 25% of our total assets. However, TRS dividends will generally not constitute "good" income for purposes of one of the tests we must satisfy to qualify as a REIT, namely, that at least 75% of our gross income must in each taxable year generally be from real estate assets. While we will be monitoring our compliance with both this income test and the limitation on the percentage of our assets represented by TRS securities, and intend to conduct our affairs so as to comply with both, the two may at times be in conflict with one another. That is, it is possible that we may wish to distribute a dividend from a TRS in order to reduce the value of our TRSs below 25% of our assets, but be unable to do so without violating the requirement that 75% of our gross income in the taxable year be derived from real estate assets. Although there are other measures we can take in such circumstances in order to remain in compliance, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

Despite our qualification as a REIT, a significant portion of our income may be earned through TRSs that are subject to U.S. federal income taxation

              Despite our qualification as a REIT, we may be subject to a significant amount of U.S. federal income taxes. We intend to hold a significant amount of our assets from time to time in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our assets in order for us to remain qualified as a REIT. In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to the 100% tax on "prohibited transactions" will be originated or sold by a TRS. In addition, loans that are to be modified will in general be held by a TRS on the date of their modification and for a period of time thereafter. Finally, some or all of the real estate properties that we may from time to time acquire by foreclosure or other procedure will likely be held in one or more TRSs. All taxable income and gains derived from the assets held from time to time in our TRSs will be subject to regular corporate income taxation.

Dividends payable by REITs do not generally qualify for the reduced tax rates applicable to certain corporate dividends.

              The maximum tax rate for dividends paid by corporations to domestic shareholders that are individuals, trusts and estates is generally 15% through taxable years beginning on or before December 31, 2010. Dividends paid by REITs, however, are generally not eligible for the reduced rates. However, to the extent such dividends are attributable to certain dividends that we receive from a TRS, such dividends generally will be eligible for the preferential tax rates that apply to qualified dividend income. Although this does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common shares.

The REIT distribution requirements could adversely affect our ability to execute our business strategies.

              We generally must distribute annually at least 90% of our net taxable income, excluding any net capital gain, in order for corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders in a calendar year is less than a minimum amount specified under U.S. federal income tax laws. We intend to make distributions to our shareholders to comply with the requirements of the Internal Revenue Code and to avoid paying corporate tax on undistributed income. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short term or long term basis to meet the distribution requirements of the Internal Revenue Code.

              We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For example, we may be required to accrue interest and discount income on mortgage loans, mortgage backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or pursuant to our involvement in the Legacy Loans Program or other similar programs recently announced by the federal government. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification. Finally, we may be required under the terms of indebtedness that we incur, whether to private lenders or pursuant to the Legacy Loans Program, to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

              As a result, to the extent such income is not recognized within a TRS, the requirement to distribute a substantial portion of our net taxable income could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt or (iv) make a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with REIT requirements. Moreover, if our only feasible alternative were to make a taxable distribution of our shares to comply with the REIT distribution requirements for any taxable year and the value of our shares was not sufficient at such time to make a distribution to our shareholders in an amount at least equal to the minimum amount required to comply with such REIT distribution requirements, we would generally fail to qualify as a REIT for such taxable year and would be precluded from being taxed as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

We may be required to report taxable income early in our holding period for certain investments in excess of the economic income we ultimately realize from them.

              We expect to acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Market discount on a debt instrument accrues on the basis of the constant yield to maturity of the debt instrument based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If that turned out not to be the case, and we eventually collected less on the debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would generally be a bad debt deduction available to us at that time, but our ability to benefit from that bad debt deduction would depend on our having taxable income in that later taxable year.

              Similarly, many of the MBS that we buy will likely have been issued with original issue discount, which discount might reflect doubt as to whether the entire principal amount of such MBS will ultimately prove to be collectible. We will be required to report such original issue discount based on a constant yield method and income will be accrued and currently taxable based on the assumption that all future projected payments due on such MBS will be made. If such MBS turns out not to be fully collectible, a bad debt deduction will become available only in the later year that uncollectibility is provable.

              Finally, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectibility. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have a bad debt deduction available to us when such interest was determined to be uncollectible, the utility of that deduction would depend on our having taxable income in that later year or thereafter.

              REITs may not carry back net operating losses to prior taxable years, but may only carry net operating losses over to future years. Amounts corresponding to the amounts of the types of income described in this prospectus would generally have been distributed and taxed to our shareholders as a dividend when we were required to report such income. If we had no taxable income in the later year that the bad debt deduction became available, we and our shareholders would derive no tax benefit from that deduction. This possible "income early, losses later" phenomena could, accordingly, adversely affect us and our shareholders if it were persistent and in significant amounts.

If we were to make a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, shareholders may be required to sell such shares or sell other assets owned by them in order to pay any tax imposed on such distribution.

              If we were to make a taxable distribution of our shares, shareholders would be required to include the amount of such distribution into income even though they did not receive sufficient cash to satisfy any tax imposed on such distribution. Accordingly, shareholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. Moreover, in the case of a taxable distribution of our shares with respect to which any withholding tax is imposed on a shareholder, we may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

The share ownership limits applicable to us that are imposed by the Internal Revenue Code for REITs and our declaration of trust may restrict our business combination opportunities.

              In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after our first taxable year. Our declaration of trust, with certain exceptions, authorizes our board of trustees to take the actions that are necessary and desirable to preserve our qualification as a REIT. Under our declaration of trust, no person may own more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or more than 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest. However, our board of trustees may, in its sole discretion, grant an exemption to the share ownership limits (prospectively or retrospectively), subject to certain conditions and the receipt by our board of certain representations and undertakings. In addition, our board of trustees may change the share ownership limits as described under "Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer." Our declaration of trust also prohibits any person from (a) beneficially or constructively owning, as determined by applying certain attribution rules of the Internal Revenue Code, our shares that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or that would otherwise cause us to fail to qualify as a REIT or (b) transferring shares if such transfer would result in our shares being owned by fewer than 100 persons. The share ownership limits applicable to us that are imposed by the tax law are based upon direct or indirect ownership by "individuals," which term includes certain entities. Ownership limitations are common in the organizational documents of REITs and are intended, among other purposes, to provide added assurance of compliance with the tax law requirements and to minimize administrative burdens. However, our share ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Even if we qualify as a REIT, we will face tax liabilities that reduce our cash flow.

              Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, such as mortgage recording taxes. See "U.S. Federal Income Tax Considerations—Taxation of Our Company—Taxation of REITs in General." Any of these taxes would decrease cash available for distribution to our shareholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we will hold a significant portion of our assets through, and derive a significant portion of our taxable income and gains in, TRSs. Such subsidiaries will be subject to corporate level income tax at regular rates.

Complying with the REIT requirements can be difficult and may cause us to forego otherwise attractive opportunities.

              To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares. We may be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

              To qualify as a REIT, we must ensure that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and MBS. The remainder of our investments in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. See "U.S. Federal Income Tax Considerations—Taxation of Our Company—Asset Tests." After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

Liquidation of assets may jeopardize our REIT qualification.

              To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with the REIT requirements may limit our ability to hedge effectively.

              The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under current law, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise be subject to.

If our operating partnership failed to qualify as a partnership for U.S. federal income tax purposes, we could fail to qualify as a REIT and suffer other adverse consequences.

              We believe that our operating partnership is organized and will be operated in a manner so as to be treated as a partnership, and not an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. As a partnership, it will not be subject to U.S. federal income tax on its income. Instead, each of its partners, including us, will be allocated its share of our operating partnership's income. No assurance can be provided, however, that the Internal Revenue Service will not challenge its status as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the Internal Revenue Service were successful in treating our operating partnership as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we could fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, could cease to qualify as a REIT. Also, the failure of our operating partnership to qualify as a partnership would cause it to become subject to federal corporate income tax, which would reduce significantly the amount of its cash available for debt service and for distribution to its partners, including us. See "U.S. Federal Income Tax Considerations—Taxation of Our Company—Effect of Subsidiary Entities" for more information.

The taxable mortgage pool, or TMP, rules may increase the taxes that we or our shareholders may incur, and may limit the manner in which we effect future securitizations.

              Certain of our securitizations in the future, if any, will likely be considered to result in the creation of TMPs for U.S. federal income tax purposes. A TMP is always classified as a corporation for U.S. federal income tax purposes. However, as long as a REIT owns 100% of a TMP, such classification generally does not result in the imposition of corporate income tax, because the TMP is a "qualified REIT subsidiary." The requirement that a TMP be wholly owned by a REIT to be a qualified REIT subsidiary means that we would be precluded from holding equity interests in such a TMP through our operating partnership if the TMP were a U.S. entity that would be subject to taxation as a domestic corporation, unless our operating partnership itself formed another subsidiary REIT to own the TMP.

              In the case of such wholly REIT owned TMPs, certain categories of our shareholders, such as foreign shareholders otherwise eligible for treaty benefits, shareholders with net operating losses, and tax exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income received from us that is attributable to the TMP or "excess inclusion income." In addition, to the extent that our shares are owned in record name by tax exempt "disqualified organizations," such as certain government related entities that are not subject to tax on unrelated business income, we may incur a corporate level tax on our allocable portion of excess inclusion income from such a wholly REIT owned TMP. In that case and to the extent feasible, we may reduce the amount of our distributions to any disqualified organization whose share ownership gave rise to the tax, or we may bear such tax as a general corporate expense. To the extent that our shares owned by disqualified organizations are held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the corporate level tax on the portion of our excess inclusion income allocable to the shares held by the broker/dealer or other nominee on behalf of disqualified organizations. While we intend to attempt to minimize the portion of our distributions that is subject to these rules, the law is unclear concerning computation of excess inclusion income, and its amount could be significant. See "U.S. Federal Income Tax Considerations—Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusion Income" and "U.S. Federal Income Tax Considerations—Taxation of Shareholders—Taxation of Tax Exempt Shareholders."

              In the case of any TMP that would be taxable as a domestic corporation if it were not wholly REIT owned, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. This marketing limitation may prevent us from selling more junior or non investment grade debt securities in such securitizations and maximizing our proceeds realized in those offerings.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

              A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose to engage in certain sales of loans through a TRS and not at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us. We may hold a substantial amount of assets in one or more TRSs that are subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

              The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our common shares. The U.S. federal tax rules that affect REITs constantly are under review by persons involved in the legislative process, the Internal Revenue Service and the U.S. Treasury Department, which results in statutory changes as well as frequent revisions to Treasury regulations and interpretations. Revisions in U.S. federal tax laws and interpretations thereof could cause us to change our investments and commitments, which could also affect the tax considerations of an investment in our common shares.

Risks Related to this Offering

There may not be an active market for our common shares, which may cause our common shares to trade at a discount and make it difficult for purchasers in this offering to sell their shares.

              Prior to this offering, there has been no public market for our common shares. The initial public offering price for our common shares will be determined by negotiations between the underwriters and us. We cannot assure you that the initial public offering price will correspond to the price at which our common shares will trade in the public market subsequent to this offering or that the price of our shares available in the public market will reflect our actual financial performance.

              We intend to apply to have our common shares listed on the NYSE, under the symbol "PMT." Listing on the NYSE would not ensure that an actual market will develop for our common shares. Accordingly, no assurance can be given as to:

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  the likelihood that an active trading market for our common shares will develop or, if one develops, be maintained;

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  the liquidity of any market for our common shares;

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  the ability of our shareholders to sell our common shares when desired, or at all; or

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  the price that a shareholder may obtain for such shareholder's common shares.

              Even if an active market develops for our common shares, the market price for our common shares may be highly volatile and subject to wide fluctuations. Some of the factors that could negatively affect our share price include:

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  actual or projected results of operations;

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  actual or projected financial condition, cash flows and liquidity;

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  actual or anticipated changes in business strategies or prospects;

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  actual or perceived conflicts of interest with PCM and its affiliated entities and individuals, including our officers;

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  equity issuances by us, or share resales by our shareholders, or the perception that such issuances or resales may occur;

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  actual or anticipated accounting problems;

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  publication of research reports about us or the real estate finance industry;

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  our failure to meet, or the lowering of, our earnings' estimates or those of any securities analysts;

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  increases in market interest rates, which may lead investors to demand a higher distribution yield for our common shares, if we have begun to make distributions to our shareholders, and would result in increased interest expenses on our debt;

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  changes in market valuations of similar companies;

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  adverse market reaction to the level of leverage we employ;

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  failure to maintain our REIT qualification or exclusion from the Investment Company Act;

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  additions or departures of PCM's key personnel, including our officers, or a change in control of PCM;

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  actions by significant shareholders;

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  speculation in the press or investment community;

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  price and volume fluctuations in the stock market generally;

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  general market and economic conditions, including the current state of the credit and capital markets;

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  changes in current or proposed legislation;

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  increased competition in the residential real estate mortgage business; and

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  other events or circumstances which undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts.

              No assurance can be given that the market price of our common shares will not fluctuate or decline significantly in the future or that holders of our common shares will be able to sell their shares when desired on favorable terms, or at all.

Future issuances of debt securities, which would rank senior to our common shares upon our liquidation, and future issuances of equity securities, which would dilute the holdings of our existing shareholders and may be senior to our common shares for the purposes of making distributions, including liquidating distributions, may adversely affect the market price of our common shares.

              In the future, we may issue debt or equity securities or make other borrowings. Upon liquidation, holders of our debt securities and other loans and preferred shares will receive a distribution of our available assets before holders of our common shares. We are not required to offer any such additional debt or equity securities to existing shareholders on a preemptive basis. Therefore, additional common share issuances, directly or through convertible or exchangeable securities, warrants or options, will generally dilute the holdings of our existing shareholders and may reduce the market price of our common shares. Our preferred shares, if issued, would likely have a preference on distribution payments, including liquidating distributions, which could limit our ability to make distributions, including liquidating distributions, to holders of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares bear the risk that our future issuances of debt or equity securities or other borrowings will reduce the market price of our common shares and dilute their ownership in us.

Future issuances and sales of our common shares may depress the market price of our common shares. You should not rely upon lockup agreements in connection with this offering to limit the amount of common shares sold into the market.

              Subject to applicable law, our board of trustees has the authority, without further shareholder approval, to issue additional common shares and preferred shares on the terms and for the consideration it deems appropriate. We cannot predict the effect, if any, of future issuances of our common shares or the prospect of such issuances on the market price of our common shares. Issuances of a substantial amount of our common shares, or the perception that such issuances might occur, could depress the market price of our common shares.

              Upon the completion of this offering, we will have                        common shares outstanding, on a fully diluted basis, including an aggregate of (i)                restricted common shares to be granted to our executive officers and other employees of PCM and/or PLS under our equity incentive plan and (ii) 9,000 restricted common shares to be granted to our independent trustees under our equity incentive plan, or                        common shares if the underwriters' overallotment option is exercised in full.

              Concurrently with this offering, we will sell to certain of our executive officers, an affiliate of BlackRock, Highfields Capital and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital), in a separate private placement, 5% of our outstanding common shares after giving effect to the common shares issued in this offering, excluding common shares that may be sold pursuant to the underwriters' overallotment option, and subject, in all cases, to a maximum purchase of $40 million of our common shares at a price per share equal to the initial public offering price per share in this offering. In addition, investors in the PennyMac funds may purchase our common shares in the direct offering, at a price per share equal to the initial public offering price per share.

              We, and each of our executive officers, our trustees and our trustee nominees have agreed with the underwriters not to offer, sell or otherwise dispose of any common shares or any securities convertible into or exercisable or exchangeable for common shares or any rights to acquire common shares for a period of 180 days after the date of this prospectus, without the prior written consent of the representatives, subject to specific limited exceptions. Purchasers of our common shares in our concurrent offering (including certain of our executive officers, an affiliate of BlackRock, Highfields

Capital and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital)) have also agreed with the underwriters not to sell or otherwise dispose of the common shares that they purchase in our concurrent offering for a period of three years after the date of this prospectus. The representatives may, in their sole discretion, at any time from time to time and without notice, waive the terms and conditions of the lockup agreements to which it is a party. Assuming no exercise of the underwriters' overallotment option to purchase additional shares, approximately            % of our common shares are subject to lockup agreements. When the lockup periods expire, these common shares will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act, which are described under "Shares Eligible for Future Sale—Rule 144."

              We will enter into a registration rights agreement with the purchasers of our common shares in our concurrent offering pursuant to which we will agree to register the resale of such common shares. We will also grant such purchasers the right to include these shares in any registration statements we may file in connection with any future public offerings, subject to the terms of the lockup arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of secondary shares included in those offerings (with such reductions to be proportionately allocated among the selling shareholders participating in those offerings). Following the completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of common shares that may be issued under our equity incentive plan, including the restricted common shares to be granted to our executive officers, other employees of PCM and/or PLS and our independent trustees. In addition, in the event that we issue any common shares under our equity incentive plan to PCM, PLS or any other entity that provides services to us, we will agree to register the resale of such common shares. See "Shares Eligible for Future Sale—Registration Rights." Upon registration, these common shares will be eligible for sale without restriction.

              After the closing of this offering, we may issue additional common shares and securities convertible into, or exchangeable or exercisable for, common shares under our equity incentive plan.

              We also may issue from time to time additional common shares in connection with property, portfolio or business acquisitions and may grant demand or piggyback registration rights in connection with such issuances.

We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.

              We are generally required to distribute to our shareholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be adversely affected by the risk factors described in this prospectus. Although we anticipate initially making quarterly distributions to our shareholders, our board of trustees has the sole discretion to determine the timing, form and amount of any distributions to our shareholders, and such determination will depend upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of trustees may deem relevant from time to time.

              Among the factors that could impair our ability to make distributions to our shareholders are:

  •
  our inability to invest the proceeds of this offering, our concurrent offering and the direct offering (if any);

  •
  our inability to make attractive risk-adjusted returns on our future investments;

  •
  unanticipated expenses that reduce our cash flow or non-cash earnings;

  •
  defaults in our investment portfolio or decreases in its value; and

  •
  the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

              As a result, no assurance can be given that we will be able to make distributions to our shareholders at any time in the future or that the level of any distributions we do make to our shareholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect the market price of our common shares.

              In addition, distributions that we make to our shareholders will generally be taxable to our shareholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a shareholder's investment in our common shares.

Investing in our common shares may involve a high degree of risk.

              The investments we make in accordance with our investment objective may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common shares may not be suitable for someone with lower risk tolerance.

Broad market fluctuations could negatively impact the market price of our common shares.

              The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies' operating performances. These broad market fluctuations could reduce the market price of our common shares. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," "continue," "plan" or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, cash flows, liquidity, results of operations and prospects include, but are not limited to:

  •
  the factors referenced in this prospectus, including those set forth under the section captioned "Risk Factors";

  •
  expectations regarding the timing of generating any revenues;

  •
  changes in our investment objective or investment or operational strategy;

  •
  volatility in our industry, interest rates and spreads, the debt or equity markets, the general economy or the residential finance and real estate markets specifically, whether the result of market events or otherwise;

  •
  events or circumstances which undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts;

  •
  continued declines in residential real estate;

  •
  the availability of attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objective and investment strategies;

  •
  the concentration of credit risks to which we are exposed;

  •
  changes to the proposed structure of the Legacy Loans Program, the extent to which depository institutions will participate in the program, its ultimate impact on the market for residential mortgage loans and our ability to win a bid on any assets being sold in connection with the Legacy Loans Program;

  •
  the degree and nature of our competition;

  •
  the availability, terms and deployment of short-term and long-term capital;

  •
  the adequacy of our cash reserves and working capital;

  •
  our dependence on PCM and potential conflicts of interest with PCM and its affiliated entities;

  •
  changes in personnel and lack of availability of qualified personnel;

  •
  our ability to match the interest rates and maturities of our assets with our financing;

  •
  the timing of cash flows, if any, from our investments;

  •
  our ability to obtain financing or the use of proceeds from this offering, our concurrent offering and the direct offering (if any);

  •
  unanticipated increases in financing and other costs, including a rise in interest rates;

  •
  the performance, financial condition and liquidity of borrowers;

  •
  increased rates of default and/or decreased recovery rates on our investments;

  •
  increased prepayments of the mortgage and other loans underlying our MBS and other investments;

  •
  the degree to which our hedging strategies may or may not protect us from interest rate volatility;

  •
  our failure to maintain appropriate internal controls over financial reporting;

  •
  estimates relating to our ability to make distributions to our shareholders in the future;

  •
  changes in governmental regulations, accounting treatment, tax rates and similar matters;

  •
  legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exclusions from registration as an investment company); and

  •
  limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act and the ability of certain of our subsidiaries to qualify as REITs and certain of our subsidiaries to qualify as TRSs for U.S. federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules.

              When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this prospectus. The matters summarized under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus could cause our actual results and performance to differ significantly from those contained in our forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

              We estimate that the net proceeds we will receive from this offering will be approximately $                 million (or approximately $                 million if the underwriters exercise their overallotment option in full), in each case assuming an initial public offering price of $                per share and after deducting underwriting discounts of approximately $                (or approximately $                if the underwriters exercise their overallotment option in full), and estimated organization and offering expenses of approximately $                 million payable by us.

              Concurrently with this offering, we will sell to certain of our executive officers, an affiliate of BlackRock, Highfields Capital and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital), in a separate private placement, 5% of our outstanding common shares after giving effect to the common shares issued in this offering, excluding common shares that may be sold pursuant to the underwriters' overallotment option, and subject, in all cases, to a maximum purchase of $40 million of our common shares at a price per share equal to the initial public offering price per share in this offering. In addition, investors in the PennyMac funds may purchase our common shares in the direct offering, at a price per share equal to the initial public offering price per share. No underwriting discounts will be payable in connection with these other offerings.

              We intend to use the net proceeds of this offering, our concurrent offering and the direct offering (if any) in accordance with our investment objective and strategies described in this prospectus. Prior to the full investment of the offering proceeds into our targeted asset classes, we may make investments in high grade, short-term securities, such as securities guaranteed by Ginnie Mae, securities issued and guaranteed by Freddie Mac or Fannie Mae, short-term funds, including BlackRock-sponsored funds, as well as cash equivalents for temporary cash management, consistent with our intention to qualify as a REIT. These investments are expected to provide a lower rate of return than we will seek from the implementation of our investment strategies. Prior to the time we have fully invested the net proceeds of this offering, our concurrent offering and the direct offering (if any), we may fund quarterly distributions out of such net proceeds. To the extent we raise more proceeds in such offerings, we will make more investments. To the extent we raise less proceeds in such offerings, we will make fewer investments.

 DISTRIBUTION POLICY

              To qualify as a REIT so that U.S. federal income tax generally does not apply to our earnings to the extent distributed to shareholders, we must, in addition to meeting other requirements, annually distribute to our shareholders an amount at least equal to (i) 90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain), plus (ii) 90% of the excess of our net income from foreclosure property (as defined in the Internal Revenue Code) over the tax imposed on such income by the Internal Revenue Code, less (iii) any excess non-cash income (as determined under the Internal Revenue Code). We are subject to income tax on income that is not distributed to our shareholders, and to an excise tax to the extent that certain percentages of our income are not distributed to our shareholders by specified dates.

              To the extent that, in respect of any calendar year, cash available for distribution is less than our REIT taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable share distribution or distribution of debt securities. In addition, prior to the time we have fully invested the net proceeds of this offering, our concurrent offering and the direct offering (if any) we may fund our quarterly distributions out of such net proceeds. We will generally not be required to make distributions with respect to activities conducted through any domestic TRS that we form following the completion of this offering. See "U.S. Federal Income Tax Considerations—Taxation of Our Company—Annual Distribution Requirements." Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

              Although we anticipate initially making quarterly distributions to our shareholders, the timing, form and amount of any distributions to our shareholders will be at the sole discretion of our board of trustees and will depend upon a number of factors, including, but not limited to:

  •
  our actual and projected results of operations;

  •
  our actual and projected financial condition, cash flows and liquidity;

  •
  our business and prospects;

  •
  our operating expenses;

  •
  our capital expenditure requirements;

  •
  our debt service requirements;

  •
  borrowings under temporary programs established by the U.S. government, such as the Public-Private Investment Program;

  •
  restrictive covenants in our financing or other contractual arrangements;

  •
  restrictions under Maryland law;

  •
  the timing of the investment of our capital;

  •
  our taxable income;

  •
  the annual distribution requirements under the REIT provisions of the Internal Revenue Code; and

  •
  such other factors as our board of trustees deems relevant.

              Subject to the distribution requirements referred to in the immediately preceding paragraph, we intend, to the extent practicable, to invest substantially all of the proceeds from repayments, sales and refinancings of our assets in accordance with our investment objective and strategies. We may, however, in the sole discretion of our board of trustees, make a distribution of capital or of assets or a taxable distribution of our shares (as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash). We intend to make distributions in cash to the extent that cash is available for such purpose.

              We anticipate that distributions generally will be taxable as ordinary income to our non-exempt shareholders, although a portion of such distributions may be designated by us as long-term capital gain or qualified dividend income or may constitute a return of capital. To the extent that we decide to make distributions in excess of taxable income, such excess distributions generally will be considered a return of capital. In addition, if we own a securitization financing that is treated as a TMP, a portion of our distributions may constitute "excess inclusions." We will furnish annually to each of our shareholders a statement setting forth the distributions paid during the preceding year and their U.S. federal income tax status. For a discussion of the U.S. federal income tax treatment of distributions by us, see "U.S. Federal Income Tax Considerations—Taxation of Our Company—Taxation of REITs in General," "U.S. Federal Income Tax Considerations—Taxation of Our Company—Annual Distribution Requirements," "U.S. Federal Income Tax Considerations—Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusion Income" and "U.S. Federal Income Tax Considerations—Taxation of Shareholders."

CAPITALIZATION

              The following table sets forth (1) our actual capitalization at May 19, 2009 and (2) our capitalization as adjusted to reflect the effects of the sale of our common shares in this offering at an assumed initial public offering price of $            per share after deducting the underwriting discounts and estimated organizational and offering expenses payable by us and the sale of            common shares in our concurrent offering at a price per share equal to the initial public offering price per share in this offering. You should read this table together with "Use of Proceeds" included elsewhere in this prospectus.

	As of May 19, 2009
	Actual	As Adjusted(1)(2)(3)
Shareholders' equity:
Common shares, par value $0.01 per share; 1,000 shares authorized, 1,000 shares outstanding, actual and common shares authorized and common shares outstanding, as adjusted	$10	$
Additional paid-in-capital	990

Total shareholders' equity	$1,000	$

(1)
Assumes                 shares will be sold in this offering at an initial public offering price of $            per share for net proceeds of approximately $             million after deducting the underwriting discounts and estimated organizational and offering expenses of approximately $             million and the sale of                common shares in our concurrent offering. The common shares sold in our concurrent offering will be sold without payment of any underwriting discounts. See "Use of Proceeds."

(2)
Does not include the underwriters' option to purchase up to                additional common shares.

(3)
Does not include (i) any of our common shares that may be sold in the direct offering to investors in the PennyMac funds, (ii)                  restricted common shares to be granted to our executive officers and other employees of PCM and/or PLS under our equity incentive plan upon the completion of this offering, (iii) 9,000 restricted common shares to be granted to our independent trustees under our equity incentive plan upon the completion of this offering or (iv)                 of our common shares available for future grant under our equity incentive plan. See "Management—Equity Incentive Plan."

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

              We are a newly-formed specialty finance company that will invest primarily in residential mortgage loans and mortgage-related assets. Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by investing in mortgage loans, a substantial portion of which may be distressed and acquired at discounts to their unpaid principal balances. We will then seek to maximize the value of the mortgage loans that we acquire through proprietary loan modification programs, special servicing and other initiatives focused on keeping borrowers in their homes. We also may invest in mortgage-related securities and other real estate and financial assets. It is anticipated that these securities and assets will not be rated by any rating agency. We will be externally managed by PCM, an SEC-registered investment adviser that specializes in, and focuses on, residential mortgage loans.

              We will rely on PennyMac's expertise in identifying pools of distressed mortgage loans and other assets for acquisition. We expect that PCM will make investment decisions based on various factors, including expected cash yield, relative value, risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, market risk, portfolio diversification, liquidity and availability and terms of financing, as well as maintaining our REIT qualification and our exclusion from registration under the Investment Company Act. We have not yet made any investments.

              Over time, we will reevaluate our investment strategy as market conditions change with a view toward maximizing the returns from our investment portfolio and identifying dislocations in the mortgage market, including continuing opportunities resulting from the collapse of the independent mortgage company business model, as described in "Business—Our Investment Strategy." We believe this strategy, combined with the experience of PennyMac's senior management team and PCM's proprietary operational platform and tools, will benefit us during various interest rate and credit cycles and capital market conditions and provide attractive long-term returns to our investors.

              We are organized as a Maryland real estate investment trust. A wholly-owned subsidiary of ours is the sole general partner of our operating partnership, and we intend to conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership. Upon the completion of this offering, our concurrent offering and the direct offering (if any), we will contribute to our operating partnership the net proceeds of these offerings as our initial capital contribution in exchange for all of the limited partnership interests and, indirectly, the general partner interest in our operating partnership.

    Income Taxation

              In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Internal Revenue Code commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

              As a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. In addition, subject to maintaining our qualification as a REIT, a significant portion of our business is expected to be conducted through, and a portion of our income may be earned in, one or more TRSs that are subject to corporate income taxation. Changes in the market values of mortgage loans and other assets that may be held by our TRSs may result in gain (or loss) and, accordingly, increases (or decreases) in the amount of corporate income taxes paid.

    Reporting Metrics

              Income.    We expect our primary sources of income will be:

  •
  net interest income;

  •
  realized gain or loss on the sale of mortgage loans or securities; and

  •
  unrealized appreciation or depreciation on loans and trading securities.

              We expect our results of operations to be affected by various factors, many of which are beyond our control. Generally, we expect that our mortgage loan portfolio may grow at an uneven pace, as opportunities to acquire distressed mortgage loans may be irregularly timed and may involve large portfolios of loans, and the timing and extent of our success in acquiring such loans cannot be predicted. This factor may cause our income to be depressed while our capital is being fully deployed.

              In addition, following the acquisition of a mortgage loan portfolio, our income may be negatively affected by our loan modifications to the extent that the loan modifications reduce the principal amount or stated interest rates on loans and thereby reduce interest income; by our foreclosures on loans where PennyMac is unable to modify the loans on acceptable terms; and by other losses on defaulted loans. We expect that these activities will primarily commence in the first periods after we acquire a portfolio.

              Net Interest Income.    Interest income represents interest earned on our residential mortgage loans and mortgage-related assets. We anticipate that the primary contributing elements of our interest income will be the size of our mortgage loan portfolio, the timing of purchases of such loans, the level and changes of interest rates, prepayment speeds and the payment performance of borrowers.

              We expect that interest expense will be driven by the size of our mortgage loan portfolio, the leverage employed and borrowing rates. Borrowing rates in turn will be dependent on market conditions, which are beyond our control, as well as the specific debt vehicle employed and the terms we are able to negotiate. Currently, we anticipate utilizing limited leverage on our portfolio and, accordingly, do not expect interest expense to materially affect our results of operations.

              Realized Gain or Loss on Sale.    When we sell our mortgage loans or securities, we will record a gain or loss which will be determined by the nature and terms of the disposition transaction. We expect that we will not be in a position to dispose of our mortgage loans following modification until adequate time has passed to establish a satisfactory payment history. As a result, our ability to realize gain on our modified loans will be correspondingly deferred and we do not expect that our initial period of operations will include material levels of disposition transactions with regard to modified loans. In addition, as a result of our fair value accounting, in the event of a loan modification, we will incur realized gain (or loss) to the extent that the fair value of the modified loan exceeded (or was less than) the fair value of the loan prior to modification.

              Unrealized Appreciation or Depreciation.    Many of our assets, including our mortgage loans, will be carried at fair value. Accordingly, changes in the fair value will impact the results of our operations for the period in which such change in value occurs, and these changes may be material. The expectation of changes in home prices is a major determinant of the value of residential mortgage loans. This factor is beyond our control.

              Expenses.    We expect to incur management and incentive fees payable to PCM that will be determined based upon our equity and profitability, among other factors. We also expect to incur loan servicing, origination and other fees payable to PLS that will be determined by the size of our mortgage loan portfolio, the characteristics of our loans and the volumes of loan modifications and refinancing, among other factors. The expenses we incur that are payable to PCM and PLS will be computed in accordance with the agreements entered into with PCM and PLS and described under "Our Manager and the Management Agreement—Management Agreement" and "Certain Relationships and Related Transactions—Loan Servicing Agreement." We will also incur ongoing operating and administrative expenses necessary to conduct our business. In connection with investigating portfolios for acquisition, we anticipate that we will be obligated to reimburse PCM's upfront expenses related to due diligence, credit and collateral evaluation and the costs to board the loans onto PCM's and PLS's systems. In some cases, these costs may not be reimbursable by the selling party if PCM's bidding efforts are not successful.

    Other Factors Impacting Our Results

              Fair Value of Our Assets.    Many of our assets, including our mortgage loans, will be carried at fair value. Accordingly, changes in the fair value will impact the results of our operations for the period in which such change in value occurs. The expectation of changes in home prices is a major determinant of the value of residential mortgage loans. This factor is beyond our control.

              Prepayment Speeds.    Prepayment speeds, as reflected by the Constant Prepayment Rate, or CPR, vary according to interest rates, the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. In general, when interest rates rise, it is relatively less attractive for borrowers to refinance their mortgage loans and, as a result, prepayment speeds tend to decrease. This can extend the period over which we earn interest income. When interest rates fall, prepayment speeds tend to increase, thereby decreasing the period over which we earn interest income.

              Rising Interest Rate Environment.    Rising interest rates increase our financing costs which may result in a net negative impact on our net interest income. With respect to our future floating rate investments, such interest rate increases should result in increases in our net interest income because our floating rate assets will likely be greater in amount than the related floating rate liabilities. Similarly, such an increase in interest rates should generally result in an increase in our net interest income on future fixed-rate investments made by us because our fixed-rate assets would be greater in amount than our fixed-rate liabilities. We expect, however, that our fixed-rate assets would decline in value in a rising interest rate environment and that our net interest spreads on fixed rate assets could decline in a rising interest rate environment to the extent such assets are financed with floating rate debt.

              Risk Management Effectiveness—Credit Risk.    We are subject to the risk of potential credit losses on all of the residential mortgage loans we hold in our portfolio, particularly those that are sub-performing or non-performing. Additionally, we may purchase all classes of certain RMBS securities for the purpose of maintaining our exclusion from the Investment Company Act, and thereby will have the credit exposure on all of the loans underlying these RMBS. Prior to the purchase of these securities, we intend to conduct due diligence that allows us to identify loans that do not meet our credit standards based on loan-to-value ratios, borrowers' credit scores, income and asset documentation and other criteria that we believe to be important indications of credit risk. In the event that we identify such loans, we intend to either price the securities to our expectation of value or decline purchase of the RMBS.

              Risk Management Effectiveness—Interest Rate Risk.    Since changes in interest rates may significantly affect our activities, our operating results will depend, in large part, upon our ability to effectively manage interest rate risks and prepayment risks while maintaining our status as a REIT and our exclusion from the Investment Company Act.

              Size of Investment Portfolio.    The size of our investment portfolio, as measured by the aggregate unpaid principal balance of our mortgage loans and aggregate principal balance of our mortgage-related securities and the other assets we own will also be a key revenue driver. Generally, as the size of our investment portfolio grows, the amount of interest income we receive will increase. The larger investment portfolio, however, will drive increased expenses to the extent that we incur additional interest expense to finance the purchase of our assets.

Critical Accounting Policies

              Our financial statements will be prepared in accordance with GAAP. These accounting principles may require us to make some complex and subjective decisions and assessments. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. Some of our investments will be recorded at fair value, as determined by PCM, subject to oversight of our board of trustees, and in accordance with SFAS No. 157, "Fair Value Measurements," or SFAS No. 157, and FASB Staff Position No. 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active." We have identified what we believe will be our most critical accounting policies to be the following:

    Valuation of Financial Instruments

              SFAS No. 157 establishes a hierarchy that prioritizes the inputs to valuation techniques giving the highest priority to readily available unadjusted quoted prices in active markets for identical assets (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements) when market prices are not readily available or reliable. The three levels of the hierarchy under SFAS No. 157 are described below:

  •
  Level I—Quoted prices in active markets for identical assets or liabilities.

  •
  Level II—Prices determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

  •
  Level III—Prices determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used. Unobservable inputs reflect our own assumptions about the factors that market participants would use in pricing an asset or liability, and would be based on the best information available. We anticipate that a significant portion of our assets will be with a Level III.

    Mortgage Loans

              Mortgage loans that are not committed to be sold will be recorded at fair value, which will be approximated using a discounted cash flow valuation model. Inputs to the model will be classified into directly and non-directly observable inputs. Directly observable inputs are inputs that can be taken directly from observable data or market sources such as current interest rates, loan amount, payment status and property type. Non-directly observable inputs are inputs that cannot be taken directly from observable data or market sources such as forecasts of future interest rates, home prices, prepayment speeds, defaults and loss severities. Loans which are committed to be sold will be valued at their quoted market price or market price equivalent.

    Residential Mortgage-Backed Securities

              Our investments in RMBS will be carried at fair value. Realized gains and losses on sales of RMBS will be recorded in earnings at the time of disposition. How the change in fair value of RMBS is recognized is dependent on the accounting classification of the assets. Changes in the fair value of RMBS accounted for as trading securities will be recognized in current period earnings.

              With respect to RMBS accounted for as available-for-sale securities, unrealized gains or losses, net of applicable deferred income taxes, will be excluded from earnings and reported as a component of accumulated other comprehensive income, which is included in shareholders' equity. Other-than-temporary impairment will be recorded when the fair value of an RMBS accounted for as an available-for-sale security has declined below its cost basis and is not expected to recover in value. If we do not intend to sell such RMBS and it is more likely than not that we will not have to sell it before recovery of its cost basis, any credit component of an other-than temporary impairment is recognized in earnings and the remaining portion is recognized in other comprehensive income. Credit losses will be measured using cash flow projections including expected prepayments. The determination of other-than-temporary impairment will be made at least quarterly. If we determine an impairment to be other-than-temporary, we will realize a loss which will negatively impact current income.

    Mortgage Loan Sales and Securitizations

              We will periodically enter into transactions in which we sell financial assets, such as residential mortgage loans, RMBS and other assets. Upon a transfer of financial assets, we will sometimes retain or acquire senior or subordinated interests in the related assets. Gains and losses on such transactions will be recognized using the guidance in SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," or SFAS No. 140, which is based on a financial components approach that focuses on control. Under this approach, after a transfer of financial assets that meets the criteria for treatment as a sale—legal isolation, ability of transferee to pledge or exchange the transferred assets without constraint, and transferred control—an entity recognizes the financial and servicing assets it acquired or retained and the liabilities it has incurred, derecognizes financial assets it has sold, and derecognizes liabilities when extinguished.

              We will determine the gain or loss on sale of mortgage loans by allocating the carrying value of the underlying mortgage between securities or loans sold and the interests retained based on their fair values. The gain or loss on sale is the difference between the cash proceeds from the sale and the amount allocated to the securities or loans sold.

              From time to time, we may securitize mortgage loans we hold if such financing is available. These transactions will be recorded in accordance with SFAS No. 140 and will be accounted for as either a "sale" and the loans will be removed from our balance sheet or as a "financing" and will be classified as "securitized loans" on our balance sheet, depending upon the structure of the securitization transaction.

    Investment Consolidation

              For each investment we make, we will evaluate the underlying entity that issued the securities we acquired or to which we make a loan to determine the appropriate accounting. A similar analysis will be performed for each entity with which we enter into an agreement for management, servicing or related services. In performing our analysis, we will refer to guidance in SFAS No. 140 and FASB Interpretation No., or FIN, 46R, "Consolidation of Variable Interest Entities," or FIN 46R. FIN 46R addresses the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. In variable interest entities, or VIEs, an entity is subject to consolidation under FIN 46R if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity's activities or are not exposed to the entity's losses or entitled to its residual returns. VIEs within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that absorbs a majority of the entity's expected losses, its expected returns, or both. This determination can sometimes involve complex and subjective analyses.

    Interest Income Recognition

              Interest income on loans will be recognized over the life of the investment using the nominal interest rate. Income recognition will be suspended for loans when, in our opinion, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the loan becomes contractually current and performance is demonstrated to be resumed. Interest income on RMBS will be recognized over the life of the investment using the effective interest rate method. We will estimate, at the time of purchase, the future expected cash flows and will determine the effective interest rate based on these estimated cash flows and our purchase price. In estimating these cash flows, there will be a number of assumptions that will be subject to uncertainties and contingencies. These will include the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations), the pass-through or coupon rate and interest rate fluctuations. In addition, interest payment shortfalls due to delinquencies on the underlying mortgage loans, the likelihood of modification and the timing of the magnitude of credit losses on the mortgage loans underlying the securities will have to be judgmentally estimated. These uncertainties and contingencies will be difficult to predict and will be subject to future events that may impact our estimates and interest income.

    Mortgage Loan Modifications

              We will account for loan modifications by measuring the difference between the fair values of the original loan and the modified loan. Any difference between these amounts will be recorded in realized gain or loss in the period of the modification.

    Accounting For Derivative Financial Instruments

              We may enter into derivative contracts, including interest rate swaps and interest rate caps, as a means of mitigating our interest rate risk. We will use interest rate derivative instruments to mitigate interest rate risk rather than to enhance returns.

              We will account for derivative financial instruments in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended and interpreted, or SFAS No. 133. SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheet and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in shareholders' equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

              In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. If it is determined that the derivative financial instrument is not highly effective as a hedge, we will discontinue hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, the instrument will be marked to market, with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria will be marked to market with the changes in value included in net income.

              Derivatives will be used for hedging purposes rather than speculation. We will determine their fair value in accordance with SFAS No. 157. If our hedging activities do not achieve our desired results, our earnings may be adversely affected.

    Mortgage Servicing Rights

              Mortgage servicing rights, or MSRs, arise from contractual agreements with investors in mortgage securities and mortgage loans to perform loan servicing functions in exchange for fees and other remuneration. We may retain mortgage servicing rights and enter into a sub-servicing agreement with PLS or another entity.

              MSRs will be carried at fair value in accordance with SFAS No. 156, "Accounting for Servicing of Financial Assets." Such value will fluctuate depending on a number of factors, including projected future prepayment speeds and interest rates. These and other variables can, and generally do, change from quarter to quarter as market conditions change. Mortgage servicing rights are generally an asset; however, because the value of MSRs is derived from the difference between the benefits of servicing and adequate compensation to the servicer, the resulting amount may be an asset or a liability.

Recent Accounting Pronouncements

              In April 2009, the FASB issued FASB Staff Position, or FSP, FAS 107-1 and ARB 28-1, "Interim Disclosures about Fair Value of Financial Instruments." This FSP amends SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP requires providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value. This FSP is effective for financial statements issued for interim reporting periods ending after June 15, 2009. We do not expect the adoption of FSP FAS 107-1 and ARB 28-1 to have a material impact on our consolidated financial statements.

              In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments." This FSP amends the other-than-temporary guidance for debt securities by requiring an entity to evaluate whether it has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. If either of these conditions is met, the entity must recognize an other-than-temporary impairment. The amount of total other-than-temporary impairment related to the credit loss shall be recognized in earnings if it is more likely than not that the entity will be required to sell the security before recovery of its amortized cost. Additional disclosures are required for interim and annual periods about securities in unrealized loss positions for which an other-than-temporary impairment has or has not been recognized. This FSP is effective for financial statements issued for fiscal years and interim reporting periods ending after June 15, 2009. We are currently evaluating the potential impact of FSP FAS 115-2 and FAS 124-2 on our consolidated financial statements.

              In April 2009, the FASB issued FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity of the Assets or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly." This FSP provides additional guidance for estimating fair value in accordance with SFAS No. 157. We are currently evaluating the potential impact of FSP FAS 157-4 on our consolidated financial statements.

Results of Operations

              As of the date of this prospectus, we have not commenced operations.

Liquidity and Capital Resources

              Liquidity is a measurement of our ability to meet potential cash requirements, including commitments to make distributions to our shareholders, finance our investments and expenses and satisfy other general business needs. Our financing sources will include the net proceeds of this offering.

              Concurrently with this offering, we will sell to certain of our executive officers, an affiliate of BlackRock, Highfields Capital and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital), in a separate private placement, 5% of our outstanding common shares after giving effect to the common shares issued in this offering, excluding common shares that may be sold pursuant to the underwriters' overallotment option, and subject, in all cases, to a maximum purchase of $40 million of our common shares at a price per share equal to the initial public offering price per share in this offering. In addition, investors in the PennyMac funds may purchase our common shares in the direct offering, at a price per share equal to the initial public offering price per share.

              To the extent available at the relevant time, our financing sources may include borrowings in the form of bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities, structured financing arrangements, public and private equity and debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. As of the date of this prospectus, we have no contractual commitments for any financing arrangements, and we cannot assure you that we will secure any such arrangements in a timely manner in the future on favorable terms, or at all.

              We plan to finance our investments with a prudent amount of leverage, the level of which may vary based upon the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we anticipate initially utilizing limited leverage on our portfolio as part of our financing strategy, other than, to the extent we acquire loans through the Legacy Loans Program, leverage provided through the contemplated structure of the Legacy Loans Program.

              We generally need to distribute at least 90% of our taxable income each year (subject to certain adjustments) to our shareholders in order to qualify as a REIT under the Internal Revenue Code. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for our business.

Contractual Obligations

              As of the date of this prospectus, other than our equity incentive plan, our contractual obligations are limited to the management agreement, the loan servicing agreement, the indemnification agreements with our officers and trustees and the registration rights agreement with the purchasers in our concurrent offering. See "Management—Equity Incentive Plan," "Our Manager and the Management Agreement—Management Agreement," "Certain Relationships and Related Transactions—Loan Servicing Agreement," "Certain Relationships and Related Transactions—

Indemnification Agreements" and "Certain Relationships and Related Transactions—Registration Rights," respectively, for descriptions of our equity incentive plan and these agreements.

Off Balance Sheet Arrangements

              As of the date of this prospectus, we have no off balance sheet arrangements.

Quantitative and Qualitative Disclosures About Market Risk

              Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices, real estate values and other market-based risks. The primary market risks that we will be exposed to are real estate risk, interest rate risk, market value risk, prepayment risk and credit risk.

    Real Estate Risk

              Residential property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses.

    Interest Rate Risk

              Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

              Our operating results will depend, in part, on differences between the income from our investments and our financing costs. We currently expect that debt financing will be based on a floating rate of interest calculated on a fixed spread over the relevant index, as determined by the particular financing arrangement. Accordingly, we believe that the net impact of changing interest rates on our floating interest rate investment portfolio should be limited.

              We expect to attempt to reduce interest rate risks on any outstanding debt and to minimize exposure to interest rate fluctuations thereon through the use of match funded financing structures, when appropriate, whereby we seek (i) to match the maturities of our debt with the maturities of the assets that we finance and (ii) to match the interest rates on our leveraged investments with like-kind debt (i.e., floating rate assets are financed with floating rate debt and fixed-rate assets are financed with fixed-rate debt), directly or through the use of interest rate swaps, caps or other financial instruments, or through a combination of these strategies. We expect this approach will allow us to minimize the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

              In the event of a significant rising interest rate environment and/or economic downturn, defaults could increase and result in credit losses to us, which could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. Furthermore, such defaults could have an adverse effect on the spread between our interest earning assets and interest bearing liabilities.

    Market Value Risk

              Our mortgage loans and RMBS will be reported at their fair value. The fair value of these assets fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these assets would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these assets would be expected to increase.

    Prepayment Risk

              To the extent that the actual prepayment rate on our mortgage loans differs from what we projected when we purchased the loans and when we measured fair value as of the end of each reporting period, the Company's unrealized gain or loss will be impacted. As we receive prepayments of principal on our RMBS investments, any premiums paid for such investments will be amortized against interest income using the effective yield method through the expected maturity dates of the investments. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the RMBS investments. Conversely, as we receive prepayments of principal on our investments, any discounts realized on the purchase of such investments will be accreted into interest income using the effective yield method through the expected maturity dates of the investments. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the RMBS investments.

    Credit Risk

              We will be subject to credit risk in connection with our investments. We anticipate that a significant portion of our assets will be comprised of sub-performing and non-performing residential mortgage loans that are unrated. The credit risk related to these investments pertains to the ability and willingness of the borrowers to pay, which is assessed before credit is granted or renewed and periodically reviewed throughout the loan or security term. We believe that residual loan credit quality is primarily determined by the borrowers' credit profiles and loan characteristics.

    Inflation

              Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors will influence our performance more so than inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Furthermore, our financial statements will be prepared in accordance with GAAP and any distributions we may make to our shareholders will be determined by our board of trustees based primarily on our taxable income and, in each case, our activities and balance sheet will be measured with reference to historical cost and/or fair market value without considering inflation.

BUSINESS

Our Company

              We are a newly-formed specialty finance company that will invest primarily in residential mortgage loans and mortgage-related assets. Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by investing in mortgage loans, a substantial portion of which may be distressed and acquired at discounts to their unpaid principal balances. We will then seek to maximize the value of the mortgage loans that we acquire through proprietary loan modification programs, special servicing and other initiatives focused on keeping borrowers in their homes. We believe that by utilizing these methods, we can provide borrowers with long-term solutions that address their willingness and ability to pay their mortgage loans, which we expect to increase our portfolio of performing loans, reduce default rates and enhance the value of the loans in our portfolio. Once we have improved the credit quality of a portfolio, we intend to monetize the enhanced value through various disposition strategies.

              We will be externally managed by PCM, an SEC-registered investment adviser that specializes in, and focuses on, residential mortgage loans. We will also enter into a loan servicing agreement with PLS, pursuant to which PLS will provide us with primary and special servicing. PCM and PLS are part of the PennyMac organization, which was designed specifically to address the opportunities created by the current dislocations in the markets for residential mortgage assets. PennyMac was developed from the ground up by its experienced senior management team, with support from its strategic investors, BlackRock and Highfields Capital. Concurrently with this offering, we will sell to certain of our executive officers, an affiliate of BlackRock, Highfields Capital and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital), in a separate private placement, 5% of our outstanding common shares after giving effect to the common shares issued in this offering, excluding common shares that may be sold pursuant to the underwriters' overallotment option, and subject, in all cases, to a maximum purchase of $40 million of our common shares at a price per share equal to the initial public offering price per share in this offering. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes and to maintain our exclusion from regulation under the Investment Company Act. We have not yet made any investments.

Current Market Opportunities

              We believe that there are unique, current market opportunities to acquire distressed mortgage loans and mortgage-related assets at significant discounts to their unpaid principal balances. Market prices of mortgage loans have declined significantly during the current economic downturn due, in large part, to increasing rates of borrower defaults and falling values of real estate collateral. Many depository institutions and other holders of portfolios of distressed mortgage loans in the U.S. are under financial duress and may be motivated to sell these loans directly or through recently announced government programs. In addition, government-related agencies acting as receivers, such as the FDIC, have acquired and are expected to continue to acquire significant portfolios of troubled loans from failed depository institutions.

              We believe that the size of the non-performing and sub-performing residential mortgage loan market has grown considerably and will likely continue to grow. According to the Federal Reserve's Flow of Funds report as of December 31, 2008, there were more than $4 trillion in residential mortgage whole loans outstanding, mostly held by depository institutions. We believe that more than $1 trillion of these loans are troubled or at significant risk of default in their current state.

              We expect to benefit from PCM's analytical and portfolio management expertise and technology in evaluating these investment opportunities. Furthermore, we will seek to maximize the value of the mortgage loans we acquire using PCM's proprietary portfolio strategy techniques to identify the appropriate approach for each loan and, through the workout-oriented servicing platform of PLS, offer borrowers alternatives, including, where appropriate, the modification of the terms and conditions of loans in a manner that reflects the borrowers' financial condition and residential property values. Mortgage loans may become re-performing through proper modification, restructuring and other techniques, and the mortgage loans subsequently can be monetized through a variety of disposition strategies.

              PCM will target initially three primary sources of investment opportunities:

  •
  liquidations by the FDIC of portfolios of mortgage loans of failed depository institutions;

  •
  the Legacy Loans Program of the U.S. Treasury's Public-Private Investment Program; and

  •
  direct acquisitions of pools of mortgage loans, particularly from institutions not eligible for participation in the Legacy Loans Program, such as mortgage companies, insurance companies and foreign banks.

              FDIC Liquidations of Failed Depository Institution Assets.    We believe that the FDIC will continue to provide attractive investment opportunities in mortgage loans through its liquidation of the assets of failed depository institutions for which it is appointed receiver. Thirty-three depository institutions have failed in 2009 through May 18, 2009, with more than $19.6 billion in combined assets. As of May 18, 2009, we estimate that the FDIC held more than $3 billion in residential mortgage loans from failed depository institutions. In addition, there were 252 depository institutions with a combined $159 billion of assets on the FDIC's Problem List as of December 31, 2008. "Problem" institutions are those institutions with financial, operational or managerial weaknesses that threaten their continued financial viability.

              The Legacy Loans Program.    In March 2009, the U.S. Treasury announced certain details, which are subject to change, concerning its Public-Private Investment Program, including the Legacy Loans Program. The Legacy Loans Program will provide financing for loan purchases from U.S. depository institutions and may stimulate depository institutions to strengthen their balance sheets by selling their troubled loans. As a result, we believe the Legacy Loans Program has the potential to be a significant source of investment opportunities for us. Additionally, we anticipate that after the recently completed bank "stress tests" conducted by the U.S. Treasury, banks that were determined by such tests to be undercapitalized, as well as smaller regional banks likely to be similarly undercapitalized, may be pressured to dispose of some or all of their troubled loan portfolios through the Legacy Loans Program, which could make significant quantities of these assets available to us at attractive prices.

              The Legacy Loans Program will allow private investors to bid on discrete pools of loans from U.S. depository institutions to be held by individual PPIFs that will be funded through a combination of debt and equity. The FDIC will provide guarantees on debt financing for each PPIF in a debt-to-equity ratio to be determined by the FDIC based on the credit profile of each pool. The U.S. Treasury may also contribute funds from its TARP to make an equity investment, and may receive warrants, in each PPIF. The private investor will retain control over asset management of the PPIF, subject to FDIC oversight. The FDIC will receive annual guarantee fees, reimbursement for its expenses incurred in the auction process and an ongoing administrative fee from the PPIF. A number of the terms of the Legacy Loans Program and related programs have not yet been determined and the attractiveness of the PPIF structure to private investors cannot be determined until those terms are specified. However, we believe the government intends to structure the PPIFs to be sufficiently attractive so as to generate interest from private sector investors such as us in order to ensure the success of the Legacy Loans Program.

              Direct Acquisitions.    Many holders of residential mortgage loans, in particular those that are not eligible for participation in the Legacy Loans Program, such as mortgage companies, insurance companies and foreign banks, may be motivated to reduce their loan holdings, creating opportunities to acquire pools of loans at significant discounts. We believe that we are well positioned to leverage the relationships of PennyMac and its strategic investors with a diverse group of financial intermediaries, ranging from primary dealers, major investment banks and brokerage firms to leading mortgage originators, specialty investment dealers and financial sponsors, to capitalize on these potential investment opportunities.

Our Manager and Its Operating Platform

              We will be externally managed and advised by PCM pursuant to a management agreement. PCM was established in March 2008 and is an SEC-registered investment adviser that specializes in, and focuses on, residential mortgage loans. PCM also serves as the investment manager to two private fund vehicles, which we refer to as the PennyMac funds, with investment objectives and policies that are substantially similar to ours and an aggregate of approximately $584 million in capital commitments as of March 31, 2009. Investors in the PennyMac funds may purchase our common shares directly from us in the direct offering at a price per share equal to the initial public offering price per share. Such investors may be permitted to reduce their undrawn capital commitments to the PennyMac funds by the amount of their purchases in the direct offering. PCM and PLS are both wholly-owned subsidiaries of PNMAC, a private company owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital.

              PCM will be responsible for administering our business activities and day-to-day operations. Pursuant to the terms of the management agreement, PCM will provide us with our senior management team, including our officers, along with appropriate support personnel. PCM is subject to the supervision and oversight of our board of trustees and has only the functions and authority as are specified in the management agreement.

              We will also enter into a loan servicing agreement with PLS, pursuant to which PLS will provide primary servicing and special servicing for our portfolio of residential mortgage loans. The "high touch" workout-oriented servicing platform of PLS is designed to enable us to effectively implement programs that address borrower needs and maximize the value of our portfolio. PLS was established in February 2008 and also provides primary servicing and special servicing to the PennyMac funds and entities in which they have invested.

              Mr. Stanford L. Kurland, our chairman and chief executive officer, leads PennyMac's experienced senior management team of 14 members, which collectively brings over 250 years of experience in the residential mortgage industry. This senior management team has expertise across each of the critical capabilities that PennyMac believes is required to successfully acquire and manage mortgage loans, including sourcing, valuation and acquisitions, due diligence, portfolio strategy, servicing (including modification and refinance fulfillment) and secondary marketing of restructured and re-performing loans. PennyMac's senior management team is currently supported by a dedicated team of approximately 75 other employees.

              We expect to have no employees, other than our officers, and we will not pay our officers any cash compensation. Rather, under the management agreement, we have agreed to pay PCM a base management fee based on our Shareholders' Equity and incentive compensation based on our Core Earnings. In addition, we will pay PLS fees for loan servicing, which includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications and refinancing, foreclosures and financings to facilitate REO sales.

Our Competitive Advantages

              We believe that our competitive advantages include the following:

    Investment and operational team with extensive experience in the residential mortgage business.

              PennyMac's senior management team includes 14 individuals with over 250 years of collective experience in the residential mortgage business, and this team has been executing the investment and portfolio management strategy on behalf of the PennyMac funds since August 2008. Mr. Stanford L. Kurland, our and PennyMac's chairman and chief executive officer and former president and chief operating officer of Countrywide, is well recognized for his leadership in developing Countrywide's strategic direction, financial management, risk management activities and organizational and governance structure. Mr. Kurland helped grow Countrywide's loan origination and servicing capabilities. David A. Spector, Andrew S. Chang, Michael L. Muir and David M. Walker, who collectively have 71 years of experience in the residential mortgage business and related areas, lead the day-to-day operations of PCM. The day-to-day activities of PLS are led by Scott D. Anderson and John M. Lawrence, who together bring over 36 years of experience in building, managing and overseeing residential mortgage servicing and other mortgage operations platforms.

    PennyMac's "high touch" borrower focus aligns our interests with those of the borrowers.

              PennyMac's general strategy is to keep borrowers in their homes by offering alternatives that include modification of the terms and conditions of their loans to reflect both the borrowers' current financial condition and the value of their homes. By focusing on the borrowers and not simply on the short-term collections on their mortgage loans, PennyMac works directly with individual borrowers to create long-term solutions designed to result in restructured and re-performing loans that will maximize the performance of our sub- performing and non-performing loans.

    Customized operational platform designed to maximize the value of each loan.

              PennyMac's senior management team, with the support of its strategic investors, BlackRock and Highfields Capital, organized PennyMac and assembled a team with the knowledge and experience to identify dislocations in the market for distressed residential mortgage loans and mortgage-related assets and enhance their value, primarily through customized solutions to assist borrowers in retaining their homes. It has developed a platform that is highly scalable and specifically designed for the current market opportunity. This platform includes the six dedicated functions that we believe are critical to maximizing the value of residential mortgage loans: sourcing, valuation and acquisitions, due diligence, portfolio strategy, servicing (including modification and refinance fulfillment) and secondary marketing. PennyMac believes that many of these functions are proprietary. For example, its portfolio strategy uses proprietary loan_level analytics referred to as "LENESM" (Loan Enhanced Normalization Engine) to determine the highest value approach for each borrower and loan. PennyMac's platform has been operating successfully since August 2008 but, given the recent commencement of its activities, is not burdened by the financial and operational constraints faced by companies with existing "legacy" portfolios of distressed mortgage loans.

    Access to investment opportunities.

              PennyMac will use its extensive relationships with senior executives in the financial services and mortgage industries to source loans for acquisition. PCM has acquired four portfolios of residential mortgage loans on behalf of the PennyMac funds since their initial closings in August 2008. For example, in December 2008, the PennyMac funds completed the acquisition of a pool of performing and non-performing residential loans with an unpaid principal balance of approximately $558 million from the FDIC as the receiver for the First National Bank of Nevada.

    Special servicing with an alignment of interests.

              The senior management team of PLS has extensive special servicing expertise and experience in rehabilitating distressed mortgage loans into sustainable performing loans. We believe that PCM's affiliation with PLS provides a competitive advantage over third-party servicers because the interests of the investor, borrower and mortgage servicer are more closely aligned, which we believe allows us to better achieve our objectives. These special servicing skills are expected to help us achieve our investment philosophy of avoiding foreclosures, when possible and prudent, to keep the borrowers in their homes and restore their mortgage loans to performing status. A third-party mortgage servicer may be contractually compelled or have economic incentives to foreclose where appropriate on a distressed mortgage loan rather than modify its terms. By contrast, PennyMac will seek to avoid foreclosures where appropriate by modifying mortgage loans to better reflect the borrowers' financial status and the underlying property values. We believe that this strategy will increase the quality and value of our acquired mortgage loans.

    BlackRock and Highfields Capital are strategic investors in PNMAC.

              PennyMac was founded with investment and organizational assistance from BlackRock and Highfields Capital in support of PennyMac's senior management team as they formulated PennyMac's strategy and developed its operational platform. BlackRock is an asset manager with approximately $1.28 trillion of assets under management and a demonstrated expertise in valuing and managing mortgage-related assets. Highfields Capital is a private investment firm with significant relationships and expertise in the financial services sector. An affiliate of BlackRock and Highfields Capital each holds an approximate 37% ownership interest in PNMAC, the company that owns 100% of PCM and PLS.

    Alignment of interests among PCM, our management and our investors.

              Concurrently with this offering, we will sell to certain of our executive officers, an affiliate of BlackRock, Highfields Capital and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital), in a separate private placement, 5% of our outstanding common shares after giving effect to the common shares issued in this offering, excluding common shares that may be sold pursuant to the underwriters' overallotment option, and subject, in all cases, to a maximum purchase of $40 million of our common shares at a price per share equal to the initial public offering price per share in this offering. Moreover, a portion of the fees that may be earned by PCM consists of incentive compensation that is based on the amount by which our earnings exceed a specified threshold. We believe that PCM's parent company's equity stake in our company, coupled with its ability to earn incentive compensation, will align PCM's interests with our interests.

Our Investment Strategy

              Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by investing in mortgage loans, a substantial portion of which may be distressed and acquired at discounts to their unpaid principal balances. We will then seek to maximize the value of the mortgage loans that we acquire through proprietary loan modification programs, special servicing and other initiatives focused on keeping borrowers in their homes. We also may invest in mortgage-related securities and other real estate and financial assets. It is anticipated that these securities and assets will not be rated by any rating agency.

              PCM will target initially three primary sources of investment opportunities for us:

  •
  liquidations by the FDIC of portfolios of mortgage loans of failed depository institutions;

  •
  the Legacy Loans Program of the U.S. Treasury's Public-Private Investment Program; and

  •
  direct acquisitions of pools of mortgage loans, particularly from institutions not eligible for participation in the Legacy Loans Program, such as mortgage companies, insurance companies and foreign banks.

              FDIC Liquidations of Failed Depository Institutions Assets.    We believe that the FDIC will continue to provide attractive investment opportunities in mortgage loans through its liquidation of the assets of failed depository institutions for which it is appointed receiver. Thirty-three depository institutions have failed in 2009 through May 18, 2009, with more than $19.6 billion in combined assets. As of May 18, 2009, we estimate that the FDIC held more than $3 billion in residential mortgage loans from failed depository institutions. In addition, there were 252 depository institutions with a combined $159 billion of assets on the FDIC's Problem List as of December 31, 2008.

              We will seek to acquire loans of failed depository institutions from the FDIC, including through structured transactions in which the FDIC retains a participation interest in future proceeds from the loans. For example, in December 2008, the PennyMac funds completed the acquisition of a pool of performing and non-performing residential loans with an unpaid principal balance of approximately $558 million from the FDIC as the receiver for the First National Bank of Nevada. Under the terms of the transaction, the funds acquired an interest in a limited liability company formed by the FDIC to hold the pool of loans. The FDIC retained a participation interest in the proceeds from the loans, which participation interest will be reduced after proceeds reach a certain threshold. PLS is acting as the servicer of the loans. The foregoing illustrates a potential structure that may be utilized in similar acquisitions of residential mortgage loans from the FDIC; however, there can be no assurance that the FDIC will employ similar structures in the future or that we will acquire any loans in this or any other structure.

              The Legacy Loans Program.    In March 2009, the U.S. Treasury announced certain details, which are subject to change, concerning its Public-Private Investment Program, including the Legacy Loans Program. The Legacy Loans Program will provide financing for loan purchases from depository institutions and may stimulate depository institutions to strengthen their balance sheets by selling their troubled loans. As a result, we believe the Legacy Loans Program has the potential to be a significant source of investment opportunities for us. Additionally, we anticipate that after the recently completed bank "stress tests" conducted by the U.S. Treasury, banks that were determined by such tests to be undercapitalized, as well as smaller regional banks likely to be similarly undercapitalized, may be pressured to dispose of some or all of their troubled loan portfolios through the Legacy Loans Program, which could make significant quantities of these assets available to us at attractive prices.

              The Legacy Loans Program will allow private investors to bid on discrete pools of loans from U.S. depository institutions to be held by individual PPIFs that will be funded through a combination of debt and equity. The FDIC will provide guarantees on debt financing for each PPIF, allowing for a maximum 6:1 debt-to-equity ratio based on the credit profile of the pool. The actual coverage ratio will be determined by the FDIC on a case by case basis and may be less than 6:1. Each PPIF will be required to maintain a debt service coverage account to ensure that its working capital is sufficient to meet anticipated debt service obligations and operating expenses. A portion of cash proceeds from the sale of any asset pool will be retained by the PPIF until cash flow from the pool has fully funded the debt service coverage account, at which point the escrowed cash will be released to the selling financial institution. The U.S. Treasury may also contribute funds from its TARP to make an equity investment, and may receive warrants, in each PPIF. The private investor will retain control over asset management of the PPIF, subject to FDIC oversight. The FDIC will receive annual guarantee fees, reimbursement for its expenses incurred in the auction process and an ongoing administrative fee from the PPIF. A number of the terms of the Legacy Loans Program and related programs have not yet been determined and the attractiveness of the PPIF structure to private investors cannot be determined until those terms are specified. However, we believe the government intends to structure the PPIFs to be sufficiently attractive so as to generate interest from private sector investors such as us in order to ensure the success of the Legacy Loans Program.

              The U.S. Treasury has earmarked $75 billion to $100 billion in remaining TARP funds for equity investments in PPIFs, of which it expects approximately half will be devoted to the Legacy Loans Program. Assuming $50 billion of matching TARP equity along with 6:1 leverage, the Legacy Loans Program could generate as much as $700 billion in purchasing power for mortgage loans.

              The following is an outline of the key elements of the Legacy Loans Program as proposed by the U.S. Treasury (assuming that the U.S. Treasury does not make an equity investment):

  •
  Capital Structure of each PPIF

  •
  FDIC to determine leverage on the purchase price, not to exceed 6:1, based on underlying risk of the assets

  •
  PPIF issues FDIC-guaranteed debt to acquire the assets—debt secured by 100% of the assets acquired

  •
  Summary of Transaction Process

  •
  Selling financial institution and its primary regulator determine pool of loans to be presented to FDIC for sale

  •
  FDIC to determine appropriate leverage amount

  •
  FDIC to offer pool with given leverage

  •
  Private investors to bid on loan pool given leverage

  •
  Winning bid submitted to selling financial institution for acceptance

  •
  Selling financial institution has the ability to decline the bid

  •
  Transaction closes with private and public funding

  •
  PPIF to pay the following costs:

  •
  Reimbursement of all FDIC auction costs

  •
  Annual guarantee fee on FDIC-guaranteed debt

  •
  Interest on the FDIC-guaranteed debt

  •
  FDIC administration fee

  •
  A reserve fund (debt service coverage account) to be established

  •
  Funded initially from cash sale proceeds

  •
  Repaid from cash flow over time

  •
  Fund to cover interest, working capital, and operating expenses

  •
  Required reserves to be determined on a pool level

  •
  Example (assumes $50 million invested in a pool of loans at 6:1 leverage and that the government does not make an equity investment in the PPIF)

  •
  Pool of residential mortgage loans with an unpaid principal balance of $500 million identified to sell

  •
  FDIC determines 6:1 leverage

  •
  Winning bid is $350 million

  •
  Private capital invests $50 million

  •
  FDIC-guaranteed debt of $300 million

              The Legacy Loans Program is being managed by the FDIC. On March 26, 2009, the FDIC commenced a public comment period for the Legacy Loans Program. This comment period ended on April 10, 2009, resulting in the FDIC's receipt of more than 400 comment letters. Accordingly, the Legacy Loans Program as currently proposed is subject to change and there can be no assurance as to its final terms or that we will be successful in winning a bid on any assets in the future. Although we believe that the financing provided under the Legacy Loans Program may help narrow the bid-ask spread between potential buyers of whole loans and selling depository institutions, the extent to which depository institutions will participate under the program and its ultimate impact on the market for residential mortgage loans is uncertain. It is anticipated that the FDIC will conduct the first auction under the Legacy Loans Program in June 2009, although the actual timing remains uncertain.

              Direct Acquisitions.    Many holders of residential mortgage loans, in particular those that are not eligible for participation in the Legacy Loans Program, such as mortgage companies, insurance companies and foreign banks, may be motivated to reduce their loan holdings, creating opportunities to acquire pools of loans at significant discounts. We believe that we are well positioned to leverage the relationships of PennyMac and its strategic investors with a diverse group of financial intermediaries, ranging from primary dealers, major investment banks and brokerage firms to leading mortgage originators, specialty investment dealers and financial sponsors, to capitalize on these potential investment opportunities.

              The pools of loans that we acquire pursuant to the opportunities described above under "—Current Market Opportunities" will consist primarily of U.S. residential mortgage loans. We expect that these loans will be performing, sub-performing and non-performing, of varying credit quality, including subprime, Alt-A and prime. PCM, in its sole discretion, will determine the size, loan type, credit quality and the composition of our portfolio of loans. We believe that the number and size of available residential mortgage loans will significantly exceed our capacity, allowing PCM to be selective in acquiring available mortgage loans.

              We will rely on PennyMac's expertise in identifying pools of distressed mortgage loans and other assets for acquisition. We expect that PCM will make investment decisions based on various factors, including expected cash yield, relative value, risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, market risk, portfolio diversification, liquidity and availability and terms of financing, as well as maintaining our REIT qualification and our exclusion from registration under the Investment Company Act.

              Our assets will not be subject to any geographic, diversification or concentration limitations except that we will be concentrated in residential mortgage-related investments. The maturity, duration or credit rating of our assets will not be limited.

              In addition to the opportunities described above under "—Current Market Opportunities," we believe that the collapse of the independent mortgage company business model (i.e., the origination by independent mortgage companies of mortgages not backed by a GSE followed by the funding of these mortgages through securitizations sponsored by Wall Street investment banks) and the weakened condition of other traditional mortgage lenders, has created additional opportunities. Such other opportunities include the purchase of newly originated mortgage loans from smaller mortgage lenders and the packaging of these new loans for resale to participating GSEs such as Freddie Mac and Fannie Mae. We believe that there is currently a need, particularly among smaller lenders, to gain access to these GSEs and that we can utilize our expertise and capital to address this need. We believe that this strategy will also supplement PCM's continuing efforts to increase the number of relationships with other depository institutions originating or holding residential mortgage loans, which will benefit us.

              Over time, we will reevaluate our investment strategy as market conditions change with a view toward maximizing the returns from our investment portfolio and identifying dislocations in the mortgage market, including continuing opportunities resulting from the collapse of the independent mortgage company business model, as described above. We believe this strategy, combined with the experience of PennyMac's senior management team and PCM's proprietary operational platform and tools, will benefit us during various interest rate and credit cycles and capital market conditions and provide attractive long-term returns to our investors.

Targeted Asset Classes

              We will invest primarily in residential mortgage loans and mortgage-related assets. Our targeted asset classes and the principal investments we expect to make in each class are as follows:

Asset Class	Principal Investments
Residential Mortgage Loans	•	Performing, sub-performing and non-performing residential mortgage loans.
RMBS	•	Non-U.S. government agency RMBS, including investment-grade and non-investment grade classes, including the BB-rated, B-rated and non-rated classes.
	•	U.S. government agency RMBS.
Other MBS and other assets	•	CMBS.
	•	Mortgage-related derivatives, including, but not limited to, credit default swaps, options, futures and derivatives on MBS.
	•	Policies, instruments and agreements related to mortgage insurance or reinsurance risk.
	•	Hedging instruments that include U.S. Treasury securities, options and futures.

              Prior to the full investment of the offering proceeds into our targeted asset classes, we may make investments in high grade, short-term securities, such as securities guaranteed by Ginnie Mae, securities issued and guaranteed by Freddie Mac or Fannie Mae, short-term funds, including BlackRock-sponsored funds, as well as cash equivalents for temporary cash management. For purposes of maintaining our exclusion from registration under the Investment Company Act, we may also acquire from time to time RMBS that represent the entire beneficial interest in the underlying pool of mortgage loans. We may incur leverage in connection with the acquisition of any of these assets through repurchase agreements or otherwise.

              Our success in achieving our objective will depend on PennyMac's ability to source and purchase residential mortgage loans at attractive prices and improve the performance of our portfolio of residential mortgage loans through loan modification, loss mitigation, restructuring and other special servicing activities.

              We intend to elect and qualify to be taxed as a REIT and to operate our business so as to be excluded from registration under the Investment Company Act, and therefore we will be required to invest a substantial majority of our assets in loans secured by mortgages on real estate and real estate-related assets. See "—Operating and Regulatory Structure." Subject to maintaining our REIT qualification and our Investment Company Act exclusion, we do not have any limitations on the amounts we may invest in any of our targeted asset classes.

PennyMac's Customized Operating Platform

              PennyMac specializes in, and focuses on, residential mortgage loans. PennyMac's senior management team has developed an operational platform that is highly scalable and includes the six dedicated functions that we believe are critical to maximizing the value of residential mortgage loans:

              PCM carries out each of these functions, except for loan servicing, which is performed by PLS. The following describes each of these dedicated functions in detail:

    Sourcing

              PennyMac will seek to identify and purchase on our behalf performing, sub-performing and non-performing residential mortgage whole loans and pools of these loans. PennyMac will use its extensive relationships with senior executives in the financial services and mortgage industries to source loans for acquisition. We believe these valuable relationships will contribute to our success in acquiring residential mortgage loans on favorable terms. We expect that mortgage loan acquisitions will be sourced opportunistically, but PennyMac intends to actively approach certain holders of mortgage loans, such as mortgage insurers, trustees of mortgage pools backed by securities, wholesale lenders and portfolio lenders, to purchase mortgage loans. We believe that the number and size of available residential mortgage loans will significantly exceed our capacity, allowing PCM to be selective in acquiring available mortgage loans.

    Valuation and Acquisition

              PCM has developed a valuation methodology, which utilizes industry leading, proprietary analytics, to value mortgage portfolios at the loan level. Incorporating loan level attributes into our valuation model allows us to more accurately value each loan and the subject portfolio in structuring our purchase proposals. In addition to its own valuation model, PCM has access to the mortgage modeling and analytics of the BlackRock Solutions® platform. In pricing a whole mortgage loan or portfolio for acquisition, PCM takes into consideration relevant factors, including whether the properties are currently owner-occupied, the types of loans and their terms, status of the original loan documentation and perfection of the mortgage liens, the terms of any secondary liens and the underlying property value and location. PCM's analysis includes a range of variables, including: first, the value and location of the properties serving as collateral for the mortgage loans; second, the creditworthiness and financial condition of the borrower; and third, the reliability of the documentation supporting the mortgage loans, including the compliance of the documentation with applicable laws and regulations. Based on these three principal criteria, along with other factors as determined by PCM, PCM calculates the level of risks associated with the mortgage loans to be acquired and include this risk appraisal in its determination of the acceptable mortgage loan purchase price. Typically, we will be required to prepare and submit purchase proposals subject to the completion of our confirmatory due diligence investigation.

              PCM's investment committee meets on an as needed basis to review contemplated purchases and sales. The committee's mandate for us will be to review whole loan packages and securities for purchase to help meet our investment objective while maintaining adequate balance between risk and return. The committee is presently comprised of five voting members, Messrs. Kurland, Spector (Chair), Chang, Muir and Walker and two non-voting members, Mr. Grogin and Ms. Fries. A quorum of three voting members is required to act on a proposed investment or disposition. A simple majority vote of the voting members is required for the investment committee to approve a proposed action. However, the chief executive officer has the right to veto an action approved by the investment committee.

              PCM will seek to acquire on our behalf pools of residential mortgage loans at discounts to their unpaid principal balances. PCM expects these loans to be acquired at discounts that appropriately reflect the current and expected future market value of the underlying properties, creditworthiness of the borrowers, seasoning of the loans, degree of current and expected loan defaults, current loan-to-value ratios, borrowers' payment history and debt-to-income levels, estimated costs of modifying the mortgage loans, estimated servicing expenses and estimated future marketability of the loans. Current market conditions and the high-profile nature of the Legacy Loans Program may attract more competitors, which may increase the competition for assets and sources of financing. With regard to pricing any opportunities with respect to FDIC liquidations or in the Legacy Loans Program, the costs relating thereto will be considered in determining the attractiveness of potential investment opportunities.

    Due Diligence

              Prior to acquiring mortgage loans, PCM typically reviews the loan portfolio and conducts certain due diligence on a loan by loan basis according to its proprietary diligence plan. PCM prepares a customized version of its diligence plan for each loan pool being reviewed that is designed to address certain identified pool specific risks. The diligence plan generally reviews 100% of the loans in a pool to update property value, confirm lien position, update borrower credit, certify collateral, and confirm occupancy. A sample of the loans in a pool are selected to confirm credit quality and regulatory compliance. In certain transactions, all or a portion of the diligence may be provided by the seller. In those instances, PCM samples the loan portfolio to confirm the accuracy of the provided diligence information and supplements as appropriate.

              As part of the confirmation of property values in the diligence process, PCM conducts independent due diligence on the individual properties and borrowers prior to the acquisition of the mortgage loans. In addition, market conditions, regional mortgage loan information and local trends in home values, coupled with market knowledge, are used by PCM in calculating the appropriate additional risk discount to compensate for potential property declines, foreclosures, defaults or other risks associated with the loan portfolio to be acquired. Typically, PCM will enter into one or more agreements with affiliates or third parties to perform due diligence with respect to acquiring potential mortgage loans.

              We believe that the acquisition of mortgage loans will be principally opportunistic and mortgage loans and mortgage loan portfolios will be purchased based on their individual merits as well as the merits of the seller and their origination and service practices.

              Even if prospective mortgage loans are otherwise believed to be attractive, PCM may determine not to acquire those loans if the property location, loan vintage year, mortgage type or other characteristics of those loans would, in the determination of PCM, result in an unacceptable level of risk concentration.

    Portfolio Strategy

              PCM will seek to increase the value of the mortgage loans that we acquire by utilizing PennyMac's special servicing and loan modification programs, while also receiving current interest income from the performing residential mortgage loans held in the portfolio.

              A critical component of PennyMac's strategy is to work successfully with the borrowers to avoid foreclosure where possible, cure loan defaults and prevent future defaults. Using its proprietary loan-level models and tools, PennyMac seeks to resolve payment issues with non-performing borrowers and, with appropriate consideration of the borrowers' specific economic situation and our objectives, modify loans to enable the borrowers to continue to make payments and otherwise perform on the modified mortgage loan terms. Moreover, PennyMac proactively approaches currently non-delinquent borrowers who it determines, through its proprietary analysis, to be "at risk" of future stress in order to mitigate loss before delinquency occurs.

              Promptly following acquisition of a mortgage loan, PLS attempts to open a line of communication with the borrower and to conduct an initial interview. The results of the initial communication with a borrower will generally provide PennyMac with additional information on the borrower's financial condition, an understanding of the borrower's reason or reasons for delinquency or hardship and additional information regarding the borrower's property condition. PennyMac may also arrange meetings with borrowers and on-site property inspections. Based on the information acquired during the initial communication, information from property assessments and portfolio and loan modification guidelines established by PCM, PLS selects from among a range of appropriate options as directed by the proprietary loan-level tools developed by PCM. Each loan is separately analyzed as part of the portfolio strategy function, which utilizes "LENESM" (Loan Enhancement Normalization Engine), a proprietary technology through which PennyMac determines the appropriate loss mitigation strategy for each loan and which assists the special servicer's activities related to the loan. The standardization of the portfolio strategy through the use of LENESM is designed to ensure that modifications or other approaches are economic relative to foreclosure, mitigate the risk of disparate impact and create a better and faster customer experience. The range of options includes structured repayment plans, special forbearance of defaults, payoffs, deeds in lieu of foreclosure, foreclosures, principal and/or interest payment deferments, changes in the interest rates and other loan modifications through a variety of structures, including consolidation and refinancing. Important considerations in the loan modification decision includes whether the property is owner-occupied or an investment property and the borrower's willingness and ability to maintain the property.

              We believe the preferred borrower is generally the original borrower occupying and/or maintaining ownership of the home securing the mortgage loan. Accordingly, where prudent, PennyMac strives to restructure the existing mortgage loan on terms that allow the borrower to retain ownership and remain in their home by performing on the modified mortgage loan terms.

    Servicing

              Upon acquisition, mortgage loans are entered into the loan database system maintained by PLS. PennyMac then generally communicates with borrowers it identifies as candidates for modification to begin the loan modification process. Typically, PennyMac makes this initial communication directly through welcome letters, customized mailings, telephone call centers and/or face-to-face meetings. PennyMac may use a nationwide network of outsource solutions. It may also use its own mortgage experts to reach borrowers efficiently. PennyMac employs a number of innovative contact solutions, including (i) partnering with housing counseling and advocacy groups to open the lines of communication with borrowers, (ii) calling campaigns, (iii) hiring professional skip tracers to locate borrowers and (iv) database searches. Loan resolution is generally available at any stage of the mortgage loan servicing cycle.

              Where appropriate, PennyMac will first seek to structure loan modifications to provide borrowers an opportunity to retain ownership of their homes. We will maintain our right to foreclose on non-performing mortgage loans and may sell or otherwise dispose of the mortgage loans. In cases where PennyMac is unable to modify a mortgage loan on acceptable terms, it will continue to service the mortgage loan but will manage it through the default process which includes foreclosure or other disposition of the mortgage loan and/or the underlying property, including rental or lease of the property.

              We expect most of our distressed mortgage loans to be modified or restructured when economically prudent to do so. PennyMac will seek to modify or restructure the distressed mortgage loans to appropriately reflect the financial condition of the borrowers and the home property values. Since we anticipate most of our distressed mortgage loans to be acquired at discounts to their unpaid principal balances, the unpaid principal balance of many of the distressed mortgage loans can be reduced to lower the borrower's loan-to-value ratio and possibly restore equity in the borrower's home, giving them an incentive to repay the mortgage loan, as well as maintain the underlying property in good condition. PennyMac may also cause our loan terms (for example, the interest rate, maturity and principal repayment schedule) to be restructured so that the modified loan terms better reflect the borrower's actual financial condition. The loan modification should result in a mortgage loan that is more affordable to the borrower and, as the mortgage loan becomes performing, of greater value to the borrower, and thus to us as well. PLS will work with qualified borrowers to refinance their loans, resulting in a payoff for us through the sales of those loans. Further, PLS may work with borrowers who are unable to qualify to refinance their loans as a result of high loan-to-value ratios to split their loans into first and second mortgage loans with affordable terms on the first mortgage.

              We believe that PennyMac's special servicing skills provide us with a competitive advantage over competitors that primarily utilize sub-servicers for their special servicing needs. In addition to the benefits of having an integrated special servicer with access to PCM's proprietary systems, we believe sub-servicers are also more costly.

    Secondary Marketing

              We expect that our portfolio strategy and the resulting targeted loan servicing and modification activities will typically result in the restructured loans becoming re-performing, thereby improving the value of these mortgage loans. We may sell sustainable performing residential mortgage loans that have been modified in the servicing process and seasoned over an appropriate period to U.S. federal or state agencies or government sponsored enterprises or investors as whole loans or loan portfolios. Depending on market opportunities, pools of these sustainable performing loans may also be securitized by us or financed or disposed of through other strategies.

Our Financing and Hedging Strategy

              We plan to finance our investments with a prudent amount of leverage, the level of which may vary based upon the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we anticipate initially utilizing limited leverage on our portfolio as part of our financing strategy, other than, to the extent we acquire loans through the Legacy Loans Program, leverage provided through the contemplated structure of the Legacy Loans Program. Our financing sources will include the net proceeds of this offering, our concurrent offering and the direct offering (if any) and, if and to the extent available at the relevant time, may include borrowings in the form of bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities, structured financing arrangements, public and private equity and debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. We intend to use leverage for the primary purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates. We are not required to maintain any specific debt-to-equity ratio, and we believe the appropriate leverage for the particular assets we may finance depends on, among other things, the credit quality and risk of such assets.

              We expect to attempt to reduce interest rate risks on any outstanding debt and to minimize exposure to interest rate fluctuations thereon through the use of match funded financing structures, when appropriate, whereby we seek (i) to match the maturities of our debt with the maturities of the assets that we finance and (ii) to match the interest rates on our leveraged investments with like-kind debt (i.e., floating rate assets are financed with floating rate debt and fixed-rate assets are financed with fixed-rate debt), directly or through the use of interest rate swaps, caps or other financial instruments, or through a combination of these strategies. We expect this approach will allow us to minimize the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

              Subject to maintaining our qualification as a REIT and exclusion from the Investment Company Act, we intend to utilize derivative financial instruments, or hedging instruments, including interest rate swap agreements and interest rate cap agreements, in an effort to hedge the interest rate risk associated with the financing of our portfolio. Specifically, we will seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a spread between the yield on our assets and the cost of our financing.

Investment Policies

              Our board of trustees has adopted a set of investment policies that set out the asset classes, risk tolerance levels, diversification requirements and other criteria used to evaluate the merits of specific investments as well as the overall portfolio composition. PCM will review our compliance with the investment policies regularly and will report periodically to our board of trustees regarding such compliance.

              Our board of trustees has adopted the following policies for our investments and borrowings:

  •
  No investment shall be made that would cause us to fail to qualify as a REIT for U.S. federal income tax purposes;

  •
  No investment shall be made that would cause us to be regulated as an investment company under the Investment Company Act; and

  •
  With the exception of real estate and housing, no single industry shall represent greater than 20% of the investments or aggregate risk exposure in our portfolio.

              These investment policies may be changed by a majority of our board of trustees without the approval of, or prior notice to, our shareholders.

Policies with Respect to Certain Other Activities

              If our board of trustees determines that additional funding is required, we may raise funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of trustees determines to raise additional equity capital, it has the authority, without shareholder approval, to issue additional common shares or preferred shares in any manner and on such terms and for such consideration as it deems appropriate, at any time.

              We may offer equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares and may engage in these activities in the future.

              In addition, we may borrow money to finance the acquisition of investments. We may, if available, use traditional forms of financing, such as bank credit facilities, repurchase agreements and warehouse facilities. We also may, if available, utilize structured financing arrangements to create attractively priced non-recourse financing at an all-in borrowing cost that is lower than that provided by traditional sources of financing. Our capital raising and leverage activities are periodically reviewed by our board of trustees as part of their oversight of PCM.

              We may, subject to gross income and assets tests necessary for REIT qualification, invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers.

              We engage in the purchase and sale of investments. We may underwrite the securities of other issuers.

              Our board of trustees may change any of these policies without the approval of, or prior notice to, our shareholders.

Historical Performance

              PCM commenced operations in March 2008 and is the manager of the two PennyMac funds. The PennyMac funds commenced operations in August 2008. The PennyMac funds have investment periods that expire on December 31, 2011 (subject to earlier termination under certain circumstances), and they had aggregate capital commitments of approximately $584 million as of March 31, 2009, of which approximately $226 million was invested as of March 31, 2009. The PennyMac funds have substantially similar investment objectives and strategies as we do. Investors in the PennyMac funds may purchase our common shares in the direct offering, at a price per share equal to the initial public offering price per share. Such investors may be permitted to reduce their undrawn capital commitments to the PennyMac funds by the amount of their purchases in the direct offering. Once we have improved the credit quality of a portfolio, we intend to monetize the enhanced value through various disposition strategies.

              Table I presents the amount of capital raised by the PennyMac funds, the aggregate cash generated from these funds and the amount of investment advisory fees, and certain other information for the period August 11, 2008 (commencement of operations) through December 31, 2008.

              Additionally, this information is a reflection of the past performance of PCM and the PennyMac funds and is not a guarantee or prediction of the returns that we, PCM or the PennyMac funds may achieve in the future.

Table I
PNMAC Capital Management, LLC
Aggregate Compensation to PCM and Affiliates
(dollars in thousands)

As of December 31, 2008 or For the period August 11, 2008 (commencement of operations) through December 31, 2008
Capital Commitments(1)	$584,250
Amounts paid to PCM and affiliates from proceeds of offerings(2)	0
Offering and Organizational Costs(3)	1,172
Cash Generated from Operations(4)	7,456
Investment Advisor Fees(5)	4,346
Leverage(6)	0%

(1)
This amount is the aggregate capital commitments that have been raised from the investors in the PennyMac funds as of December 31, 2008. Both of these investment funds have the ability to raise additional capital commitments, subject to market conditions.

(2)
PCM and its affiliates do not receive any commissions with respect to amounts raised.

(3)
This amount is the aggregate fees and commissions paid to underwriters and placement agents, and fees and expenses paid to third parties in connection with the offerings such as legal, accounting, printing and travel expenses.

(4)
This amount is the aggregate net investment income earned by the PennyMac funds, after all expenses but before investment advisory fees.

(5)
This amount is the aggregate management and shareholder servicing fees paid by the PennyMac funds. Under the applicable management agreements, during the PennyMac fund's investment periods, the management fee is calculated on the basis of committed capital and not invested capital and, accordingly, represents a higher percentage of the net asset value of the PennyMac funds during the ramp-up period.

(6)
Ratio of debt to net asset value.

              Table II presents certain historical operating results with respect to the PennyMac funds, which held their initial closings in August 2008 and have very limited operating histories. The aggregated information about each investment fund is with respect to the period August 11, 2008 (commencement of operations) through December 31, 2008.

 Table II
PNMAC Capital Management, LLC
Aggregate Summary Historical Performance(1)
(dollars in thousands)

As of December 31, 2008
Gross assets	$222,490
Net assets	$222,585
Number of investment funds	2

	For the period August 11, 2008 (commencement of operations) through December 31, 2008
Statement of Operations
Investment income(2)	$10,250
Other loss:
Net realized loss on investments(2)	(1,884)
Net unrealized loss on investment	(8,742	)(3)

Total other loss	(10,626)
Expenses:
Investment advisory fees(4)	4,346
All other expenses	2,794

Total expenses	7,140

Net loss	$(7,516)

Dividends Distributed	$5

(1)
Represents financial information and performance relating to the PennyMac funds.

(2)
Because the PennyMac funds are investment companies for purposes of GAAP, the reported results for the funds are not comparable to how we expect to report our results of operations. For example, in connection with a loan modification, the PennyMac funds accelerate into interest income any remaining unrealized discount with respect to the loan. In addition, in connection with the modification, the PennyMac funds would mark to market the modified loan resulting in a realized gain or loss equal to the difference between the fair value of the modified loan and the sum of (a) the fair value of the original loan and (b) the amount of the unamortized loan discount. In the table above, investment income reflects $                 of interest income attributable to accelerated amortization of unrealized discount with respect to modified loans and a corresponding loss of $                due to the mark to market adjustment.

(3)
Includes a mark to market adjustment of $                resulting from continued market deterioration.

(4)
This amount is the aggregate management and shareholder servicing fees paid by the PennyMac funds. Under the applicable management agreements, during the PennyMac funds' investment periods, the management fee is calculated on the basis of committed capital and not invested capital and, accordingly, represents a higher percentage of the net asset value of the PennyMac funds during the ramp-up period.

Conflicts of Interest

              We are dependent on PCM for our day-to-day management and do not have any independent officers or other employees. Our officers and our non-independent trustees also serve as employees of

PCM or its affiliates. As a result, our management agreement with PCM was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if our management agreement had been negotiated at arm's length with an unaffiliated third party. Our loan servicing agreement with PLS also was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if our loan servicing agreement had been negotiated at arm's length with an unaffiliated third party.

              PCM has discretionary investment authority over the PennyMac funds, which have investment objectives and strategies substantially similar to ours, and it is possible in the future that PCM may manage other entities and accounts which may compete with us for investment opportunities.

              Investment opportunities in pools of mortgage loans that are consistent with our investment objective, on the one hand, and the investment objectives of the PennyMac funds and other future entities or accounts managed by PCM, on the other hand, will be allocated among us and the PennyMac funds and the other entities or accounts generally pro rata based upon relative amounts of investment capital (including undrawn capital commitments) available for new investments by us, the PennyMac funds and any other relevant entities or accounts or by assigning opportunities among the relevant entities such that investments assigned among us, such funds, entities or accounts are fair and equitable over time; provided that PCM, in its sole discretion, may allocate investment opportunities in any other manner that it deems to be fair and equitable.

              In the case of the assignment of investment opportunities, PCM will consider a number of factors. These factors include:

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  investment objective or strategies for particular entities or accounts,

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  tax considerations of an entity or account,

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  risk or investment concentration parameters for an entity or account,

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  supply or demand for an investment at a given price level,

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  size of available investment,

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  cash availability and liquidity requirements for an entity or account,

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  regulatory restrictions,

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  minimum investment size of an entity or account,

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  relative size or "buying power" of an entity or account,

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  regulatory considerations, including the impact on an entity's status under the Investment Company Act, and, in our case, our REIT status, and

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  such other factors as may be relevant to a particular transaction.

              In the case of pro rata purchases of pools of loans where the pool is allocated among us and other entities or accounts, PCM will, at the time of purchase, seek to allocate the hundreds, or potentially thousands, of individual mortgage loans in the pools among us and the other entities or accounts such that the overall allocation of acquired mortgage loans in the pools will target reasonable symmetry with reference to, among other factors, the following:

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  unpaid principal balances,

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  default status,

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  discounts from purchase price,

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  lien position,

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  expected cash flows,

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  geography, and

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  such other factors as may be relevant to a particular transaction.

              As the investment programs of the various entities and accounts managed by PCM change and develop over time, additional issues and considerations may affect PCM's and our allocation policy and its expectations with respect to the allocation of investment opportunities among them. Despite PCM's intention to effect fair and equitable allocations of investment opportunities, it is likely that our performance will differ from the performance of the PennyMac funds and any other PennyMac-managed entity or account for many reasons, including due to differences in the legal or regulatory characteristics, or tax classification, of the entities or accounts or due to differing fee structures or the idiosyncratic differences in the outcome of individual mortgage loans. We will be limited in our ability to acquire assets that are not "qualifying real estate assets" and/or real estate-related assets as described under "—Operating and Regulatory Structure—Investment Company Act Exclusion," whereas the PennyMac funds will not be so limited.

              The ability of PennyMac and its officers and employees to engage in other business activities may reduce the time PCM spends managing us. Furthermore, during turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from PennyMac, other entities for which PennyMac also acts as an investment manager will likewise require greater focus and attention, placing PennyMac's resources in high demand. In these situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if PennyMac did not act as a manager for other entities.

              We have agreed to pay PCM a base management fee that is tied to our Shareholders' Equity and incentive compensation that is based on our Core Earnings. The base management fee component may not sufficiently incentivize PCM to generate attractive, risk-adjusted returns for us. The incentive compensation component may cause PCM to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive compensation. This could result in increased risk to the value and long-term performance of our investment portfolio.

              For its services under the loan servicing agreement, PLS will be entitled to a servicing fee that is calculated, in part, as a percentage of the unpaid principal balance of the mortgage loans held in our portfolio. Accordingly, the possibility of earning higher servicing fees may lead PLS to avoid making modifications on our mortgage loans that would reduce their unpaid principal balances.

              PLS's refinancing of sub-performing and non-performing loans on our behalf can result in a new loan that is readily saleable in the secondary market with a value significantly in excess of the loan that was refinanced. In addition, PLS originates loans on our behalf as a form of seller financing to facilitate the disposition of real estate that we acquire through foreclosure. In order to provide PLS with an incentive to work with borrowers to refinance sub-performing and non-performing loans and to dispose of real estate that we acquire through foreclosure, we have agreed to pay PLS customary market-based origination fees in cases where PLS originates such loans on our behalf. In the event PLS effects a refinancing of a loan on our behalf and not through a third party lender and the resulting loan is readily saleable, PLS will be entitled to receive from us an origination fee of $             . Similarly, when PLS originates a loan to facilitate the disposition of real estate that we acquire through foreclosure, PLS will be entitled to a fee in the same amount. The amount of the origination fee is intended to reflect market rates and will be subject to review by our board of trustees from time to time. This may provide PLS with an incentive to refinance a greater proportion of our loans than it otherwise would and/or to refinance loans on our behalf instead of arranging the refinancings with a third party lender. It may also provide PLS with an incentive to provide financing to facilitate sales to third parties with regard to the disposition of real estate that we acquire through foreclosure.

Operating and Regulatory Structure

    REIT Qualification

              In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Internal Revenue Code commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

              As a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT could have a material adverse impact on our results of operations and amounts available for distribution to our shareholders. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. In addition, a significant portion of our business is expected to be conducted through, and a significant portion of our income may be earned in, one or more TRSs that are subject to corporate income taxation.

              The dividends paid deduction of a REIT for qualifying dividends to its shareholders will be computed using our taxable income as opposed to net income reported on our financial statements. Taxable income, generally, will differ from net income reported on our financial statements because the determination of taxable income will be based on tax provisions and not financial accounting principles.

              We may elect to treat certain of our subsidiaries as TRSs. In general, a TRS of ours may hold assets and engage in activities that we cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

              While our TRSs will generate net income, our TRSs can declare dividends to us which will be included in our taxable income and necessitate a distribution to our shareholders. Conversely, if we retain earnings at the TRS level, no distribution is required and we can increase book equity of the consolidated entity.

    Investment Company Act Exclusion

              We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term "investment securities," among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Because we are organized as a holding company that conducts our businesses primarily through our operating partnership and its wholly-owned subsidiaries, our status under the Investment Company Act is dependent upon the status of our operating partnership which, as a holding company, in turn, will have its status determined by the status of its subsidiaries. The securities issued to our operating partnership by these subsidiaries that are excepted from the definition of "investment company" in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities it may own, may not have a value in excess of 40% of the value of our operating partnership's total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe our company will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned subsidiaries, we are primarily engaged in the business of our subsidiaries. Further, we believe that we may also rely upon Section 3(c)(6) of the Investment Company Act, which excludes from the definition of "investment company" any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act (from which not less than 25% of such company's gross income during its last fiscal year was derived) together with an additional business or additional businesses other than investing, reinvesting, owning, holding or trading in securities.

              If the value of our operating partnership's investments in its subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities it owns, exceeds 40% of its total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain their exceptions or exclusions from the Investment Company Act, we may have to register under the Investment Company Act and we could become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

              In addition, certain of our operating partnership's subsidiaries intend to qualify for an exclusion from the definition of "investment company" under Section 3(c)(5)(C) (or Section 3(c)(6)) of the Investment Company Act which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exclusion generally means that at least 55% of such subsidiaries' portfolios must be comprised of qualifying assets and 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the Investment Company Act.

              Based on no-action letters issued by the Staff of the Division of Investment Management of the SEC, we intend to classify these subsidiaries' investments in mortgage loans as qualifying real estate assets, as long as the loans are "fully secured" by an interest in real estate. That is, if the loan-to-value ratio of the loan is equal to or less than 100%, then we consider the mortgage loan a qualifying real estate asset. To the extent the loan-to-value ratio of the loan is in excess of 100%, we consider only the amount of the loan that does not exceed the value of the real estate interest as a qualifying real estate asset for the 55% test, and the excess as a real estate-related asset for the 80% test.

              We also consider RMBS such as agency whole pool certificates to be qualifying real estate assets. An agency whole pool certificate is a certificate issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae that represents the entire beneficial interest in the underlying pool of mortgage loans. By contrast, an agency certificate that represents less than the entire beneficial interest in the underlying mortgage loans is not considered to be a qualifying real estate asset for purposes of the 55% test, but constitutes a real estate-related asset for purposes of the 80% test.

              We will treat our subsidiaries' ownership interest in pools of whole loan RMBS, in cases in which we acquire the entire beneficial interest in a particular pool, as qualifying real estate assets based on no-action positions of the Staff of the Division of Investment Management of the SEC. We generally do not expect investments in RMBS to constitute qualifying real estate assets for the 55% test, unless the treatment is consistent with guidance of the Staff of the Division of Investment Management of the SEC. Instead, these investments generally will be classified as real estate-related assets for purposes of the 80% test.

              Our subsidiaries may also invest in other types of RMBS, which we will not treat as qualifying real estate assets for purposes of determining our subsidiaries' eligibility for the exclusion provided by Section 3(c)(5)(C) (or Section 3(c)(6)) unless the treatment is consistent with guidance of the Staff of the Division of Investment Management of the SEC. In the absence of guidance of the Staff of the Division of Investment Management of the SEC that otherwise supports the treatment of such investments as qualifying real estate assets, we will treat them, for purposes of determining our subsidiaries' eligibility for the exclusion provided by Section 3(c)(5)(C) (or Section 3(c)(6)), as real estate-related assets or miscellaneous assets as appropriate. Any additional guidance from the Staff of the Division of Investment Management of the SEC could provide additional flexibility, or it could further inhibit our ability to pursue the investment strategy we have chosen.

              The sources of investment opportunities that we plan to pursue initially include liquidations by the FDIC of portfolios of residential mortgage loans of failed depository institutions and the acquisition of mortgage loans through participation in the Legacy Loans Program of the U.S. Treasury's Public-Private Investment Program. The structures through which our operating partnership's subsidiaries acquire any of these types of assets may vary. Although certain aspects of the Legacy Loans Program have been announced by the U.S. Treasury, the terms of the program have not been finalized and are subject to change. In addition, a number of details regarding the Legacy Loans Program have not been announced. As a result, although we will attempt to structure our acquisitions of mortgage loans through the Legacy Loans Program, if any, in a manner that will allow us to treat our interests in the Legacy Loans Program as qualifying real estate assets for purposes of the 55% test, our ability to do so will depend upon the final terms of the program and the transaction structures available thereunder.

              We may acquire loans from the FDIC in transactions in which the FDIC retains a participating interest. For example, in December 2008, the PennyMac funds completed the acquisition of a pool of performing and non-performing residential loans with an unpaid principal balance of approximately $558 million from the FDIC as the receiver for the First National Bank of Nevada. Under the terms of the transaction, the funds each acquired 100% of the interests in a separate series of a newly-formed limited liability company which, in turn, acquired all of the ownership interest in a limited liability company formed by the FDIC to hold the pool of loans. The separate series represent an interest in certain identified loans in the underlying pool owned by the limited liability company formed by the FDIC. The FDIC retained a participation interest in the proceeds from the loans, which participation interest will be reduced after proceeds reach a certain threshold. PCM manages the pool and PLS provides primary and special servicing to the loans. The foregoing illustrates a potential structure that may be utilized in similar acquisitions of mortgage loans from the FDIC; however, there can be no assurance that the FDIC will employ similar structures in the future or that we will acquire any loans from the FDIC in this or any other structure. If a subsidiary of our operating partnership acquires mortgage loans along with the PennyMac funds in a similar structure, we intend to treat the 100% interest in a separate series of the limited liability company as a qualifying real estate asset for purposes of the 55% test.

              We have not requested no-action or other interpretive guidance or applied for an exemptive order with respect to the treatment of any of the assets that we may acquire. To the extent that the Staff of the Division of Investment Management of the SEC provides more specific guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the Staff of the Division of Investment Management of the SEC could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

              We will monitor the assets of our subsidiaries that rely on the exclusion provided by Section 3(c)(5)(C) (or Section 3(c)(6)) to ensure that at least 55% of their assets consist of qualifying real estate assets, and that at least 80% of their assets consist of qualifying real estate assets and real estate-related assets. They may, when required due to the mix of their investments, acquire pools of whole loan RMBS for compliance purposes. Investments in such pools may not represent an optimum of our investable capital when compared to the available investments we target pursuant to our investment strategy.

    Licensing

              We and PLS are required to be licensed to conduct business in certain jurisdictions. We and PLS are currently evaluating the various licenses in order to conduct our most important business activities directly and the timing of the pursuit of these licenses. PLS is licensed, or is taking steps to become licensed, in those jurisdictions, and for those activities, where it believes it is cost effective and appropriate to become licensed. In jurisdictions in which PLS is not licensed, it will retain sub-servicers and other vendors. For example, PLS has entered into sub-servicing arrangements with regard to less than 11% of the unpaid principal balance of the loans that it services for the PennyMac funds. Our failure or the failure by PLS to obtain any necessary licenses promptly or our failure to satisfy the various requirements or to maintain them over time will restrict our direct business activities.

Competition

              We intend to achieve our investment objective by investing in mortgage loans, a substantial portion of which may be distressed and acquired at discounts to their unpaid principal balances. We will then seek to maximize the value of the mortgage loans that we acquire through proprietary loan modification programs, special servicing and other initiatives designed to keep borrowers in their homes. In acquiring mortgage assets, we will compete with other mortgage REITs, specialty finance companies, private funds, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, depository institutions, governmental bodies and other entities. A number of these competitors may be focused on acquiring distressed mortgage loans. These other entities will increase competition for the available supply of mortgage assets suitable for purchase. Many of our anticipated competitors are significantly larger than we are and have stronger balance sheets and access to greater capital and other resources than we have and may have other advantages over us. In addition, some of our competitors may have higher risk tolerances or different risk assessments and may not be subject to the operating restraints associated with REIT tax compliance or maintenance of an exclusion from the Investment Company Act, which could allow them to consider a wider variety of investments and establish more relationships than we can. Current market conditions and the high-profile nature of the Legacy Loans Program will likely attract more competitors, which would increase the competition for assets and sources of financing. Increased competition for assets may result in our paying higher prices for acquisitions of residential mortgage loans and other assets. An increase in the competition for sources of funding could adversely affect the availability and terms of financing, and thereby adversely affect the market price of our common shares.

              In the face of this competition, we expect to have access to PennyMac's professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential investments. We expect that these relationships will enable us to compete more effectively for attractive investment opportunities. Furthermore, we believe that our access to PennyMac's special servicing expertise will help us to maximize the value of our residential mortgage loans and will provide us with a competitive advantage over other companies with a similar focus. In addition, we believe that current market conditions may have adversely affected the financial condition and liquidity of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive investment opportunities. However, we cannot assure you that we will be able to achieve our business goals or expectations due to the competitive risks that we face.

Staffing

              We will be managed by PCM pursuant to the management agreement between PCM and us, and PLS will provide servicing and special servicing for our portfolio of residential mortgage loans pursuant to a loan servicing agreement between PLS and us. All of our officers are employees of PCM or its affiliates. We will have no employees upon completion of this offering other than our officers. PennyMac has approximately 90 employees. See "Our Manager and the Management Agreement—Management Agreement."

Legal Proceedings

              Neither we nor PennyMac is currently subject to any legal proceedings which we consider to be material.

Our Information

              Our principal executive offices are located at 27001 Agoura Road, Third Floor, Calabasas, California 91301. Our telephone number is 1-818-224-7442. Our website is http://www.PennyMacMortgageInvestmentTrust.com. The contents of our website are not a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

              We are externally advised and managed by PCM. All of our officers are employees of PCM or its affiliates. The executive offices of PCM are located at 27001 Agoura Road, Third Floor, Calabasas, California 91301 and the telephone number of PCM's executive offices is 1-818-224-7442.

Officers of Our Manager and Our Servicer

              The following sets forth certain information with respect to the executive officers and employees of PennyMac:

Name	Age	Position Held with PennyMac
Stanford L. Kurland	56	Chairman and Chief Executive Officer of PCM and PLS
David A. Spector	46	Chief Investment Officer of PCM and PLS
Farzad Abolfathi	48	Chief Information Officer of PCM and PLS
Scott D. Anderson	44	Chief Mortgage Operations Officer of PLS
Andrew S. Chang	31	Chief Business Development Officer of PCM
Jeff Grogin	48	Chief Legal Officer and Secretary of PCM and PLS
Anne D. McCallion	54	Chief Financial Officer of PCM and PLS
Michael L. Muir	43	Chief Capital Markets Officer of PCM and PLS
David M. Walker	53	Chief Credit Officer of PCM and PLS
Kevin M. Chamberlain	33	Director of Investor Relations of PCM
Julianne Fries	46	Chief Compliance Officer of PCM and PLS
John M. Lawrence	38	Managing Director, Loan Servicing of PLS
Brandon Ohnemus	30	Director of Portfolio Strategy of PCM
Lee Trumble	51	Director of Due Diligence of PCM

              Stanford L. Kurland.    Mr. Kurland is the chairman and chief executive officer of PCM and PLS. Mr. Kurland is an accomplished executive in financial services with more than 27 years of experience in the mortgage banking arena. Prior to founding PennyMac in January 2008, Mr. Kurland served as chief financial officer and then chief operating officer at Countrywide. Mr. Kurland is well recognized for his leadership in developing the strategic direction, risk management activities, financial management and organizational development of Countrywide. During his tenure at Countrywide from January 1979 to September 2006, Countrywide grew in market capitalization from just over one million dollars to a leading financial services firm with over $25 billion in market value. Mr. Kurland began his professional career in 1975 in public accounting and practiced as a CPA for the international accounting firm, Grant Thornton. Mr. Kurland holds a BS in Business Administration and Accounting from California State University, Northridge.

              David A. Spector.    Mr. Spector is the chief investment officer of PCM and PLS. In that role he is responsible for oversight of all activities pertaining to investments, and directs the activities of portfolio management, capital markets and credit as each relates to mortgage credit and company credit risk. Prior to joining PennyMac in March 2008, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, based in London. Prior to joining Morgan Stanley in September 2006, Mr. Spector was Senior Managing Director, Secondary Marketing, for Countrywide, from May 1990 to August 2006, where he was responsible for all secondary marketing activities, including interest rate risk management, and directed loan trading, loan pricing, pipeline hedging, and MSR hedging. Mr. Spector was a member of the Countrywide Asset Liability and Credit Committees, as well as Freddie Mac and Fannie Mae Advisory Committees. Mr. Spector began his career in 1985 at First Boston in the Mortgage Finance Group in New York. Mr. Spector holds a BA in History from the University of California at Los Angeles.

              Farzad Abolfathi.    Mr. Abolfathi is the chief technology officer of PCM and PLS and is responsible for technology strategy, IT infrastructure, systems development, data warehousing, and for providing technology solutions and architectural guidelines for all systems at PennyMac. Prior to joining PennyMac in January 2008, Mr. Abolfathi was managing director of production technologies for Countrywide. Mr. Abolfathi joined Countrywide in 1987 as a senior programmer analyst. He developed many systems at Countrywide including its loan origination system, its loan acquisition systems, secondary marketing systems and data warehousing systems. He became managing director in 2003, where he led the development teams for Countrywide websites and support organization for all production systems. He led various governance offices and established a permanent center in India. Mr. Abolfathi has a certificate in data processing, a BS in Mechanical Engineering, an MS in Mechanical Engineering and an MS in Applied Mathematics in each case from the University of Southern California.

              Scott D. Anderson.    Mr. Anderson is the chief mortgage operations officer of PLS, and is responsible for overseeing all operational activities related to the boarding of loans to the servicing platform, servicing of loans and mortgage originations. Prior to joining PennyMac in March 2008, Mr. Anderson was chief operating officer of Lehman Brothers' BNC Mortgage, where he was responsible for all aspects of mortgage operations. Prior to joining BNC Mortgage in January 2007, he served as a director for Accredited San Diego. Prior to joining Accredited San Diego in July 2004, he served as senior vice president of production operations for Washington Mutual and, prior to that, executive vice president of wholesale lending for Countrywide Home Loans. Mr. Anderson holds a BS in Economics and Corporate Finance from Fordham University.

              Andrew S. Chang.    Mr. Chang is the chief business development officer of PCM and is responsible for sourcing investment opportunities, overseeing the development and administration of PennyMac's investment funds, investor relations and reporting, and corporate development activities for PennyMac. Prior to joining PennyMac in May 2008, Mr. Chang was a director at BlackRock and a leader in its advisory services practice, specializing in financial strategy and risk management for banks and mortgage companies. Prior to joining BlackRock in May 2005, Mr. Chang was a management consultant and engagement manager at McKinsey & Company in New York, from September 1999 to May 2005, advising large global financial institutions in the areas of strategy, operational performance and organization, and a leader of the firm's mortgage initiatives in the United States. Mr. Chang holds an AB, magna cum laude with highest honors in Biology, from Harvard University.

              Jeff Grogin.    Mr. Grogin has been the chief legal officer and secretary of PCM and PLS since their inception and joined PennyMac in January 2008. Mr. Grogin is responsible for overseeing PennyMac's legal management and affairs, including establishing and protecting intellectual property. Mr. Grogin began his legal career in 1987 as an associate with Gibson, Dunn & Crutcher where he gained national experience in mergers and acquisitions, securities, and significant mortgage banking issues. Thereafter, from 1991 to 2003 he was founding and managing partner of Samaha Grogin, LLP, a niche law firm representing local, national, and international clients in specialized litigation and complex transactional matters. In July 1999, Mr. Grogin became chief executive officer and general counsel for Snood, LLC, a software game publisher. Mr. Grogin holds a BS from the University of Florida and a JD, cum laude, from Loyola Law School of Los Angeles.

              Anne D. McCallion.    Ms. McCallion is the chief financial officer of PCM and PLS and is responsible for overseeing PennyMac's financial management, reporting and controls; compliance; administration and human resources. Prior to joining PennyMac in April 2009, Ms. McCallion held various financial positions at Countrywide, including serving as chief financial officer after the company was acquired by Bank of America. In her 17 years at Countrywide, from July 1991 to December 2008, she also served as deputy chief financial officer, chief operations officer, and chief administrative officer. Ms. McCallion is a past chair of the Financial Management Committee of the Mortgage

Bankers Association and, working closely with standards setters and regulators, led the industry's efforts to improve accounting standards. Prior to joining Countrywide, she was a member of the technical staff at the Financial Accounting Standards Board and practiced as a CPA for Deloitte & Touche LLP and several local accounting firms in the Midwest. Ms. McCallion holds a BS, summa cum laude, in Accounting from Gannon University in Erie, Pennsylvania and an MBA from Ashland University in Ashland, Ohio.

              Michael L. Muir.    Mr. Muir is the chief capital markets officer of PCM and PLS and is responsible for all capital markets activities including asset valuation, trading, hedging and research. Prior to joining PennyMac in January 2008, Mr. Muir was the chief financial officer of New World Financial from May 2007 to January 2008. Mr. Muir was chief financial officer, treasurer and chief investment officer for Countrywide Bank, N.A., a subsidiary of Countrywide and the eleventh largest national bank in the United States, from June 2001 to April 2007. Mr. Muir was responsible for the bank's overall financial strategy, including interest rate risk, credit risk, liquidity, and capital management, as it grew from $75 million to $100 billion in assets. Mr. Muir chaired the bank's asset/liability and investment committees. Prior to joining Countrywide Bank, N.A. in June 2001, Mr. Muir was a senior vice president at Countrywide Home Loans, where he ran the ABS trading desk. In this position he was responsible for the modeling, pricing, purchase, sale and securitization of subprime and home equity loans. Prior to joining Countrywide Home Loans in 1996, Mr. Muir was a principal at Medallion Mortgage Company. Mr. Muir holds a BA, cum laude, in Humanities from Brigham Young University and an MBA from the University of Chicago Booth School of Business.

              David M. Walker.    Mr. Walker is the chief credit officer of PCM and PLS, and is responsible for credit and portfolio management activities including: the due diligence on acquired mortgages, transaction management, new loan underwriting and modification standards, loan sales, overseeing representation and warranty claims, evaluating the adequacy of reserves and overseeing the default and loss severity assumptions used by PCM's valuation model. Prior to joining PennyMac in January 2008, Mr. Walker was chief credit officer at New World Financial. Prior to joining New World Financial in April 2007, Mr. Walker was chief lending officer for Countrywide Bank, N.A., a subsidiary of Countrywide Financial Corporation, where he was responsible for the bank's lending, credit and portfolio management activities. Prior to joining Countrywide Bank, N.A. in March 2002, Mr. Walker spent ten years with Countrywide in a variety of credit risk management and secondary marketing positions, including Chief Credit Officer and Executive Vice President of Secondary Marketing. Prior to joining Countrywide in 1992, Mr. Walker was a vice president at Citicorp and, prior to that, a member of McKinsey & Company's corporate finance practice. Mr. Walker holds a BA in Business Administration from California State University at Fullerton, and an MBA from the University of Southern California.

              Kevin M. Chamberlain.    Mr. Chamberlain is the director of investor relations of PCM and is responsible for activities related to PennyMac's investment funds, including administration, investor communication and reporting. Mr. Chamberlain is also engaged in other strategic initiatives and special projects for PennyMac. Prior to joining PennyMac in July 2008, Mr. Chamberlain spent eight years at Countrywide in various positions, from August 2001 to July 2008, most recently first vice president of investor relations, working closely with research analysts, hedge funds and institutional investors. Prior to that, Mr. Chamberlain was Countrywide's vice president of strategic planning, advising the banking, capital markets, and insurance subsidiaries on their divisional strategic and operational plans. Mr. Chamberlain holds a BS in Finance from Santa Clara University and an MBA from Pepperdine University.

              Julianne Fries.    Ms. Fries is the chief compliance officer of PCM and PLS and is responsible for the implementation and assurance of PennyMac's compliance with legal, ethical, and regulatory requirements. She provides oversight of PennyMac's compliance and internal audit programs and has dual reporting lines to the chief financial officer and PennyMac's board of directors. Prior to joining PennyMac in April 2008, Ms. Fries served as the Deputy Chief Compliance Officer of Barclays Global Investors. Prior to joining Barclays Global Investors in December 2007, Ms. Fries served as managing director and chief compliance officer of Countrywide Capital Markets from June 1998 to December 2007. Her responsibilities included global management for compliance, counterparty credit risk and human resources. Prior to joining Countrywide Capital Markets, Ms. Fries was the chief operating officer for Great Western Financial Securities, a bank consultant, compliance officer with Security Pacific Bank and former regulator with the Financial Industry Regulatory Authority. Ms. Fries has a BA in Business Administration and Finance from California State University, Fullerton.

              John M. Lawrence.    Mr. Lawrence is the managing director, loan servicing of PLS, and is responsible for overseeing and managing PennyMac's loan servicing operation, including implementation of the methods and programs which will improve the value of acquired loans, as well as aspects of the servicing and loan administration functions. Prior to joining PennyMac in March 2008, Mr. Lawrence was director, home loan servicing, for Fremont Investment & Loan where he led and directed management teams for the entire servicing division. Prior to joining Fremont Investment & Loan in November 2006, he served as senior vice president, sales & product development for First American Default Information Services, from July 2005 to November 2006, where he oversaw all default product offerings and provided leadership in strategic initiatives and special projects. Mr. Lawrence also previously served as senior vice president, default management for IndyMac Bank, from July 2002 to July 2005, where he led and directed management teams responsible for a portfolio of 400,000 loans, and as director, collections and loss mitigation, for Wells Fargo Home Mortgage, where he led the default servicing operations spanning four disparate sites, 2,000 employees, and 92,000 defaulted assets, for a total portfolio of 4 million loans with a principal balance of $40 billion. He holds a BS in Business Administration with a concentration in Economics and Management from the University of Iowa.

              Brandon Ohnemus.    Mr. Ohnemus is the director of portfolio strategy of PCM and is responsible for development and administration of the programs, technology and tools used by PennyMac to manage its whole loan portfolio. Prior to joining PennyMac in September 2008, Mr. Ohnemus served as a first vice president of secondary marketing at Countrywide, where he forecasted gain on sale for private label and conforming securitizations, while earning his CFA. Prior to his position in Countrywide secondary marketing, Mr. Ohnemus served as the first vice president of lending finance for Countrywide Bank, N.A., a subsidiary of Countrywide, from 2004 to 2007. Mr. Ohnemus began his career in September 2002 with Deloitte & Touche LLP, where he earned his CPA while working as an auditor. Mr. Ohnemus holds a BA in Accounting and Management Information Systems from Washington University.

              Lee Trumble.    Mr. Trumble is the director of due diligence of PCM and is responsible for all activities related to the purchase and sale of mortgage loans. This includes determining whether loans meet PennyMac credit standards, managing outside underwriting, compliance and appraisal vendors and conducting in-process and post-closing quality control activities. Prior to joining PennyMac in May 2008, Mr. Trumble worked for Countrywide Bank, N.A., a subsidiary of Countrywide, managing the counterparty asset repurchase process. Prior to joining Countrywide Bank in 2004, he worked for seven years as the credit manager of corporate quality control for Countrywide Home Loans, a subsidiary of Countrywide, from 1998 to 2004. He has also held credit management positions in the retail banking division for Security Pacific Bank and Great Western Bank. Earlier in his career, he served as operations manager for the Consumer Collection/Recovery unit of First Interstate Bank and worked in the finance division of the Walt Disney Company. Mr. Trumble holds a BA in Economics from California State University, Northridge.

Investment Committee

              PCM's investment committee meets on an as needed basis to review contemplated purchases and sales. The committee's mandate for us will be to review whole loan packages and securities for purchase to help meet our investment objective while maintaining adequate balance between risk and return. The committee is presently comprised of five voting members, Messrs. Kurland, Spector (Chair), Chang, Muir and Walker and two non-voting members, Mr. Grogin and Ms. Fries. A quorum of three voting members is required to act on a proposed investment or disposition. A simple majority vote of the voting members is required for the investment committee to approve a proposed action. However, the chief executive officer has the right to veto an action approved by the investment committee.

Management Agreement

              We will enter into a management agreement with PCM that will be effective upon completion of this offering, pursuant to which PCM will manage our business affairs in conformity with the investment policies that are approved and monitored by our board of trustees.

    Management Services

              PCM is subject to the supervision and direction of our board of trustees, the terms and conditions of the management agreement and such further limitations or parameters as may be imposed from time to time by our board of trustees. PCM will be responsible for (1) the selection, purchase and sale of all of our investments, (2) our financing activities and (3) providing us with investment advisory services. PCM will be responsible for our day-to-day operations and will perform (or cause to be performed) such services and activities relating to our operations, including our investments and their financing, as may be appropriate, including, without limitation:

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  serving as our consultant with respect to the periodic review of investment policies and allocation policy, any modifications to which must be approved by a majority of our independent trustees, and other policies and recommendations with respect thereto for approval by our board of trustees;

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  serving as our consultant with respect to the identification, investigation, evaluation, analysis, underwriting, selection, purchase, origination, negotiation, structuring, monitoring and disposition of our investments;

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  serving as our consultant with respect to decisions regarding any of our financings, securitizations and hedging activities undertaken by us or our subsidiaries, including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objective, (2) advising us with respect to obtaining appropriate short-term financing arrangements for our investments and pursuing a particular arrangement for each individual investment, if necessary, and (3) advising us with respect to pursuing and structuring long-term financing alternatives for our investments, in each case consistent with our investment policies;

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  serving as our consultant with respect to arranging for the issuance of MBS from pools of mortgage loans or MBS owned by us;

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  representing and making recommendations to us in connection with the purchase and finance and commitment to purchase and finance investments and the sale and commitment to sell such investments;

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  negotiating and entering into, on our behalf, credit finance agreements, repurchase agreements, securitizations, agreements relating to borrowings under temporary programs established by the U.S. government, commercial paper, interest rate swaps, warehouse facilities and all other agreements and instruments required for us to conduct our business;

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  advising us on, preparing, negotiating and entering into, on our behalf, applications and agreements relating to programs established by the U.S. government;

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  with respect to any prospective investment by us and any sale, exchange or other disposition of any investment by us, conducting negotiations on our behalf with real estate brokers, sellers and purchasers and their respective agents, representatives and investment bankers and owners of privately and publicly held real estate companies;

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  evaluating and recommending to us hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies, as so modified from time to time, with our qualification as a REIT and with our investment policies;

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  making available to us its knowledge and experience with respect to mortgage loans, mortgage-related securities, real estate, real estate securities, other real estate-related assets and non-real estate-related assets and real estate operating companies;

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  investing and re-investing any of our funds (including in short-term investments) and advising us as to our capital structure and capital-raising activities;

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  monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of trustees, including comparative information with respect to such operating performance and budgeted or projected operating results;

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  engaging and supervising, on our behalf and at our expense, independent contractors that provide real estate, investment banking, mortgage brokerage, securities brokerage, appraisal, engineering, environmental, seismic, insurance, legal, accounting, transfer agent, registrar, leasing, master servicing, special servicing, due diligence and such other services as may be required relating to our operations, including our investments (or potential investments);

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  coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

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  providing executive and administrative personnel, office space and office services required in rendering services to us;

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  performing and supervising the performance of administrative functions necessary in our management as may be agreed upon by PCM and our board of trustees, including, without limitation, the services in respect of any equity incentive plans, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate information technology services to perform such administrative functions;

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  furnishing reports and statistical and economic research to us regarding our activities and services performed for us or our subsidiaries by PCM;

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  counseling us in connection with policy decisions to be made by our board of trustees;

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  communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

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  counseling us regarding the maintenance of our exclusion from status as an investment company under the Investment Company Act, monitoring compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause us to maintain our exclusion from such status;

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  assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and all reports and documents, if any, required under the Exchange Act, the Securities Act or by the NYSE;

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  counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder;

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  causing us to retain qualified accountants and legal counsel, as applicable, to (1) assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and, if applicable, TRSs and (2) conduct quarterly compliance reviews with respect thereto;

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  taking all necessary actions to enable us and our subsidiaries to make required tax filings and reports, including soliciting shareholders for required information to the extent necessary under the Internal Revenue Code and Treasury Regulations applicable to REITs;

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  causing us to qualify to do business in all jurisdictions in which such qualification is required or advisable and to obtain and maintain all appropriate licenses;

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  using commercially reasonable efforts to cause us to comply with all applicable laws;

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  handling and resolving on our behalf all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with PCM or its affiliates), subject to such limitations or parameters as may be imposed from time to time by our board of trustees;

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  arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

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  using commercially reasonable efforts to cause expenses incurred by or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of trustees from time to time; and

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  performing such other services as may be required from time to time for the management and other activities relating to our operations, including our investments, as our board of trustees reasonably requests or PCM deems appropriate under the particular circumstances.

              Pursuant to the terms of our management agreement, PCM will be obligated to supply us with our management team, including a chief executive officer, chief financial officer and chief operating officer or similar positions, along with appropriate support personnel, to provide the management services to be provided by PCM to us as described in the management agreement. Members of that team will be required to devote such time to us as is necessary and appropriate, commensurate with the level of our activity. PCM will also provide personnel for service on the investment committee.

              PCM will not assume any responsibility other than to provide the services specified in the management agreement and will not be responsible for any action of our board of trustees in following or declining to follow its advice or recommendations. None of PCM or its affiliates or their respective managers, officers, trustees, directors, employees or members will be liable to us, any of our subsidiaries, our board of trustees, our shareholders or any subsidiary's shareholders or partners for any acts or omissions performed under the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of PCM's duties under the management agreement. We have agreed to indemnify PCM and its affiliates and their respective managers, officers, trustees, directors, employees and members, any person controlling or controlled by PCM and any person providing sub-advisory services to PCM with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from PCM's or omissions performed in good faith under the management agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of PCM's duties under the management agreement. PCM has agreed to indemnify us and our trustees, officers and shareholders with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions under the management agreement constituting bad faith, willful misconduct, gross negligence or reckless disregard of PCM's duties under the management agreement or any claims by PCM's employees relating to the terms and conditions of their employment by PCM. PCM will maintain reasonable and customary "errors and omissions" and other customary insurance coverage upon the completion of this offering.

              PCM is required to refrain from any action that, in its sole judgment made in good faith, (1) is not in compliance with our investment policies, (2) would adversely affect our qualification as a REIT under the Internal Revenue Code or our status as an entity exempted from investment company status under the Investment Company Act, or (3) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of any exchange on which our securities may be listed or that would otherwise not be permitted by our declaration of trust or bylaws. PCM and its managers, officers, employees and members will not be liable to us, our board of trustees or our shareholders for any act or omission by PCM or its managers, officers, employees or members except as provided in the management agreement.

    Term and Termination Rights

              The management agreement may be amended or modified by agreement between us and PCM. The initial term of the management agreement expires on                    , 2012 and will be automatically renewed for a one year term each anniversary date thereafter unless previously terminated as described below. The management agreement does not limit the number of renewal terms. However, our independent trustees will review PCM's performance and the management fees annually and, following the initial term, the management agreement may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent trustees or by a vote of the holders of at least two-thirds of our outstanding common shares (other than those common shares held by PCM and its affiliates), in each case based upon (i) unsatisfactory performance by PCM that is materially detrimental to us or (ii) our determination that the management fees payable to PCM are not fair, subject to PCM's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent trustees. We must provide 180-days' prior notice of any such termination. PCM will be paid a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) incentive compensation earned by PCM during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

              We may also terminate the management agreement without payment of any termination fee to PCM, upon at least 30 days' prior written notice from our board of trustees, at any time for "cause" as defined in the management agreement. Such events include:

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  PCM's continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if PCM, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

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  PCM's fraud, misappropriation of funds or embezzlement against us;

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  PCM's gross negligence in the performance of its duties under the management agreement;

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  the commencement of any proceeding relating to PCM's bankruptcy or insolvency;

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  the dissolution of PCM; or

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  a change in control of PCM (as defined in the management agreement).

Cause does not include unsatisfactory performance, even if that performance is materially detrimental to us.

              PCM may terminate the management agreement if we become required to register as an investment company under the Investment Company Act with termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee to PCM. Furthermore, PCM may decline to renew the management agreement by providing us with 180 days' written notice, in which case we would not be required to pay a termination fee to PCM. PCM may also terminate the management agreement upon at least 60 days' prior written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay to PCM the termination fee described above.

              We may not assign our rights or responsibilities under the management agreement without the prior consent of PCM, except in the case of an assignment to another REIT or other organization which is our successor, in which case such organization shall be bound by the terms of such assignment in the same manner as we are bound under the management agreement. PCM may generally only assign the management agreement with the approval of a majority of our independent trustees. PCM, however, may assign certain of its duties under the management agreement to any of its affiliates without the approval of our independent trustees if such assignment does not require our approval under the Advisers Act.

Management Fees and Incentive Compensation

              We do not maintain an office or employ personnel. Instead, we rely on the facilities and resources of PCM to manage our day-to-day operations. A base management fee is payable quarterly in arrears in cash, and the incentive fee is payable quarterly in arrears in cash. PCM may also be entitled to certain expense reimbursements as described below. Expense reimbursements to PCM are payable quarterly.

    Base Management Fee

              PCM will be entitled to a base management fee quarterly in arrears in an amount equal to 1.50% per annum, calculated quarterly, of our Shareholders' Equity. For purposes of calculating the base management fee, our Shareholders' Equity means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common shares, excluding any unrealized gains, losses or other non-cash items that have impacted shareholder's equity as reported in our financial statements prepared in accordance with GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding one-time events pursuant to changes in

GAAP, and certain other non-cash charges after discussions between PCM and our independent trustees and after approval by a majority of our independent trustees.

              PCM's base management fee shall be calculated by PCM within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the base management fee in cash within five business days after delivery to us of PCM's written statement setting forth the computation of the base management fee for such quarter.

    Incentive Compensation

              PCM will be entitled to an incentive fee that is payable quarterly in arrears in an amount equal to 20% of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the incentive fee for the current quarter, exceeds the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of common shares outstanding in such quarter and (2) 8.0%. For the initial four quarters following this offering, Core Earnings will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between PCM and our independent trustees and after approval by a majority of our independent trustees.

              Any net loss incurred by us in a given quarter or quarters will be offset against any net income earned by us in future quarters for purposes of calculating the incentive fee in such future quarters. For example, if we experience a net loss of $25.0 million in the fourth quarter of a fiscal year and a net loss of $15.0 million in the first quarter of the next fiscal year (for a cumulative net loss of $40.0 million in those two quarters), but then earn net income of $30.0 million in the second quarter and $40.0 million in the third quarter, then our $30.0 million of net income in the second quarter would be reduced to zero, and no incentive fee would be payable for the second quarter, and our $40.0 million of net income in the third quarter would be reduced by the remaining $10.0 million of net loss to $30.0 million for purposes of calculating the incentive fee for the third quarter.

              Our ability to achieve returns in excess of the thresholds noted above in order for PCM to earn the incentive fee described in the preceding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

              PCM will compute the quarterly incentive fee within 30 days after the end of each fiscal quarter, and we will pay the quarterly incentive fee with respect to each fiscal quarter within five business days following the delivery to us of PCM's written statement setting forth the computation of the incentive fee for such quarter.

    Reimbursement of Expenses

              We will pay all our operating expenses, except those specifically required to be borne by PCM under the management agreement. The expenses required to be paid by us include, but are not limited to,

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  expenses in connection with our organization and any issuance of securities by us,

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  transaction costs incident to financings and to the acquisition, disposition and financing of our investments, legal, accounting, tax, auditing, consulting and administrative fees and expenses,

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  the compensation and expenses of our independent trustees,

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  the cost of liability insurance to indemnify our officers and trustees,

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  the costs associated with our establishment and maintenance of any credit facilities and other financing arrangements (including commitment fees, accounting fees, legal fees, closing costs and similar expenses),

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  expenses relating to the payment of dividends,

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  expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the SEC and other governmental bodies, transfer agents and exchange listing fees,

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  the cost of printing and mailing proxies and reports to our shareholders,

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  settlement, clearing, and custodial fees and expenses relating to us,

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  the costs of maintaining compliance with all U.S. federal, state, local and applicable regulatory body rules and regulations (as such costs relate to us),

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  expenses relating to any office or office facilities, including disaster backup recovery sites and facilities maintained for us or separate from offices of PCM,

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  costs incurred by personnel of PCM for travel on our behalf,

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  costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third party vendors that is used primarily for us,

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  all taxes and license fees,

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  all insurance costs incurred by us, and

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  all other expenses actually incurred by PCM that are reasonably necessary for the performance by PCM of its duties and functions under the management agreement. We will not reimburse PCM for the salaries and other compensation of its personnel other than where PCM is reimbursed for performing certain legal, accounting, or other services as described below, that would otherwise be performed by outside service providers on our behalf.

              In addition, we will be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of PCM and its affiliates required for our operations. These expenses will be allocated between PCM and us based on the ratio of our proportion of gross assets compared to all remaining gross assets managed by PCM as calculated at each quarter end. We and PCM will modify this allocation methodology, subject to our board of trustees' approval if the allocation becomes inequitable.

              Under the management agreement, PCM may perform certain legal, accounting, due diligence, asset management, securitization, property management, brokerage, leasing and other services that outside professionals or outside consultants otherwise would perform on our behalf and is entitled to be reimbursed or paid for the cost of performing such tasks. PCM may retain third parties, including accountants, legal counsel, real estate underwriters, brokers or others on our behalf, and shall be reimbursed for the costs and expenses of such services. Under the management agreement, PCM is responsible for the employment expenses of all personnel who perform services for us pursuant to the management agreement.

MANAGEMENT

Trustees, Trustee Nominees and Executive Officers

              Upon the completion of this offering, our board of trustees will consist of five trustees, including three independent trustee nominees to be named below who will become trustees upon the completion of this offering. We currently have two trustees, Stanford L. Kurland and David A. Spector. It is anticipated that Mr. Spector will resign as trustee prior to the completion of this offering. Of our five trustees upon the completion of this offering, we believe that each of them, other than Stanford L. Kurland and                                    , will be considered independent in accordance with the requirements of the NYSE.

              Our trustees, trustee nominees, executive officers and certain other key employees, their ages and titles are as follows:

Name	Age	Title
Stanford L. Kurland	56	Chairman of the Board of Trustees and Chief Executive Officer
David A. Spector	46	President, Chief Operating Officer and Trustee (on an interim basis)
Andrew S. Chang	31	Chief Business Development Officer
Jeff Grogin	48	Chief Legal Officer and Secretary
Anne D. McCallion	54	Chief Financial Officer
Michael L. Muir	43	Chief Investment Officer
David M. Walker	53	Chief Credit Officer
Julianne Fries	46	Chief Compliance Officer
		Independent Trustee Nominee
		Independent Trustee Nominee
		Independent Trustee Nominee

Biographical Information

    Executive Officers

              For biographical information on our executive officers, see "Our Manager and the Management Agreement—Officers of Our Manager and Our Servicer."

    Trustees

              Pursuant to our declaration of trust, upon the completion of this offering, the board of trustees will be divided into three classes of trustees. Our class I trustees (consisting of                                    ) will serve until our annual meeting of shareholders in 2010, our class II trustees (consisting of                                    ) will serve until our annual meeting of shareholders in 2011; and our class III trustee (consisting of Stanford L. Kurland) will serve until our annual meeting of shareholders in 2012. At each annual meeting of the shareholders, the successors to the class of trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualify. Our bylaws provide that a majority of the entire board of trustees may, at any regular or special meeting called for that purpose, increase or decrease the number of trustees. Our bylaws and declaration of trust provide that the number of our trustees may be established by our board of trustees but may not be more than fifteen (15). Set forth below are the names and certain information on each of our trustees and nominees to be trustees.

    Class I Trustees

                                      is a nominee to be one of our class I trustees.

                                      is a nominee to be one of our class I trustees.

    Class II Trustees

                                      is a nominee to be one of our class II trustees.

                                      will be one of our class II trustees. For biographical information on                                    , see "Our Manager and the Management Agreement—Officers of Our Manager and Our Servicer."

    Class III Trustees

              Stanford L. Kurland will be our class III trustee. For biographical information on Mr. Kurland, see "Our Manager and the Management Agreement—Officers of Our Manager and Our Servicer."

Board Committees

              Upon the completion of this offering, our board of trustees will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will be composed exclusively of independent trustees, as defined by the listing standards of the NYSE. Moreover, our compensation committee will be composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee trustees and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside trustees for purposes of Section 162(m) of the Internal Revenue Code.

    Audit Committee

              Our audit committee will consist of                                    , each of whom will be an independent trustee and "financially literate" under the rules of the NYSE.                                    will chair our audit committee and will serve as our audit committee financial expert, as that term is defined by the SEC. Our audit committee will assist the board in overseeing:

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  our accounting and financial reporting processes;

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  the integrity and audits of our consolidated financial statements;

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  our compliance with legal and regulatory requirements;

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  the qualifications and independence of our independent auditors; and

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  the performance of our independent auditors and any internal auditors.

              Our audit committee also will be responsible for engaging independent certified public accountants, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

    Compensation Committee

              Our compensation committee will consist of                                    , each of whom will be an independent trustee.                                    will chair our compensation committee. The principal functions of our compensation committee will include (1) evaluating the performance of our officers,

(2) reviewing the compensation payable to our officers, (3) evaluating the performance of PCM, (4) reviewing the equity compensation and fees payable to PCM under the management agreement, (5) administering our equity incentive plan and any other compensation plans, policies and programs of ours, (6) discharging the board's responsibilities relating to compensation to our independent trustees and (7) reviewing and recommending to the board compensation plans, policies and programs.

    Nominating and Corporate Governance Committee

              Our nominating and corporate governance committee will consist of                                    , each of whom will be an independent trustee.                                     will chair our nominating and corporate governance committee. Our nominating and corporate governance committee will be responsible for seeking, considering and recommending to our board of trustees qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at the annual meeting of shareholders. The committee also will recommend to our board of trustees the appointment of each of our executive officers. It also will periodically prepare and submit to our board of trustees for adoption the committee's selection criteria for trustee nominees. It will review and make recommendations on matters involving the general operation of our board of trustees and our corporate governance, and will annually recommend to our board the nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of our board of trustees' performance as a whole and of the individual trustees and report thereon to our board.

Code of Business Conduct and Ethics

              Upon the completion of this offering, our board of trustees will establish a code of business conduct and ethics that applies to our officers, trustees and employees, if any, and to PCM's officers, members, trustees, directors and employees when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

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  compliance with applicable governmental laws, rules and regulations;

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  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

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  accountability for adherence to the code.

              Any waiver of the code of business conduct and ethics for our executive officers or trustees may be made only by our board of trustees or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Trustee Compensation

              We will pay a $50,000 annual trustee's fee to each of our independent trustees. All members of our board of trustees will be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our board of trustees and its committees. We will pay an annual fee of $10,000 to the chair of our audit committee and an annual fee of $5,000 to each of the chairs of our compensation committee and our nominating and corporate governance committee. The fees to our independent trustees will be paid in cash or common shares at the election of each independent trustee. Common shares issued in payment of trustees' fees will be valued based on the fair market value on the date of issuance and will vest immediately upon issuance. In addition, we will make under our equity incentive plan to each independent trustee an initial grant of 3,000 restricted common shares upon the completion of this offering, which shares will vest                .

Executive Compensation

              The management agreement provides that PCM will assume principal responsibility for managing our affairs; therefore, our officers, in their capacities as such, will not receive cash compensation directly from us other than as may be provided under the equity incentive plan described below. PCM is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of PCM's officers and employees.

Equity Incentive Plan

              We have adopted the PennyMac Mortgage Investment Trust 2009 Equity Incentive Plan which is referred to in this prospectus as the equity incentive plan. The equity incentive plan provides for the issuance of equity based awards, including share options, restricted common shares, restricted share units, unrestricted common share awards, LTIP units and other awards based on our common shares that may be made by us directly to our officers and trustees, and the members, officers, trustees, directors and employees of PCM, PLS or their affiliates and to PCM, PLS and other entities that provide services to us and the employees of such entities.

              Our equity incentive plan is administered by our board of trustees, which may delegate its authority to the compensation committee of our board of trustees. The plan administrator has the authority to make awards to the eligible participants referenced above, and to determine what form the awards will take, and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the equity incentive plan without first obtaining the consent of our shareholders.

              An aggregate of                common shares are reserved for issuance under our equity incentive plan, subject to adjustment as provided below. If any common shares subject to an award granted under our equity incentive plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if common shares are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the common shares with respect to such award will again be available for award under our equity incentive plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of common shares as to which the award is exercised and, notwithstanding the foregoing, that number of common shares will no longer be available for issuance under our equity incentive plan.

              In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common shares or other property), recapitalization, share split, reverse split, reorganization, merger or other similar transaction or event, affects our common shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the equity incentive plan, then the plan administrator will make equitable changes or adjustments to: (1) the number and kind of common shares or other property (including cash) that may thereafter be issued in connection with awards under our equity incentive plan; (2) the number and kind of common shares or other property (including cash) issued or issuable in respect of outstanding awards; (3) the exercise price, grant price or purchase price relating to any award; and (4) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to our common shares).

              Each share option and share appreciation right awarded under our equity incentive plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common shares on the date of grant of the award. Share appreciation rights confer on the participant the right to receive cash, common shares or other property, as determined by the plan administrator, equal to the excess of the fair market value of our common shares on the date of exercise over the exercise price of the share appreciation right. The other terms of share options and share appreciation rights awarded by us under the equity incentive plan will be determined by the plan administrator.

              The plan administrator will determine the terms and conditions of each award of restricted common shares or restricted share units under our equity incentive plan. Restricted share units confer on the participant the right to receive cash, common shares or other property, as determined by the plan administrator, having a value equal to the number of common shares that are subject to the award. The holders of awards of restricted common shares will be entitled to receive dividends, and the holders of awards of restricted share units may be entitled to receive dividend equivalents, which may be payable immediately or on a deferred basis at such time as is determined by the plan administrator.

              The plan administrator may determine to make grants of our common shares that are not subject to any restrictions or a substantial risk of forfeiture or to grant other common share-based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

              Unless otherwise determined by the plan administrator and set forth in an individual award agreement, upon a "change in control," each outstanding award under the equity incentive plan will become immediately vested, exercisable and/or payable.

              For purposes of our equity incentive plan, a "change in control" is generally defined to include (i) the acquisition of at least 50% (35% after this offering) of our voting securities or then outstanding common shares by any person; (ii) a consolidation or merger where our shareholders hold less than 50% of the voting power of the surviving or resulting entity; (iii) the transfer of all or substantially all of our assets; (iv) shareholder approval of our liquidation or dissolution; or (v) our trustees, including subsequent trustees recommended or approved by our trustees, cease for any reason, other than due to death, to constitute a majority of our board of trustees. Notwithstanding the foregoing, in no event shall a change in control be deemed to have occurred solely upon an initial public offering of our common shares under the Securities Act. Further, no event or condition shall constitute a change in control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Internal Revenue Code; provided that, in such a case, the event or condition shall continue to constitute a change in control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

              Our equity incentive plan will automatically expire on the tenth anniversary of the date on which it was adopted. Our board of trustees may terminate, amend, modify or suspend our equity incentive plan at any time, subject to shareholder approval as required by law or, to the extent applicable, stock exchange rules. The plan administrator may amend the terms of any outstanding award under the equity incentive plan at any time. No amendment or termination of our equity incentive plan or any outstanding award may adversely affect any of the rights of an award holder without the holder's consent.

              Following the completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of common shares that may be issued under our equity incentive plan, including the restricted common shares to be granted to our executive officers, other employees of PCM and/or PLS and our independent trustees upon the completion of this offering. In addition, in the event that we issue any common shares under our equity incentive plan to PCM, PLS or any other entity that provides services to us, we will agree to register the resale of such common shares.

Incentive Awards

              Upon the completion of this offering, we are granting an aggregate of (i)                  restricted common shares to our executive officers and other employees of PCM and/or PLS under our equity incentive plan and (ii) 9,000 restricted common shares to our independent trustees under our equity incentive plan. The restricted common shares to be granted to our executive officers and other employees of PCM and/or PLS will vest ratably over a         year period, and the restricted common shares to be granted to our independent trustees will vest                .

Limitation of Liability and Indemnification

              Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and is material to the cause of action. Our declaration of trust contains such a provision that eliminates the liability of our trustees and officers to the maximum extent permitted by Maryland law.

              Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former trustee or officer or (2) any individual who, while serving as our trustee or officer and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who serves any predecessor of ours in any of the capacities described above and to any employee or agent of ours. We also will enter into indemnification agreements with our trustees and executive officers that address similar matters. See "Certain Relationships and Related Transactions—Indemnification Agreements."

              Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

PRINCIPAL SHAREHOLDERS

              The following table presents information regarding the beneficial ownership of our common shares following the completion of this offering and our concurrent offering with respect to:

  •
  PNMAC;

  •
  each of our trustees and trustee nominees;

  •
  each of our executive officers;

  •
  each person who will be the beneficial owner of more than 5% of our outstanding common shares; and

  •
  all trustees, trustee nominees and executive officers as a group.

              Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Further, unless otherwise indicated, the address of each named person is c/o PNMAC Capital Management, LLC, 27001 Agoura Road, Third Floor, Calabasas, California 91301.

	Common Shares Beneficially Owned Prior to Completion of this Offering		Common Shares Beneficially Owned Upon Completion of this Offering(1)
Name	Number	Percentage	Number		Percentage
PNMAC
Stanford L. Kurland
David A. Spector
Andrew S. Chang
Jeff Grogin
Anne D. McCallion
Michael L. Muir
David M. Walker
			3,000	(2)	*
			3,000	(2)	*
			3,000	(2)	*
All trustees, trustee nominees and executive officers as a group (10 persons)

*
Represents less than 1.0% of the number of common shares outstanding on a fully-diluted basis upon the completion of this offering.

(1)
Assumes                                    common shares will be outstanding immediately upon the completion of this offering and our concurrent offering on a fully-diluted basis. Does not include any of our common shares that may be sold in the direct offering to investors in the PennyMac funds. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the completion of this offering. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

(2)
Upon the completion of this offering, each of our trustee nominees will be granted 3,000 restricted common shares, which shares will vest                . See "Management—Trustee Compensation."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

              We will enter into a management agreement with PCM, our manager, which governs the relationship between us and PCM and describes the services to be provided by PCM and its compensation for those services. The terms of our management agreement, including the fees payable by us to PCM, were not negotiated at arm's length, and its terms may not be as favorable to us as if they were negotiated with an unaffiliated party. See "Our Manager and the Management Agreement—Management Agreement."

Loan Servicing Agreement

              Upon the completion of this offering, we will enter into a loan servicing agreement with PLS, pursuant to which PLS will agree to provide us, directly or through its subsidiaries or sub-servicers, primary servicing and special servicing for our portfolio of residential mortgage loans. The loan servicing to be provided by PLS will include collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications and refinancings, foreclosures and financings to facilitate REO sales.

              For its services under the loan servicing agreement, PLS will be entitled to a servicing fee, payable monthly, in an amount equal to            % per annum of the unpaid principal balance of first lien mortgage loans held in our portfolio;            % per annum of the unpaid principal balance of second lien mortgage loans held in our portfolio; and            % per annum for mortgage loans in foreclosure at the time these loans are boarded onto PLS's servicing platform. PLS also will be entitled to retain certain customary market-based fees and charges arising from the servicing of mortgage loans held in our portfolio, such as assumption, modification and origination fees and late charges, as well as interest on funds on deposit in custodial or escrow accounts. In addition, to the extent we participate in the HAMP, which establishes standard loan modification guidelines for "at risk" homeowners and provides incentive payments to certain participants, including loan servicers, for achieving modifications and successfully remaining in the program, PLS will be entitled to retain any incentive payments made to it in connection with our participation therein.

              PLS's refinancing of sub-performing and non-performing loans on our behalf can result in a new loan that is readily saleable in the secondary market with a value significantly in excess of the loan that was refinanced. In addition, PLS originates loans on our behalf as a form of seller financing to facilitate the disposition of real estate that we acquire through foreclosure. In order to provide PLS with an incentive to work with borrowers to refinance sub-performing and non-performing loans and to dispose of real estate that we acquire through foreclosure, we have agreed to pay PLS customary market-based origination fees in cases where PLS originates such loans on our behalf. In the event PLS effects a refinancing of a loan on our behalf and not through a third party lender and the resulting loan is readily saleable, PLS will be entitled to receive from us an origination fee of                . Similarly, when PLS originates a loan to facilitate the disposition of real estate that we acquire through foreclosure, PLS will be entitled to a fee in the same amount. The amount of the origination fee is intended to reflect market rates and will be subject to review by our board of trustees from time to time. We will also reimburse PLS for any out of pocket expenses that it incurs in connection with such originations, including title fees, legal fees and closing costs. This may provide PLS with an incentive to refinance a greater proportion of our loans than it otherwise would and/or to refinance loans on our behalf instead of arranging the refinancings with a third party lender. It may also provide PLS with an incentive to provide financing to facilitate sales to third parties with regard to the disposition of real estate that we acquire through foreclosure.

              The term of the loan servicing agreement is identical to the term of the management agreement, and is subject to early termination, without the payment of any termination fee, in the event the management agreement is terminated for any reason.

              Under the loan servicing agreement, PLS may perform certain legal, accounting, due diligence and other services that outside professionals or outside consultants otherwise would perform on our behalf and is entitled to be reimbursed or paid for the cost of performing such tasks. PLS may retain third parties, including accountants, legal counsel, real estate underwriters, brokers or others on our behalf, and shall be reimbursed for the costs and expenses of such services. PLS may retain sub-servicers in any jurisdictions where licensing is required and PLS has not obtained the necessary license or where PLS otherwise deems it advisable, and the fees of such sub-servicers will be paid by PLS out of its servicing fee. Under the loan servicing agreement, PLS is responsible for the employment expenses of all personnel who perform services for us pursuant to the loan servicing agreement.

              The loan servicing agreement provides that PLS will not assume any responsibility other than to provide the services specified in the loan servicing agreement. The agreement further provides that PLS will not be responsible for any action of our board of trustees in following or declining to follow its advice or recommendations. PLS and its affiliates, managers, officers, trustees, directors, employees and members will be held harmless from, and indemnified by us against, certain liabilities on customary terms.

              The terms of the loan servicing agreement, including the fees payable by us to PLS, were not negotiated at arm's length, and its terms may not be as favorable to us as if they were negotiated with an unaffiliated party.

Grants of Restricted Common Shares

              Upon the completion of this offering, we are granting an aggregate of (i)                  restricted common shares to our executive officers and other employees of PCM and/or PLS under our equity incentive plan and (ii) 9,000 restricted common shares to our independent trustees under our equity incentive plan. See "Management—Trustee Compensation" and "Management—Incentive Awards," respectively. The restricted common shares to be granted to our executive officers and other employees of PCM and/or PLS will vest ratably over a         year period, and the restricted common shares to be granted to our independent trustees will vest                .

Registration Rights

              We will enter into a registration rights agreement with the purchasers of our common shares in our concurrent offering pursuant to which we will agree to register the resale of such common shares. We will also grant such purchasers the right to include these shares in any registration statements we may file in connection with any future public offerings, subject to the terms of the lockup arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of secondary shares included in those offerings (with such reductions to be proportionately allocated among the selling shareholders participating in those offerings).

              Following the completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of common shares that may be issued under our equity incentive plan, including the restricted common shares to be granted to our executive officers, other employees of PCM and/or PLS and our independent trustees upon the completion of this offering. In addition, in the event that we issue any common shares under our equity incentive plan to PCM, PLS or any other entity that provides services to us, we will agree to register the resale of such common shares.

Indemnification Agreements

              Upon the completion of this offering, we expect to enter into customary indemnification agreements with each of our trustees and executive officers that will obligate us to indemnify them to the maximum extent permitted under Maryland law. The agreements will require us to indemnify the trustee or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on our behalf. In addition, the indemnification agreement will require us to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding that is brought by or on our behalf. In either case, the indemnitee will not be entitled to indemnification if it is established that one of the prohibitions on indemnification under Maryland law set forth in "Management—Limitation of Liability and Indemnification" exists.

              In addition, the indemnification agreement will requires us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

  •
  a written affirmation of the indemnitee's good faith belief that he or she has met the standard of conduct necessary for indemnification; and

  •
  a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

              The indemnification agreement also will provide for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel, after a change of control of us.

Lack of Separate Representation

              Sidley Austin LLP is counsel to us and PCM in connection with this offering and may in the future act as counsel to us and PCM. There is a possibility that in the future the interests of various parties may become adverse. If such a dispute were to arise between us and PCM, separate counsel for such matters will be retained as and when appropriate. In the event of a dispute or conflict between us and PCM, Sidley Austin LLP will not represent any of the parties in any such dispute or conflict.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

              The following summary of the material terms of our shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland REIT Law, or the MRL, and to our amended and restated declaration of trust and bylaws, copies of which are available from us upon request. See "Where You Can Find More Information."

General

              Our declaration of trust provides that we may issue up to            common shares, $0.01 par value per share, and             preferred shares of beneficial interest, $0.01 par value per share. We issued 1,000 common shares of beneficial interest in connection with our initial capitalization. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without shareholder approval. Upon completion of this offering and our concurrent offering,            common shares will be issued and outstanding on a fully diluted basis, including an aggregate of             restricted common shares to be granted to our executive officers and other employees of PCM and/or PLS under our equity incentive plan, and an aggregate of 9,000 restricted common shares to be granted to our independent trustees under our equity incentive plan, or            common shares if the underwriters' overallotment option is exercised in full, and no preferred shares will be issued and outstanding. Under Maryland law, shareholders are not personally liable for the obligations of a real estate investment trust solely as a result of their status as shareholders.

Common Shares

              All of the common shares offered in this offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, holders of our common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

              Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of common shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

              Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Shares of Beneficial Interest

              Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares of beneficial interest into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board could authorize the issuance of common shares or preferred shares of beneficial interest that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. No preferred shares are presently outstanding, and we have no present plans to issue any preferred shares.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares of Beneficial Interest

              We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares of beneficial interest and to classify or reclassify unissued common shares or preferred shares of beneficial interest and thereafter to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

              In order for us to qualify as a REIT under the Internal Revenue Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

              Our declaration of trust contains restrictions on the ownership and transfer of our common shares and other outstanding shares of beneficial interest. The relevant sections of our declaration of trust provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares, which we refer to as the common share ownership limit, or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest, which we refer to as the aggregate share ownership limit. We refer to the common share ownership limit and the aggregate share ownership limit collectively as the "share ownership limits."

              The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of beneficial interest owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of beneficial interest by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest and thereby violate the applicable share ownership limit.

              Our board of trustees may, upon receipt of certain representations and agreements and in its sole discretion, exempt (prospectively or retroactively) any person, in whole or in part, from the above-referenced share ownership limits or establish a different limit, or excepted holder limit, for a particular shareholder if the person's ownership in excess of the share ownership limits will not then or in the future result in our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the shareholder's interest is held during the last half of a taxable year) or otherwise jeopardize our qualification as a REIT. As a condition of its exemption or creation of an excepted holder limit, our board of trustees may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of trustees with respect to our qualification as a REIT.

              In connection with an exemption from the share ownership limits, establishing an excepted holder limit or at any other time, our board of trustees may from time to time increase or decrease the share ownership limits for all other persons and entities; provided, however, that any decrease in the share ownership limits will not be effective for any person whose percentage ownership of our shares is in excess of such decreased limits until such time as such person's percentage ownership of our shares equals or falls below such decreased limits, but any further acquisition of our shares in excess of such person's percentage ownership of our shares will be in violation of the applicable limits (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately); and provided, further, that the share ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares then outstanding. Prior to the modification of the share ownership limits, our board of trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

              Our declaration of trust further prohibits:

  •
  any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our shares of beneficial interest that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the shareholder's interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

  •
  any person from transferring our shares of beneficial interest if such transfer would result in our shares of beneficial interest being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

              Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate the share ownership limits or any of the other foregoing restrictions on ownership and transfer of our shares of beneficial interest will be required to immediately give written notice to us or, in the case of such a proposed or attempted transaction, give at least 15 days' prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The share ownership limits and the other restrictions on ownership and transfer of our shares of beneficial interest will not apply if our board of trustees determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT.

              Pursuant to our declaration of trust, if any transfer of our shares of beneficial interest would result in our shares of beneficial interest being beneficially owned by fewer than 100 persons, such transfer will be void ab initio and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of beneficial interest or any other event would otherwise result in:

  •
  any person violating the share ownership limits or such other limit established by our board of trustees; or

  •
  our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the shareholder's interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be deemed to be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The deemed transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a deemed transfer to the charitable trust. A person who, but for the deemed transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a "prohibited owner," which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned.

              Any distribution made to the prohibited owner, prior to our discovery that the shares had been deemed to be transferred to the charitable trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the charitable trust. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our declaration of trust, then our declaration of trust provides that the transfer of the shares will be void ab initio. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution authorized but unpaid will be paid when due to the trustee.

              Shares of beneficial interest transferred to the trustee of a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of beneficial interest at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of beneficial interest to the charitable trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the charitable beneficiary and the prohibited owner and any distributions held by the trustee with respect to such shares of beneficial interest will be made to the charitable beneficiary.

              If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the charitable trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the share ownership limits or the other restrictions on ownership and transfer of our shares described above. After that, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event which resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the trading day immediately preceding the relevant date) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trust for the shares. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to discovery by us that shares of beneficial interest have been transferred to a charitable trust, such shares of beneficial interest are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the charitable trust.

              The trustee of the charitable trust will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares.

              Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the trustee will have the authority, at the trustee's sole discretion:

  •
  to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the charitable trust; and

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  to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the charitable trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

              If our board of trustees determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of beneficial interest set forth in our declaration of trust, our board of trustees will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of beneficial interest, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

              Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares, including common shares, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Stock Exchange Listing

              We will apply to have our common shares listed on the NYSE under the symbol "PMT."

Transfer Agent and Registrar

              We expect the transfer agent and registrar for our common shares to be            .

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR
DECLARATION OF TRUST AND BYLAWS

              The following summary of certain provisions of Maryland law and of our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our amended and restated declaration of trust and bylaws, copies of which are available from us upon request. See "Where You Can Find More Information."

Classification of Board of Trustees

              Pursuant to our declaration of trust, upon the completion of this offering, our board of trustees will be divided into three classes of trustees. Beginning at our annual meeting of shareholders in 2010, trustees of each class will be elected upon the expiration of their initial terms for a term expiring at the third succeeding annual meeting of our shareholders and when their successors have been duly elected and have qualified, and one class of our trustees will be elected by our shareholders. We believe that classification of our board of trustees will help to assure the continuity and stability of our business strategies and policies as determined by our board of trustees. Holders of our common shares will not have the right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our outstanding common shares entitled to vote will be able to elect all of the successors of the class of trustees whose terms expire at the meeting.

              Upon the completion of this offering, the number of trustees in each class and the annual meeting of shareholders at which the term of each class will expire will be as follows:

Class	Number of trustees	Expiration of term
Class I trustees	2	2010
Class II trustees	2	2011
Class III trustees	1	2012

              The classified board provision in our declaration of trust could have the effect of making the replacement of incumbent trustees more time consuming and difficult. Two separate meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interests of our shareholders.

Number of Trustees; Vacancies

              Our bylaws and declaration of trust provide that the number of our trustees may be established by our board of trustees but may not be more than 15. Our bylaws currently provide that any vacancy may be filled only by a majority of the remaining trustees. Our declaration of trust also provides that, at such time as we have at least three independent trustees and a class of our common shares or preferred shares is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of trustees. Accordingly, at such time, except as may be provided by our board of trustees in setting the terms of any class or series of shares, any and all vacancies on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred, and until a successor is duly elected and qualifies.

              Each of our trustees will be elected by our shareholders to serve the applicable term of the class to which he or she was elected, pursuant to our classified board provisions, and until his or her successor is duly elected and qualifies. A plurality of all votes cast on the matter at a meeting of shareholders at which a quorum is present is sufficient to elect a trustee. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Trustees

              Our declaration of trust and bylaws provide that, subject to the rights of holders of any series of preferred shares and except as indicated below, a trustee may be removed only for "cause," and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. For this purpose, "cause" means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, generally precludes shareholders from (i) removing incumbent trustees except for "cause" and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

Business Combinations

              Under certain provisions of the MGCL applicable to Maryland real estate investment trusts, certain "business combinations," including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an "interested shareholder" or, generally, any person who beneficially owns 10% or more of the voting power of the real estate investment trust's outstanding voting shares or an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the real estate investment trust, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such real estate investment trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the real estate investment trust's shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an "interested shareholder" if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. A real estate investment trust's board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.

              These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of trustees and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

              The MGCL provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest in a real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the real estate investment trust or (3) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. "Control shares" are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

              A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders' meeting.

              If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

              The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.

              Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

              Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

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  a classified board;

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  a two-thirds vote requirement for removing a trustee;

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  a requirement that the number of trustees be fixed only by vote of the trustees;

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  a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

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  a majority requirement for the calling of a special meeting of shareholders.

              Our declaration of trust provides that, at such time as we are eligible to make a Subtitle 8 election, we elect to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) have a classified board, (2) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from the board, which removal will be allowed only for cause, (3) vest in the board the exclusive power to fix the number of trusteeships, (4) require that a vacancy on the board be filled only by the remaining trustees and (5) require, unless called by our chairman, chief executive officer, president or the board of trustees, the request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of shareholders.

Meetings of Shareholders

              Pursuant to our bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held annually after the delivery of our annual report on a date and at the time and place set by our board of trustees. In addition, our chairman, chief executive officer, president or board of trustees may call a special meeting of our shareholders. Subject to the provisions of our bylaws, a special meeting of our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting accompanied by the information required by our bylaws.

Mergers; Extraordinary Transactions

              Under the MRL, a Maryland real estate investment trust generally cannot merge with another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust. Our declaration of trust provides that these mergers may be approved by a majority of all of the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if approved by our board of trustees and by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our shareholders.

Amendment to Our Declaration of Trust and Bylaws

              Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust.

              Except for amendments to the provisions of our declaration of trust related to the removal of trustees and the vote required to amend the provision regarding amendments to the removal provisions itself (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust may be amended only with the approval of our board of trustees and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

              Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Our Termination

              Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by a majority of our entire board of trustees and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

              Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees at an annual meeting and the proposal of business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder of record who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to the secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of trustees at the preceding year's annual meeting (or, if we did not mail a proxy statement for the preceding year's annual meeting, the date of the notice of the preceding year's annual meeting).

              With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only (1) by or at the direction of our board of trustees or (2) provided that our board of trustees has determined that trustees will be elected at such meeting, by a shareholder of record who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder's notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., eastern time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees of our board of trustees to be elected at the meeting. The shareholder's notice must include the same information required to be included in a notice delivered in connection with an annual meeting as described in the preceding paragraph.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

              If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of trustees is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our declaration of trust and bylaws on removal of trustees and filling trustee vacancies, the provisions in our declaration of trust regarding the classification of our board and the restrictions on ownership and transfer of shares of beneficial interest, together with the advance notice and shareholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common shares or otherwise be in their best interests.

Indemnification and Limitation of Trustees' and Officers' Liability

              Our declaration of trust permits us and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify each of our current and former trustees and officers from and against any claim or liability to which such persons may become subject or may incur by reason of his or her service as a trustee or officer or, at our request, as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. See "Management—Limitation of Liability and Indemnification." Upon completion of this offering, we expect to enter into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. See "Certain Relationships and Related Transactions—Indemnification Agreements." Additionally, under the terms of our management agreement and our loan servicing agreement, we are obligated to indemnify PCM and PLS and their respective affiliates to the extent provided under such agreements.

REIT Qualification

              Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

SHARES ELIGIBLE FOR FUTURE SALE

              Upon the completion of this offering, we will have                                    common shares outstanding on a fully diluted basis, including an aggregate of (i)             restricted common shares to be granted to our executive officers and other employees of PCM and/or PLS under our equity incentive plan and (ii) 9,000 restricted common shares to be granted to our independent trustees under our equity incentive plan, or                                    common shares if the underwriters' overallotment option is exercised in full.

              Concurrently with this offering, we will sell to certain of our executive officers, an affiliate of BlackRock, Highfields Capital and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital), in a separate private placement, 5% of our outstanding common shares after giving effect to the common shares issued in this offering, excluding common shares that may be sold pursuant to the underwriters' overallotment option, and subject, in all cases, to a maximum purchase of $40 million of our common shares at a price per share equal to the initial public offering price per share in this offering. In addition, investors in the PennyMac funds may purchase our common shares in the direct offering, at a price per share equal to the initial public offering price per share.

              No assurance can be given as to the likelihood that an active trading market for our common shares will develop or be maintained, that any such market will be liquid, that shareholders will be able to sell the common shares when issued or at all or the prices that shareholders may obtain for any of the common shares. No prediction can be made as to the effect, if any, that future issuances of common shares or the availability of common shares for future issuances will have on the market price of our common shares prevailing from time to time. Issuances of substantial amounts of common shares, or the perception that such issuances could occur, may affect adversely the prevailing market price of our common shares. See "Risk Factors—Risks Related to this Offering."

              The common shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless the shares are held by any of our "affiliates," as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. All of our common shares held by our affiliates, including our officers and trustees, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below.

Rule 144

              In general, Rule 144 provides that if (i) one year has elapsed since the date of acquisition of common shares from us or any of our affiliates and (ii) the holder is, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements under such rule. In general, Rule 144 also provides that if (i) six months have elapsed since the date of acquisition of common shares from us or any of our affiliates, (ii) we have been a reporting company under the Exchange Act for at least 90 days and (iii) the holder is not, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144's public information requirements but without regard to the volume limitations, manner of sale provisions or notice requirements under such rule.

              In addition, under Rule 144, if (i) one year (or, subject to us being a reporting company under the Exchange Act for at least the preceding 90 days, six months) has elapsed since the date of acquisition of common shares from us or any of our affiliates and (ii) the holder is, or has been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144's volume limitations, manner of sale provisions, public information requirements and notice requirements.

Registration Rights

              We will enter into a registration rights agreement with the purchasers of our common shares in our concurrent offering pursuant to which we will agree to register the resale of such common shares. We will also grant such purchasers the right to include these shares in any registration statements we may file in connection with any future public offerings, subject to the terms of the lockup arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of secondary shares included in those offerings (with such reductions to be proportionately allocated among the selling shareholders participating in those offerings).

              Following the completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of common shares that may be issued under our equity incentive plan, including the restricted common shares to be granted to our executive officers, other employees of PCM and/or PLS and our independent trustees upon the completion of this offering. In addition, in the event that we issue any common shares under our equity incentive plan to PCM, PLS or any other entity that provides services to us, we will agree to register the resale of such common shares.

Lockup Agreements

              We, and each of our executive officers, our trustees and our trustee nominees have agreed with the underwriters not to offer, sell or otherwise dispose of any common shares or any securities convertible into or exercisable or exchangeable for common shares or any rights to acquire common shares for a period of 180 days after the date of this prospectus, without the prior written consent of the representatives, subject to specific limited exceptions. Purchasers of our common shares in our concurrent offering (including certain of our executive officers, an affiliate of BlackRock, Highfields Capital and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital)) have also agreed with the underwriters not to sell or otherwise dispose of the common shares that they purchase in our concurrent offering for a period of three years after the date of this prospectus. See "Underwriting—No Sales of Similar Securities."

              In connection with each restricted period with the underwriters, if either (1) during the last 17 days of such lockup period, we release earning results or material news, or a material event relating to us occurs or (2) before the expiration of such restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of such period, then in either case the expiration of the lockup will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the representatives waive, in writing, such an extension.

              The representatives have informed us that they do not have a present intent or arrangement to release any of the securities subject to the lockup provisions agreed to with the underwriters. The release of any lockups will be considered on a case-by-case basis. The representatives in their sole discretion and at any time without notice may release some or all of the common shares subject to lockup agreements before the expiration of the particular lockup period. When determining whether or not to release common shares from the lockup agreements, the representatives will consider, among other factors, the shareholder's reasons for requesting the release, the number of common shares for which the release is being requested and market conditions at such time.

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

              The following summary of material provisions of the partnership agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the partnership agreement and applicable provisions of the Delaware Revised Uniform Limited Partnership Act, or the DRULPA.

General

              Our operating partnership, PennyMac Operating Partnership, L.P., has been organized as a Delaware limited partnership. We are considered to be an umbrella partnership real estate investment trust (or an UPREIT) in which all of our assets are owned in a limited partnership, our operating partnership, of which a wholly-owned subsidiary of ours is the sole general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be our assets and income. The purpose of our operating partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the DRULPA, except that the amended and restated limited partnership agreement, or the partnership agreement, of our operating partnership requires the business of our operating partnership to be conducted in such a manner that will permit us to qualify as a REIT under U.S. federal tax laws.

              We will hold our assets and conduct our business through our operating partnership. Pursuant to the partnership agreement, we, as the owner of the sole general partner of our operating partnership, have full, exclusive and complete responsibility and discretion in the management and control of our operating partnership. Upon the completion of this offering, we will also be the sole limited partner. Our operating partnership may, however, admit additional limited partners in accordance with the terms of the partnership agreement. The limited partners of our operating partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership except as required by applicable law. Consequently, we, by virtue of our position as the owner of the general partner, control the assets and business of our operating partnership. However, any amendment to the partnership agreement that would (i) affect the redemption rights in a manner adverse to a limited partner, (ii) adversely affect a limited partner's right to receive cash distributions, (iii) convert a limited partner interest into a general partner interest, (iv) modify the limited liability of a limited partner in a manner adverse to such partner or (v) cause the termination of our operating partnership prior to the time specified in the partnership agreement, will require the consent of each limited partner adversely affected thereby or else shall be effective against only those limited partners who shall have consented thereto.

Operations

              The partnership agreement requires that our operating partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for U.S. federal tax purposes, to avoid any U.S. federal income or excise tax liability imposed by the Internal Revenue Code, and to ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code.

              In addition to the administrative and operating costs and expenses incurred by our operating partnership, it is anticipated that our operating partnership will pay all of our administrative costs and expenses and our expenses will be treated as expenses of our operating partnership; provided, however, that our operating partnership will not pay for (i) fees payable to our trustees, (ii) our income tax liabilities or (iii) filing or similar fees in connection with maintaining our continued existence.

Distributions

              The partnership agreement provides that our operating partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership's property in connection with the liquidation of our operating partnership) on a quarterly (or, at the election of the general partner, more frequent) basis, in amounts determined by the general partner in its sole discretion, to the partners, to the extent that net income has been allocated to such partners in accordance with their respective percentage interests in our operating partnership and thereafter to the partners in accordance with their respective percentage interests. Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, it is anticipated that any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If any partner has a deficit balance in its capital account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such partner shall have no obligation to make any contribution to the capital of our operating partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the partnership or to any other person for any purpose whatsoever.

Allocations

              It is anticipated that income, gain and loss of our operating partnership for each fiscal year generally will be allocated among the partners in accordance with their respective interests in our operating partnership, subject to compliance with the provisions of Internal Revenue Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

Capital Contributions and Borrowings

              Upon the completion of this offering, our concurrent offering and the direct offering (if any), we will contribute to our operating partnership the net proceeds of these offerings as our initial capital contribution in exchange for all of the limited partnership interests and, indirectly, the general partnership interest in our operating partnership. Under the partnership agreement, we are obligated to contribute the net proceeds of any subsequent offering of our common shares as additional capital to our operating partnership.

              The partnership agreement provides that if our operating partnership requires additional funds at any time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership.

Issuance of Additional Limited Partnership Interests

              As the owner of the sole general partner of our operating partnership, we are authorized, without the consent of the limited partners, to cause our operating partnership to issue additional units to us, to limited partners or to other persons for such consideration and on such terms and conditions as we deem appropriate. If additional units are issued to us, then, unless the additional units are issued in connection with a contribution of property to our operating partnership, we must (i) issue additional common shares and must contribute to our operating partnership the entire proceeds received by us from such issuance or (ii) issue additional units to all partners in proportion to their respective interests in our operating partnership. In addition, we may cause our operating partnership to issue to us additional partnership interests in different series or classes, which may be senior to the units, in conjunction with an offering of our securities having substantially similar rights, in which the proceeds thereof are contributed to our operating partnership. Consideration for additional partnership interests may be cash or other property or assets. No person, including any partner or assignee, has preemptive, preferential or similar rights with respect to additional capital contributions to our operating partnership or the issuance or sale of any partnership interests therein.

              Our operating partnership may issue units of limited partnership interest that are common units, units of limited partnership interest that are preferred as to distributions and upon liquidation to our units of limited partnership interest and other types of units with such rights and obligations as may be established by the general partner from time to time.

Redemption Rights

              Pursuant to the partnership agreement, the limited partners holding common units of limited partnership interest have the right to cause our operating partnership to redeem their units for cash or, at the election of the general partner, our common shares on a one-for-one basis, subject to adjustment, as provided in the partnership agreement. We expect, but are not obligated, to issue common shares to holders of common units upon exercise of their redemption rights. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption right to the extent the issuance of common shares to the redeeming limited partner would (i) be prohibited, as determined in our sole discretion, under our declaration of trust or (ii) cause the acquisition of common shares by such redeeming limited partner to be "integrated" with any other distribution of common shares for purposes of complying with the Securities Act.

No Removal of the General Partner

              Our wholly-owned subsidiary may not be removed as general partner by the partners with or without cause.

Withdrawal of General Partner; Transfer of General Partner's Interests

              We cannot cause the general partner to withdraw from our operating partnership or transfer or assign its interest in our operating partnership unless (i) the interests are transferred to a qualified REIT subsidiary, (ii) the limited partners holding a majority of the outstanding partnership interests held by all limited partners consent, or (iii) the general partner merges with another entity and, immediately after such merger, the surviving entity contributes substantially all of its assets, other than the general partner's interests in our operating partnership, to our operating partnership in exchange for units of limited partnership interest.

Restrictions on Transfer by Limited Partners

              The partnership agreement provides that each limited partner, and each transferee of partnership interests or assignee pursuant to a permitted transfer, has the right to transfer all or any portion of its partnership interest to any person, subject to the provisions of the partnership agreement. No limited partner shall have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of the general partner, which consent may be given or withheld by the general partner in its sole and absolute discretion.

Term

              Our operating partnership shall continue until terminated as provided in the partnership agreement or by operation of law.

Tax Matters

              Pursuant to the partnership agreement, the general partner is the tax matters partner of our operating partnership and, as such, has authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of our operating partnership.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

              The following is a summary of the material U.S. federal income tax consequences of our election to qualify as a REIT and an investment in our common shares. Sidley Austin LLP has acted as our tax counsel and has reviewed this summary. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "we," "our," "us" and "our company" mean only PennyMac Mortgage Investment Trust and not its subsidiaries or other lower tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this offering memorandum. This summary is also based upon the assumption that our operation and the operation of our subsidiaries and affiliated entities will be in accordance with our declaration of trust or our subsidiaries' respective organizational documents, as the case may be. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

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  depository institutions;

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  insurance companies;

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  broker dealers;

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  regulated investment companies;

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  holders who receive our common shares through the exercise of employee share options or otherwise as compensation;

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  persons holding our common shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

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  persons subject to the alternative minimum tax;

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  partnerships and trusts;

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  persons who hold our common shares on behalf of another person as nominee; and, except to the extent discussed below:

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  tax exempt organizations; and

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  persons (other than non-U.S. holders, as defined below) whose functional currency is not the U.S. dollar.

              This summary assumes that investors will hold our common shares as a capital asset, which generally means as property held for investment.

              The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder holding our common shares will depend on the shareholder's particular tax circumstances. For example, a shareholder that is a partnership or trust which has issued an equity interest to certain types of tax exempt organizations may be subject to a special entity level tax if we make distributions attributable to "excess inclusion income." See "—Taxation of Our Company—

Taxable Mortgage Pools and Excess Inclusion Income" below. A similar tax may be payable by persons who hold our common shares as nominee on behalf of such a tax exempt organization. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common shares.

Taxation of Our Company

              We intend to elect to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2009, upon the filing of our U.S. federal income tax return for such year. We believe that we have been organized in such a manner as to qualify for taxation as a REIT, and we expect to operate in such a manner as to qualify for taxation as a REIT.

              Sidley Austin LLP has acted as our tax counsel in connection with our formation and planned election to be taxed as a REIT. In connection with this offering of our common shares, we have received an opinion of Sidley Austin LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Sidley Austin LLP is based on various assumptions relating to our organization and operation and is conditioned upon fact based representations and covenants made by our management regarding our organization, assets, income and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Sidley Austin LLP or us that we will so qualify for any particular year. The opinion will be expressed as of the date issued. Sidley Austin LLP will have no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

              Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Sidley Austin LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that our actual results of operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

    Taxation of REITs in General

              As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

              If we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT.

              The rate at which most domestic shareholders that are individuals, trusts and estates are taxed on corporate dividends is a maximum of 15% (the same as the rate for long term capital gains) for taxable years beginning on or prior to December 31, 2010. With certain exceptions, however, dividends received by our shareholders or from other entities that are taxed as REITs are generally not eligible for such 15% rate, and will be taxed at rates applicable to ordinary income. For example, dividends received by our shareholders would generally be subject to tax at the preferred rates applicable to qualified dividend income to the extent such dividends are attributable to dividends paid by one or more "taxable REIT subsidiaries" ("TRS"). See "—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions."

              Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains and qualified dividend income recognized by REITs. See "—Taxation of Shareholders."

              If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

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  We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

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  The earnings of each TRS we own will be subject to U.S. federal corporate income taxation.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, including the limitation on deductions of any net operating losses.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property" below.

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid a 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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  If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e., from a TMP or a residual interest in a Real Estate Mortgage Investment Conduit, or REMIC), we could be subject to corporate level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax exempt shareholders known as "disqualified organizations" that are not subject to unrelated business income tax. Similar rules will apply if we own an equity interest in a TMP through a subsidiary REIT of our operating partnership. To the extent that we own a REMIC residual interest or a TMP through a TRS, we will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of such a TRS. See "—Taxable Mortgage Pools and Excess Inclusion Income" below.

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  If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because there is a reasonable cause for the failure and other applicable requirements are met, we may be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

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  If we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

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  If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described below under "—Requirements for Qualification—General."

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  A 100% tax may be imposed on transactions between a REIT and a TRS that do not reflect arm's length terms.

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  If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten year period following their acquisition from the subchapter C corporation.

              In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our and their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

    Requirements for Qualification—General

              The Internal Revenue Code defines a REIT as a corporation, trust or association:

    (i)
    that is managed by one or more trustees or directors;

    (ii)
    the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

    (iii)
    that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

    (iv)
    that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

    (v)
    the beneficial ownership of which is held by 100 or more persons;

    (vi)
    in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified tax exempt entities); and

    (vii)
    which meets other tests described below, including with respect to the nature of its income and assets.

              The Internal Revenue Code provides that conditions (i) through (iv) must be met during the entire taxable year, and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (v) and (vi) need not be met during an entity's initial tax year as a REIT (i.e., 2009 in our case). Our declaration of trust provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (v) and (vi) above.

              To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include the dividends paid by us in their gross income). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

              In addition, an entity generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year end, and thereby satisfy this requirement.

              The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under "—Income Tests," in cases in which a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see "—Asset Tests" below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

    Effect of Subsidiary Entities

              Ownership of Partnership Interests and Disregarded Entities.    In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs, as described below. A REIT's proportionate share of a partnership's assets and income is based on the REIT's capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of our operating partnership and any other subsidiary partnerships will be treated as assets and items of income of our company for purposes of applying the REIT requirements described below. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below under "—Other Tax

Considerations—Tax Aspects of Our Investments in Our Operating Partnership and in Affiliated Partnerships."

              If a REIT owns a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass through subsidiaries."

              In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—or is classified as a TRS, the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a TRS or a qualified REIT subsidiary. See "—Asset Tests" and "—Income Tests."

              Our share of any gain realized by our operating partnership or any other pass-through subsidiary on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all of the facts and circumstances of the particular transaction. We intend that our operating partnership will conduct its operations so that no asset owned by it or its pass-through subsidiaries will be considered to be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. In order to avoid the prohibited transactions tax, we intend to engage in certain sales of loans through a TRS, which will be subject to corporate income tax on any income or gain derived from the loans it holds and sells, and not at the REIT level.

              Taxable REIT Subsidiaries.    A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly owned, to treat the subsidiary corporation as a TRS. A REIT generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless the corporation elects to be a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such a TRS would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

              A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the parent REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

              Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct its net interest expense in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year determined without regard to such net interest expense (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS exceeded the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

              We intend to hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our assets. In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on "prohibited transactions" will be originated or sold by a TRS. We anticipate that the TRS through which any such sales are made will be treated as a dealer for federal income tax purposes. As a dealer, the TRS will in general mark all the loans it holds on the last day of each taxable year to their market value, and will recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, such TRS will further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a "trader" as opposed to a "dealer" for U.S. federal income tax purposes.

              The same TRS will also be the entity through which most loan modifications are made. See "—Cash/Income Differences/Phantom Income". Accordingly, we expect that modified loans held by that TRS will be subject to the same mark to market regime as the other assets of the TRS in determining the taxable income of the TRS each year.

              We also expect that some or all of the real property that we may acquire by foreclosure or similar process will be held in one or more TRSs and that any income or gain realized with respect to such real property will be subject to corporate income taxation.

              Cash/Income Differences/Phantom Income.    Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

              It is expected that we may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates, The amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Market discount on a debt instrument accrues on the basis of the constant yield to maturity of the debt instrument, and is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If that turned out not to be the case, and we eventually collected less on the debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would be a bad debt deduction available to us at that time. Nevertheless, our ability to benefit from that bad debt deduction would depend on our having taxable income in that later taxable year. REITs may not carry back net operating losses, so this possible "income early, losses later" phenomenon could adversely affect us and our shareholders if it were persistent and in significant amounts.

              Many of the MBS that we buy will likely have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and income will be accrued based on the assumption that all future payments due on MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the MBS are not made.

              In addition, pursuant to our investment strategy, including our involvement in public-private joint ventures with the federal government, or otherwise, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by our TRS treated as dealer as described in the immediately preceding section of this discussion, such a TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS would recognize a loss at the end of the taxable year in which the modification were made to the extent the fair market value of such debt instrument were less than its principal amount after the modification.

              In addition, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

              Finally, we may be required under the terms of indebtedness that we incur, whether to private lenders or pursuant to the Legacy Loans Program, to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

              Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual Distribution Requirements."

    Income Tests

              To qualify as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," and certain hedging transactions generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans collateralized by real property (including certain types of MBS), "rents from real property," dividends received from other REITs, and gains from the sale of real estate assets, as well as "qualified temporary investment income." "Qualified temporary investment income" includes any income which is (i) attributable to stock or debt instruments, (ii) attributable to the temporary investment of "new capital" (i.e., generally, any amount received by a REIT in exchange for its stock (other than pursuant to a dividend reinvestment plan) or certain public offerings of certain of its debt obligations), and (iii) received or accrued during the one-year period beginning on the date on which the REIT received such capital. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest and gain from the sale or disposition of stock or securities, none of which need have any relation to real property.

              Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation is collateralized by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is collateralized by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not collateralized by real property, or is undercollateralized, the income that it generates may nonetheless qualify for purposes of the 95% income test.

              To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests if the property is not held as inventory or dealer property.

              To the extent that a REIT derives interest income from a mortgage loan, or income from the rental of real property (discussed below), where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

              We and our subsidiaries may also invest in REMICs and may invest in other types of ABS, MBS or RMBS. See below under "—Asset Tests" for a discussion of the effect of such investments on our qualification as a REIT.

              We may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such non-REIT dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from another REIT, however, will be qualifying income in our hands for purposes of both the 95% and 75% income tests.

              Any income or gain derived by us or our pass through subsidiaries from (i) instruments that hedge risks of changes in interest rates, with respect to indebtedness incurred or to be incurred by us or our pass through subsidiaries in order to acquire or carry "real estate assets" (as described below under "—Asset Tests") or (ii) any a transaction primarily entered into to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the either the 95% gross income test or the 75% gross income test will be excluded from gross income for purposes of the 95% gross income test and the 75% gross income test, provided that specified requirements are met, including that the instrument be properly identified as a hedge, along with the risk that it hedges, within prescribed time periods. Income and gain from all other hedging transactions will only be qualifying income for purposes of the 95% and 75% income tests if the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

              To the extent we recognize any foreign currency gain with respect to income that qualifies for purposes of the 75% gross income test, then such foreign currency gain will not constitute gross income for purposes of the 75% and 95% gross income tests. To the extent we recognize any foreign currency gain with respect to income that qualifies for purposes of the 95% gross income test, then such foreign currency gain will not constitute gross income for purposes of the 95% gross income test, but will generally be included in gross income and treated as nonqualifying income for purposes of the 75% gross income test, except to the extent that such foreign currency gain qualifies pursuant to the immediately preceding sentence.

              If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect and we file a schedule of the source of our gross income in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test.

    Asset Tests

              We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of MBS and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

              The second asset test is that the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT's total assets.

              A significant portion of our assets may be held from time to time in TRSs, and the need to satisfy the requirement that securities held by TRSs not exceed 25% of the value of our assets may require dividends to be distributed by such TRSs to us at times when it may be beneficial to keep such assets in the TRSs. We may, in turn, distribute all or a portion of such dividends to our shareholders, at times when we might not otherwise wish to declare and pay such dividends. See "—Annual Distribution Requirements". TRS distributions classified as dividends, however, will generally not constitute "good" income for purposes of the 75% gross income test discussed above. It is possible that we may wish to distribute a dividend from a TRS in order to reduce the value of our TRSs below 25% of our assets, but be unable to do so without violating the requirement that 75% of our gross income in the taxable year be derived from real estate assets. Although there are other measures we can take in such circumstances in order to remain in compliance, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

              Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non mortgage debt held by us that is issued by another REIT will generally not so qualify (however, debt issued by REITs will not be treated as "securities" for purposes of the 10% value test, as explained below).

              Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time period.

              In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1.0% of the REIT's total assets and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time period.

              Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute "straight debt." A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in that partnership.

              Any interests in a REMIC held by us or our pass through subsidiaries will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and its income derived from the interest, qualifies for purposes of the REIT asset and income tests.

Where a REIT holds a "residual interest" in a REMIC from which it derives "excess inclusion income," the REIT will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a shareholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to foreign shareholders. Moreover, any excess inclusion income received by a REIT that is allocable to specified categories of tax exempt investors which are not subject to unrelated business income tax, such as government entities, will be subject to corporate level income tax in the REIT's hands, whether or not it is distributed. See "—Taxable Mortgage Pools and Excess Inclusion Income."

              We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. No independent appraisals will be obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

    Annual Distribution Requirements

              To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

    (a)
    the sum of

    (1)
    90% of our "REIT taxable income," computed without regard to our net capital gains and the deduction for dividends paid, and

    (2)
    90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

    (b)
    the sum of specified items of non-cash income.

              These distributions generally must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. For distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among different classes of shares as set forth in the REIT's organizational documents.

              To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long term capital gains in income, and to receive a corresponding credit for their share of the tax paid by us. Shareholders would then increase the adjusted basis of their common shares by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

              To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings or profits for such tax year.

              If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax.

              It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) the inclusion of items in income by us for U.S. federal income tax purposes. This may be especially an issue with respect to our investments in distressed or modified debt instruments or our participation in the Legacy Loans Program or other similar programs with the federal government. See "—Effect of Subsidiary Entities—Cash/Income Differences/Phantom Income." In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short term, or possibly long term, borrowings, or to make distributions in the form of our shares or taxable in kind distributions of property.

              We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

    Failure to Qualify

              If we fail to satisfy one or more requirements for REIT qualification during our 2009 or subsequent taxable years, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above under "—Income Tests" and "—Asset Tests."

              If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic shareholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through taxable years beginning on or before December 31, 2010), and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re electing to be taxed as a REIT for the four taxable years following the taxable year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

    Prohibited Transactions

              Net income derived by a REIT from a prohibited transaction is subject to a 100% tax. Any foreign currency gain (as defined in Section 988(b)(1) of the Internal Revenue Code) and any foreign currency loss (as defined in Section 988(b)(2) of the Internal Revenue Code) in connection with a prohibited transaction will be taken into account in determining the amount of income subject to the 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset owned by us or our pass through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any property sold by us will not be treated as property held for sale to customers, or that we can comply with certain safe harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. Therefore, in order to avoid the prohibited transactions tax, we intend to engage in certain sales of loans and other activities that could potentially give rise to income from a prohibited transaction through a TRS and not at the REIT level.

    Foreclosure Property

              Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and collateralized by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. To the extent that we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

    Taxable Mortgage Pools and Excess Inclusion Income

              An entity, or a portion of an entity, may be classified as a TMP under the Internal Revenue Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (iii) the entity has issued debt obligations (liabilities) that have two or more maturities, and (iv) the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

              Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. We may enter into transactions that could result in us or a portion of our assets being treated as a TMP for U.S. federal income tax purposes. Specifically, we may securitize our assets and such securitizations will likely result in us owning interests in a TMP. We would be precluded from holding equity interests in such a securitization through our operating partnership. Accordingly, we would likely enter into such transactions at a subsidiary REIT level, and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes.

              If a REIT, including a subsidiary REIT formed by our operating partnership, owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT's shareholders.

              If such a subsidiary REIT of our operating partnership owns less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT's compliance with those requirements, which, in turn, could affect our compliance with the REIT requirements. We do not expect that we, or any subsidiary REIT owned by our operating partnership, would form any subsidiary that would become a TMP, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT. If a subsidiary REIT through which we held TMP securitizations were to fail to qualify as a REIT, our TMP securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate tax return.

              The Treasury Department has not yet issued regulations to govern the treatment of shareholders of a REIT, a portion of which is a TMP, as described below. A portion of the REIT's income from the TMP arrangement, which might be non-cash accrued income, could be treated as "excess inclusion income."

              The REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, would be allocated among its shareholders. A shareholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. See "—Taxation of Shareholders." Under recently issued IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax exempt shareholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such shareholder by the amount of such tax paid by the REIT attributable to such shareholder's ownership. Treasury Regulations provide that such a reduction in distributions would not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—Annual Distribution Requirements." Our declaration of trust contemplates that any tax imposed on us in these circumstances may to the extent feasible reduce distributions to the shareholder whose status caused that tax to be imposed, or we may bear such tax as a general corporate expense.

              The manner in which excess inclusion income is calculated is not clear under current law. As required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. However, there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more shareholders (as described above) could be significantly increased. Tax exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Taxation of Shareholders

    Taxation of Taxable Domestic Shareholders

              Distributions.    Provided that we qualify as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With certain exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates (15% maximum U.S. federal income tax rate through taxable years beginning on or before December 31, 2010) for qualified dividends received by domestic shareholders that are individuals, trusts and estates from taxable C corporations. Such shareholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) dividends received by the REIT from TRSs or other taxable C corporations, or (iii) income in the prior taxable year from the sales of "built in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

              Distributions from us that are designated as capital gain dividends will generally be taxed to shareholders as long term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. A similar treatment will apply to long term capital gains retained by us, to the extent that we elect the application of provisions of the Internal Revenue Code that treat shareholders of a REIT as having received, for U.S. federal income tax purposes, undistributed capital gains of the REIT, while passing through to shareholders a corresponding credit for taxes paid by the REIT on such retained capital gains. See "—Taxation of Our Company—Annual Distribution Requirements." Corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long term capital gains are generally taxable at maximum U.S. federal rates of 15% (through taxable years beginning on or before December 31, 2010) in the case of shareholders who are individuals, trusts and estates, and 35% in the case of shareholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

              Distributions in excess of current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares, they will be included in income as long term capital gain, or short term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on

December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

              To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "—Taxation of Our Company—Annual Distribution Requirements." Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources. In addition, any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings or profits for such tax year.

              If excess inclusion income from a TMP or REMIC residual interest is allocated to any of our shareholders, that income will be taxable in the hands of the shareholder and would not be offset by any net operating losses of the shareholder that would otherwise be available. See "—Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusion Income."

              Dispositions of Our Shares.    In general, a shareholder must treat any gain or loss recognized upon a sale or other disposition of our shares as capital gain or loss. Any capital gains recognized by individuals, trusts and estates upon the sale or disposition of our shares generally will be treated as long term capital gains and will be subject to a maximum U.S. federal income tax rate of 15% (through taxable years beginning on or before December 31, 2010) if the shares are held for more than one year, and will be treated as short term capital gains taxed at ordinary income rates if the shares are held for one year or less. Gains recognized by shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long term capital gains. Capital losses recognized by a shareholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long term capital loss to the extent of distributions received from us that are required to be treated by the shareholder as long term capital gain.

              If an investor recognizes a loss upon a subsequent disposition of our shares or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You are encouraged to consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares or securities, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

              Information Reporting and Backup Withholding.    We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

    (a)
    are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

    (b)
    provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

              Any amount paid as backup withholding will be creditable against your income tax liability.

    Taxation of Foreign Shareholders

              The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our shares applicable to non U.S. holders of our shares. A "non U.S. holder" is any person other than:

    (a)
    a citizen or resident of the U.S.;

    (b)
    a corporation or partnership created or organized under the laws of the U.S., or of any state thereof, or the District of Columbia;

    (c)
    an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

    (d)
    a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

              If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares.

              The discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

              In General.    For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

              Ordinary Dividends.    The portion of distributions received by non U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the non U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates are not available to the extent that income is attributable to our excess inclusion income allocable to the foreign shareholder. See "—Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusion Income."

              In general, non U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non U.S. holder's investment in our common shares is, or is treated as, effectively connected with the non U.S. holder's conduct of a U.S. trade or business, the non U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a non U.S. holder that is a corporation.

              Non Dividend Distributions.    Unless our common shares constitute a U.S. real property interest, or a USRPI, which we do not anticipate, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. However, if, contrary to our expectation, our common shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the shareholder's basis in our common shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder's share of our earnings and profits.

              Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. See above under "—Ordinary Dividends" for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount of capital gain dividends that we could have designated in a taxable year, to the extent such capital gain dividends would be attributable to USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non U.S. holder that is a corporation. However, a distribution is not a USRPI capital gain if the underlying asset that was sold represented an interest held by us solely as a creditor, which is likely to be the case for a substantial majority of our assets. Capital gain dividends received by a non U.S. holder from a REIT that are attributable to dispositions by that REIT of assets other than USRPIs are not subject to U.S. income or withholding tax, unless (i) the gain is effectively connected with the non U.S. holder's U.S. trade or business, in which case the non U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (ii) the non U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case the non U.S. holder will incur a 30% tax on his, her or its capital gains.

              Notwithstanding the foregoing, capital gain dividends attributable to USRPI capital gains paid by us to non U.S. holders are not subject to FIRPTA (and are generally treated the same as an ordinary dividend from us (see "—Ordinary Dividends")) if the capital gain dividends are paid with respect to a class of our shares that is regularly traded on an established securities market in the U.S., as long as the non U.S. holder has not owned more than 5% of such class of shares at any time during the one year period ending on the date such dividend is received. However, there can be no assurance that our common shares will ever be regularly traded on an established securities market within the meaning of this provision.

              Dispositions of Our Common Shares.    Unless our common shares constitute a USRPI, which we do not anticipate, a sale of the shares by a non U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property held solely as a creditor. We expect that most of our assets throughout any relevant testing period will not be real property, but instead will constitute debt instruments, or securities treated as debt instruments, and stock in TRSs.

              Even if, contrary to our expectations, the foregoing test is not met, our common shares nonetheless will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non U.S. holders. We also expect for the reason given above in "—In General" that we will be a domestically controlled qualified investment entity and, therefore, that the gain on the sale of our common shares should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be a domestically controlled qualified investment entity.

              If our common shares constitute a USRPI and we do not constitute a domestically controlled qualified investment entity, but our common shares become "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, a non U.S. holder's sale of common shares nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non U.S. holder held 5% or less of our outstanding common shares at all times during a specified testing period.

              If gain on the sale of our common shares were subject to taxation under FIRPTA, the non U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

              Gain from the sale of our common shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non U.S. holder in two cases: (a) if the non U.S. holder's investment in our common shares is effectively connected with a U.S. trade or business conducted by such non U.S. holder, the non U.S. holder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (b) if the non U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

              Estate Tax. Our common shares owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of death will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

    Taxation of Tax Exempt Shareholders

              Tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax exempt shareholder has not held our common shares as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax exempt shareholder), and (ii) our common shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax exempt shareholder except as described in the following paragraph.

              To the extent, however, that we (or a part of us, or a disregarded subsidiary of ours) are a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax exempt shareholder that is allocable to excess inclusion income will be subject to tax as UBTI. If, however, excess inclusion income is allocable to some categories of tax exempt shareholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case and to the extent feasible, may reduce the amount of distributions to those shareholders whose ownership gave rise to the tax or we may bear such tax as a general corporate expense. See "—Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusion Income." As required by IRS guidance, we intend to notify our shareholders if a portion of a dividend paid by us is attributable to excess inclusion income.

              Tax exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

              In certain circumstances, a pension trust that owns more than 10% of our common shares could be required to treat a percentage of the dividends from us as UBTI if we are a "pension held REIT." We will not be a pension held REIT unless we are required to "look through" one or more pension trust shareholders in order to satisfy the REIT closely held rules and either (A) one pension trust owns more than 25% of the value of our common shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our common shares, collectively owns more than 50% of such shares. Certain restrictions on ownership and transfer of our common shares should generally prevent a tax exempt entity from owning more than 10% of the value of our common shares, or us from becoming a pension held REIT.

              Tax exempt shareholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common shares.

Other Tax Considerations

    Tax Aspects of Our Investments in our Operating Partnership and in Affiliated Partnerships

              We may hold direct or indirect interests in various partnerships, including in our operating partnership and any other subsidiary partnerships or limited liability companies we form or acquire. In general, partnerships and limited liability companies are "pass through" entities which are not subject to U.S. federal income tax. Rather, partners and members are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership or limited liability company, and are potentially subject to tax thereon, without regard to whether the partners or members receive a distribution from the partnership or limited liability company. We will include our proportionate share of the foregoing items of the partnerships and limited liability companies we hold an interest in for purposes of the various REIT income tests and in the computation of our REIT taxable income. See "—Taxation of Our Company—Income Tests." Any resultant increase in our REIT taxable income will increase our distribution requirements (see "—Taxation of Our Company—Annual Distribution Requirements"), but will not be subject to U.S. federal income tax in our hands provided that the income is distributed by us to our shareholders. Moreover, for purposes of the REIT asset tests (see "—Taxation of Our Company—Asset Tests"), we will include our proportionate share of assets held by such partnerships and limited liability companies.

    Classification as Partnerships

              In order for a partnership or limited liability company to be classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member), it must not be taxable as a corporation or an association taxable as a corporation for U.S. federal income tax purposes. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

  •
  is treated as a partnership under the Treasury Regulations relating to entity classification (the "check the box regulations"); and

  •
  is not a "publicly traded" partnership.

              Under the check the box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. We intend that our operating partnership and any other partnership or limited liability company in which we hold an interest will be classified as a partnership for U.S. federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

              A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for U.S. federal income tax purposes, but will not be so treated for any taxable year for which at least 90% of the partnership's gross income consists of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception"). Our operating partnership will be structured, operated and maintained so as not to be treated as a "publicly traded partnership." We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership and any other partnership or limited liability company in which we hold an interest will be classified as partnerships that are not taxable as corporations for U.S. federal income tax purposes. If for any reason our operating partnership or any other partnership or limited liability company in which we hold an interest were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we might not qualify as a REIT. See "—Taxation of Our Company—Income Tests," "—Taxation of Our Company—Asset Tests" and "—Taxation of Our Company—Failure to Qualify." In addition, any change in a partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Taxation of Our Company—Annual Distribution Requirements." Further, items of income and deduction of such partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such partnership's taxable income.

    Legislative or Other Actions Affecting REITs

              The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.

    State, Local and Foreign Taxes

              We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by us do not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective investors are encouraged to consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common shares or other securities.

UNDERWRITING

              We intend to offer the shares through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, and Deutsche Bank Securities Inc. are acting as the representatives of the underwriters named below. Subject to the terms and conditions described in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of shares listed opposite their names below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Total

              The underwriters have agreed to purchase all of the shares sold under the purchase agreement if any of these shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $                        per share. After the public offering, the public offering price and concession may be changed.

              The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

              The expenses of this offering, not including the underwriting discount, are estimated at $                                    and are payable by us.

Overallotment Option

              We have granted to the underwriters an option to purchase up to                                    additional shares at the same price per share as they are paying for the shares shown in the table above. The additional shares would cover sales by the underwriters which exceed the total number of shares shown in the table above. The underwriters may exercise this option for 30 days after the date of this prospectus solely to cover overallotments. To the extent that the underwriters exercise this option, each underwriter will purchase additional shares from us in approximately the same proportions as it purchased the shares shown in the table above.

No Sales of Similar Securities

              We, and each of our executive officers, our trustees and our trustee nominees have agreed, with exceptions, not to sell or transfer any common shares for 180 days after the date of this prospectus without first obtaining the written consent of the representatives. Purchasers of our common shares in our concurrent offering (including certain of our executive officers, an affiliate of BlackRock, Highfields Capital and PNMAC (which is owned by certain of our executive officers, an affiliate of BlackRock and Highfields Capital)) have also agreed with the underwriters not to sell or otherwise dispose of the common shares that they purchase in our concurrent offering for a period of three years after the date of this prospectus. Specifically, we, these other individuals and other investors have agreed not to directly or indirectly:

  •
  offer, pledge, sell or contract to sell any common shares,

  •
  sell any option or contract to purchase any common shares,

  •
  purchase any option or contract to sell any common shares,

  •
  grant any option, right or warrant for the sale of any common shares,

  •
  lend or otherwise dispose of or transfer any common shares,

  •
  request or demand that we file a registration statement related to the common shares, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

              This lockup provision applies to common shares and to securities convertible into or exchangeable or exercisable for or repayable with common shares. It also applies for a period of 180 days after the date of this prospectus to common shares acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

              Each restricted period will be automatically extended if (1) during the last 17 days of the restricted period, we issue an earnings release or material news or a material event relating to us occurs or (2) before the expiration of such restricted period, we announce that we will release earnings results or becomes aware that material news or a material event will occur during the 16 day period beginning on the last day of such restricted period, in which case the restrictions described above will continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The exceptions permit us, among other things and subject to restrictions, to issue common shares or options under our equity incentive plan or pursuant to the exercise of employee share options or other awards.

New York Stock Exchange Listing

              We expect to apply to list our common shares on the NYSE under the symbol "PMT." In order to meet the requirements for listing on that exchange, the underwriters have undertaken to sell a minimum number of shares to a minimum number of beneficial owners as required by that exchange.

              Before this offering, there has been no public market for our common shares. The initial public offering price will be determined through negotiation between us and the representatives. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are:

  •
  the valuation multiples of publicly traded companies that the representatives believe to be comparable to us,

  •
  our financial information,

  •
  the history of, and the prospects for, our company and the industry in which we compete,

  •
  an assessment of our officers and PCM, as our manager, their past and present operations, and the prospects for, and timing of, our future revenues,

  •
  the present state of our development, and

  •
  the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

              An active trading market for the shares may not develop. It is also possible that after the offering the common shares will not trade in the public market at or above the initial public offering price.

              The underwriters do not expect to sell more than 5% of the shares in the aggregate to accounts over which they exercise discretionary authority.

Price Stabilization and Short Positions

              Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common shares. However, the representatives may engage in transactions that stabilize the price of the common shares, such as bids or purchases to peg, fix or maintain that price.

              If the underwriters create a short position in the common shares in connection with the offering, i.e., if they sell more shares than are listed on the cover of this prospectus, the representatives may reduce that short position by purchasing shares in the open market. The representatives may also elect to reduce any short position by exercising all or part of the underwriters' option to purchase additional shares described above. Purchases of our common shares to stabilize the price of our common shares or to reduce a short position may cause the price of our common shares to be higher than it might be in the absence of such purchases.

              The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

              Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common shares. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

              In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the representatives may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The representatives may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet website maintained by the representatives. Other than the prospectus in electronic format, the information on the representatives' websites is not part of this prospectus.

Other Relationships

              Some of the underwriters and their affiliates have provided investment banking, commercial banking and financial advisory services for affiliates of ours from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with us and or our affiliates in the ordinary course of their business. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters in this offering, own approximately 47% of the outstanding capital stock of BlackRock.

Notice to Prospective Investors in the EEA

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

    (a)
    to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

    (b)
    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

    (c)
    by the managers to fewer than 100 natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

    (d)
    in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

              Any person making or intending to make any offer within the EEA of shares which are the subject of the offering contemplated in this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

              For the purposes of this provision, and the buyer's representation below, the expression an "offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that

Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

              Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

    (a)
    it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

    (b)
    in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

Notice to Prospective Investors in Switzerland

              This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

              This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

Direct Offering

              Investors in the PennyMac funds may purchase our common shares directly from us, at a price per share equal to the initial public offering price.

 LEGAL MATTERS

              Certain legal matters relating to this offering will be passed upon for us by Sidley Austin LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled "U.S. Federal Income Tax Considerations" is based on the opinion of Sidley Austin LLP. Venable LLP, Baltimore, Maryland, will pass upon the validity of the common shares sold in this offering and certain other matters of Maryland law. The validity of the common shares sold in this offering will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

              The financial statement included in this prospectus and registration statement has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

              We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the common shares to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the common shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

              Upon completion of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our shareholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INDEX TO FINANCIAL STATEMENT

Page
PennyMac Mortgage Investment Trust:
Report of Independent Registered Public Accounting Firm	F-2
Audited Financial Statement:
Balance Sheet	F-3
Notes to Balance Sheet	F-4

              All other schedules are omitted because they are not applicable or the required information is shown in the financial statement or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of
PennyMac Mortgage Investment Trust:

              We have audited the accompanying balance sheet of PennyMac Mortgage Investment Trust (the "Company") as of May 19, 2009. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

              We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

              In our opinion, such balance sheet presents fairly, in all material respects, the financial position of PennyMac Mortgage Investment Trust as of May 19, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP Los Angeles, California May 22, 2009

PENNYMAC MORTGAGE INVESTMENT TRUST

BALANCE SHEET

May 19, 2009

ASSETS
Cash	$1,000

Total Assets	$1,000

SHAREHOLDERS' EQUITY
Shareholders' equity:
Common shares: (par value $0.01; 5,000,000 shares authorized, 1,000 shares issued and outstanding)	$10
Additional paid-in capital	990

Total Shareholders' Equity	$1,000

Please see accompanying notes to the Balance Sheet.

PENNYMAC MORTGAGE INVESTMENT TRUST

NOTES TO BALANCE SHEET

May 19, 2009

1. ORGANIZATION

              PennyMac Mortgage Investment Trust (the "Company") was organized in Maryland on May 18, 2009. Under the declaration of trust, the Company is authorized to issue up to 5,000,000 common shares of beneficial interest ("common shares"). The Company has not commenced operations.

              The Company is considered to be an umbrella partnership real estate investment trust in which all of its assets are owned in a limited partnership, PennyMac Operating Partnership, L.P., of which a wholly-owned subsidiary of the Company is the sole general partner.

              The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code commencing with its taxable period ending on December 31, 2009. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income in the form of qualifying distributions to shareholders.

2. FORMATION OF THE COMPANY/INITIAL PUBLIC OFFERING

              The Company intends to conduct an initial public offering of common shares, which it expects to complete in the third quarter of 2009. The Company intends to use the net proceeds to invest primarily in residential mortgage loans and mortgage-related assets. A substantial portion of the mortgage loans in which the Company invests may be distressed and may be acquired at discounts to their unpaid principal balances. The Company will then seek to maximize the value of the acquired mortgage loans through proprietary loan modification programs, special servicing and other initiatives focused on keeping borrowers in their homes.

              The Company will be subject to the risks involved with real estate. These include, among others, the risks normally associated with changes in the general economic climate, creditworthiness of borrowers, competition for borrowers, changes in tax laws, interest rate levels, and the availability of financing.

              The sole shareholder of the Company is Private National Mortgage Acceptance Company, LLC, or PNMAC. PNMAC's initial capital contribution to the Company was $1,000, made on May 19, 2009.

              The Company will be managed by PNMAC Capital Management, LLC ("PCM"), an investment advisor registered with the Securities and Exchange Commission. The Company will also enter into a loan servicing agreement with PennyMac Loan Services, LLC ("PLS") pursuant to which PLS will provide primary and special servicing. PCM and PLS are both wholly owned subsidiaries of PNMAC, a private company owned by certain of the Company's executive officers, an affiliate of BlackRock, Inc. and Highfields Capital Investments LLC.

3. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

              The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

PENNYMAC MORTGAGE INVESTMENT TRUST

NOTES TO BALANCE SHEET

May 19, 2009

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Underwriting Commissions and Costs

              Underwriting commissions and costs to be incurred in connection with the Company's common share offerings will be reflected as a reduction of additional paid-in-capital.

Organization and Offering Costs

              Costs incurred to organize the Company will be expensed as incurred. Estimated costs are not yet determinable.

Cash

              Cash is comprised of cash in bank.

              Until            , 2009 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          Shares

PennyMac Mortgage Investment Trust

Common Shares

PROSPECTUS

Merrill Lynch & Co.

Credit Suisse

Deutsche Bank Securities

                                   , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

              The following table shows the fees and expenses, other than underwriting discounts, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee and the FINRA fee are estimated.

SEC registration fee		$41,850
FINRA filing fee		75,500
NYSE listing fee		*
Legal fees and expenses (including Blue Sky fees)		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total	$	*

    *
    To be filed by amendment.

Item 32.    Sales to Special Parties.

              Not applicable.

Item 33.    Recent Sales of Unregistered Securities.

              On May 19, 2009, the registrant issued 1,000 common shares of beneficial interest to Private National Mortgage Acceptance Company, LLC in exchange for $1,000 in cash as its initial capitalization. Such issuance was exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.    Indemnification of Trustees and Officers.

              Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and is material to the cause of action. The registrant's declaration of trust contains such a provision and limits the liability of the registrant's trustees and officers to the maximum extent permitted by Maryland law.

              The registrant's declaration of trust authorizes it, and its bylaws require it, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee or officer or (ii) any individual who, while serving as the registrant's trustee or officer and at its request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities. The registrant's declaration of trust and bylaws also permit the registrant to indemnify and advance expenses to any person who serves any predecessor of the registrant in any of the capacities described above and to any employee or agent of the registrant. The registrant also will enter into indemnification agreements with its trustees and executive officers that address similar matters, as described below.

              Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

              Upon the completion of this offering, the registrant expects to enter into customary indemnification agreements with each of its trustees and executive officers that will obligate the registrant to indemnify them to the maximum extent permitted under Maryland law. The agreements will require the registrant to indemnify the trustee or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on the registrant's behalf. In addition, the indemnification agreements will require the registrant to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding that is brought by or on the registrant's behalf. In either case, the indemnitee will not be entitled to indemnification if it is established that one of the prohibitions on indemnification under Maryland law exists.

              In addition, the indemnification agreements will require the registrant to advance, without a preliminary determination of the indemnitee's entitlement to indemnification thereunder, reasonable expenses incurred by the indemnitee within ten days of the receipt by the registrant of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

  •
  a written affirmation of the indemnitee's good faith belief that he or she has met the standard of conduct necessary for indemnification; and

  •
  a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

              The indemnification agreement also will provide for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel after a change in control of the registrant.

Item 35.    Treatment of Proceeds from Stock Being Registered.

              None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial Statements and Exhibits.

                  (a)         Financial Statements. See page F-1 for an index to the financial statements included in this registration statement.

                  (b)         Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Declaration of Trust of the Registrant.*
3.2	Form of Bylaws of the Registrant.*
4.1	Specimen Common Share Certificate of the Registrant.*
5.1	Opinion of Venable LLP relating to the legality of the securities being registered.*
8.1	Opinion of Sidley Austin LLP regarding tax matters.*
10.1	Registration Rights Agreement between the Registrant and the purchasers in the concurrent offering.*
10.2	Amended and Restated Limited Partnership Agreement of PennyMac Operating Partnership, L.P.*
10.3	Form of Management Agreement between PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC.*
10.4	Form of Loan Servicing Agreement between PennyMac Operating Partnership, L.P. and PennyMac Loan Services, LLC.*
10.5	PennyMac Mortgage Investment Trust 2009 Equity Incentive Plan.*
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Venable LLP (included in Exhibit 5.1).*
23.3	Consent of Sidley Austin LLP (included in Exhibit 8.1)*
24.1	Power of Attorney (included on the signature page to this registration statement).
99.1	Consent of to be named as a proposed trustee.*
99.2	Consent of to be named as a proposed trustee.*
99.3	Consent of to be named as a proposed trustee.*

*
To be filed by amendment.

Item 37.    Undertakings.

                  (a)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (b)         The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                  (c)          The undersigned registrant hereby undertakes that:

                      (i)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                      (ii)         For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on May 22, 2009.

PENNYMAC MORTGAGE INVESTMENT TRUST
By:	/s/ STANFORD L. KURLAND
Stanford L. Kurland Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stanford L. Kurland, Anne D. McCallion and David A. Spector as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ STANFORD L. KURLAND Stanford L. Kurland	Chairman of the Board and Chief Executive Officer (principal executive officer)	May 22, 2009
/s/ ANNE D. MCCALLION Anne D. McCallion	Chief Financial Officer (principal financial officer)	May 22, 2009
/s/ DAVID A. SPECTOR David A. Spector	President, Chief Operating Officer and Trustee	May 22, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Declaration of Trust of the Registrant.*
3.2	Form of Bylaws of the Registrant.*
4.1	Specimen Common Share Certificate of the Registrant.*
5.1	Opinion of Venable LLP relating to the legality of the securities being registered.*
8.1	Opinion of Sidley Austin LLP regarding tax matters.*
10.1	Registration Rights Agreement between the Registrant and the purchasers in the concurrent offering.*
10.2	Amended and Restated Limited Partnership Agreement of PennyMac Operating Partnership, L.P.*
10.3	Form of Management Agreement between PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC.*
10.4	Form of Loan Servicing Agreement between PennyMac Operating Partnership, L.P. and PennyMac Loan Services, LLC.*
10.5	PennyMac Mortgage Investment Trust 2009 Equity Incentive Plan.*
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Venable LLP (included in Exhibit 5.1).*
23.3	Consent of Sidley Austin LLP (included in Exhibit 8.1)*
24.1	Power of Attorney (included on the signature page to this registration statement).
99.1	Consent of to be named as a proposed trustee.*
99.2	Consent of to be named as a proposed trustee.*
99.3	Consent of to be named as a proposed trustee.*

*
To be filed by amendment.